        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1996
                                                     REGISTRATION NO. 333-
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                PXRE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                  DELAWARE                               6719                      06-1183996
      (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL       (IRS EMPLOYER
       INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)     IDENTIFICATION NO.)


                        399 THORNALL STREET, 14TH FLOOR
                            EDISON, NEW JERSEY 08837
                                 (908) 906-8100
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               SANFORD M. KIMMEL
          SENIOR VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER
                                PXRE CORPORATION
                        399 THORNALL STREET, 14TH FLOOR
                            EDISON, NEW JERSEY 08837
                                 (908) 906-8100
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                      F. SEDGWICK BROWNE, ESQ.                                           RICHARD J. SANDLER, ESQ.
                    MORGAN, LEWIS & BOCKIUS LLP                                           DAVIS POLK & WARDWELL
                          101 PARK AVENUE                                                  450 LEXINGTON AVENUE
                      NEW YORK, NEW YORK 10178                                           NEW YORK, NEW YORK 10017
                           (212) 309-6000                                                     (212) 450-4000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the merger (the 'Merger') of Transnational Re Corporation ('Transnational') with and into Registrant.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

[CAPTION]


                                                                                                                 PROPOSED MAXIMUM
                         TITLE OF EACH CLASS OF                          AMOUNT TO BE      PROPOSED MAXIMUM     AGGREGATE OFFERING
                      SECURITIES TO BE REGISTERED                        REGISTERED(1) OFFERING PRICE PER UNIT       PRICE(2)
Common Stock, par value $.01 per share..................................   7,304,521             (2)              $172,084,415.20

                                                                            AMOUNT OF
                         TITLE OF EACH CLASS OF                           REGISTRATION
                      SECURITIES TO BE REGISTERED                           FEE(3)(4)
Common Stock, par value $.01 per share..................................     $52,147

(1) Represents the maximum number of shares of Common Stock, par value $.01 per share, of the Registrant ('PXRE Common Stock') to be issued in connection with the Merger in exchange for shares of Transnational Class A Common Stock, par value $.01 per share ('Transnational Class A Stock'), and Transnational Class B Common Stock, par value $.01 per share ('Transnational Class B Stock'; and, together with the Transnational Class A Stock, 'Transnational Common Stock'), determined on the basis of the exchange ratio in the Merger (1.0575 shares of PXRE Common Stock for each share of Transnational Common Stock).
(2) Estimated pursuant to Rule 457(f) of the Securities Act of 1933, as amended (the 'Securities Act'), based upon the market value of the shares of Transnational Class A Stock to be converted in the Merger ($25.06 per share, which was the average of the high and low sales price thereof on October 28, 1996, as reported on the Nasdaq National Market) and the book value per share of the Transnational Class B Stock to be converted in the Merger ($24.40 per share as of June 30, 1996).
(3) The registration fee for the securities registered hereby, $52,147, has been calculated pursuant to Rule 457(f) under the Securities Act, as one thirty-third of one percent of $172,084,415.20.
(4) A fee of thirty-three thousand four hundred fifty-one Dollars ($33,451) was paid on September 30, 1996 pursuant to Rules 14a-6(i) and 0-11 under the Securities Exchange Act of 1934, as amended, in respect of the Merger upon the filing by the Registrant and Transnational of preliminary joint proxy materials relating thereto. Pursuant to Rule 457(b) under the Securities Act, the amount of such previously paid fee has been credited against the registration fee payable in connection with this filing. Accordingly, an additional filing fee of $18,696 is required to be paid with this Registration Statement.
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

                                PXRE CORPORATION

                              399 THORNALL STREET
                                   14TH FLOOR
                            EDISON, NEW JERSEY 08837

[LOGO]

                                                                November 1, 1996

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders of PXRE Corporation ('PXRE') to be held at the offices of PXRE Corporation, 399 Thornall Street, 14th Floor, Edison, New Jersey 08837 on December 9, 1996 at 1:00 p.m., local time. A Notice of the Special Meeting, form of proxy and a Joint Proxy Statement/Prospectus containing information about the matters to be acted upon are enclosed. All holders of record of shares of common stock of PXRE ('PXRE Common Stock') as of the close of business on October 23, 1996 are entitled to notice of, and to vote at, the Special Meeting.

     At the Special Meeting, holders of PXRE Common Stock will be asked to consider and to vote upon (i) a proposal to approve and adopt an Agreement and Plan of Merger, dated as of August 22, 1996, as amended (the 'Merger
Agreement'), by and between PXRE and Transnational Re Corporation ('Transnational'), providing for, among other things, (a) the merger of Transnational with and into PXRE, which will be the surviving corporation (the 'Merger') and (b) the issuance of shares of PXRE Common Stock to the holders of Transnational Common Stock at an exchange ratio of 1.0575 shares of PXRE Common Stock per Transnational share, subject to the provisions of the Merger Agreement, and (ii) a proposal to approve and adopt an amendment to the Restated Certificate of Incorporation of PXRE which increases the number of shares of PXRE Common Stock which PXRE has authority to issue from 20,000,000 to 40,000,000 shares (the 'PXRE Charter Amendment'). Approval of the PXRE Charter Amendment is not a condition to the Merger.

     Details  of  the  proposed Merger,  the  PXRE Charter  Amendment  and other
important  information  are   set  forth   in  the   accompanying  Joint   Proxy
Statement/Prospectus, which you are urged to read carefully.

     Your Board of Directors has carefully reviewed and considered the terms and conditions of the proposed Merger and the proposed PXRE Charter Amendment. In addition, the Board of Directors has received the opinion of its financial adviser, Dillon, Read & Co. Inc., to the effect that, as of August 22, 1996, the date PXRE and Transnational entered into the Merger Agreement, the consideration to be paid by PXRE in the Merger was fair to the stockholders of PXRE from a financial point of view. A copy of that opinion is attached to the enclosed Joint Proxy Statement/Prospectus and should be read by PXRE stockholders in its entirety.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND HAS UNANIMOUSLY APPROVED THE PXRE CHARTER AMENDMENT AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND FOR THE PROPOSAL TO APPROVE AND ADOPT THE PXRE CHARTER AMENDMENT.

     Whether or not you plan to attend the Special Meeting, holders of PXRE Common Stock should complete, sign and date the accompanying Form(s) of Proxy and return such Form(s) of Proxy in the enclosed prepaid envelope. If you attend the Special Meeting, you may revoke your proxy and vote in person, if you wish, even if you have previously returned your Form(s) of Proxy. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,


                                         /s/ GERALD L. RADKE


                                         GERALD L. RADKE
                                         Chairman of the Board, President
                                            and Chief Executive Officer

                                PXRE CORPORATION
                            ------------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 9, 1996
                            ------------------------

                                                              Edison, New Jersey
                                                                November 1, 1996

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of PXRE Corporation, a Delaware corporation ('PXRE'), will be held at the offices of PXRE, 399 Thornall Street, 14th Floor, Edison, New Jersey 08837 on December 9, 1996 at 1:00 p.m., local time, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of August 22, 1996, as amended (the 'Merger Agreement'), by and between PXRE and Transnational Re Corporation, a Delaware corporation ('Transnational'), providing for, among other things, (a) the merger of Transnational with and into PXRE, which will be the surviving corporation (the 'Merger') and (b) the issuance of shares of PXRE Common Stock to the holders of Transnational Common Stock at an exchange ratio of 1.0575 shares of PXRE Common Stock per Transnational share, all as more fully described in the accompanying Joint Proxy Statement/Prospectus;

          2. To consider and vote upon a proposal to approve and adopt an amendment to the Restated Certificate of Incorporation of PXRE, pursuant to which Article IV thereof will be amended to increase the number of shares of Common Stock which PXRE has authority to issue from 20,000,000 to 40,000,000; and

          3. To transact such other business relating to the purposes for which the Special Meeting was called, or ancillary to the conduct thereof, as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

     A copy of the Merger Agreement is attached as Annex A to, and is described in, the accompanying Joint Proxy Statement/Prospectus. Holders of shares of PXRE Common Stock will not be entitled to dissenters' appraisal rights with respect to the Merger.

     The Board of Directors has fixed the close of business on October 23, 1996, as the record date for the determination of those stockholders entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote.

                                          By Order of the Board of Directors,


                                          /s/ F. SEDGWICK BROWNE


                                          F. SEDGWICK BROWNE,
                                          Secretary

     PLEASE DATE, SIGN AND RETURN THE ENCLOSED FORM(S) OF PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING. EXECUTION OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE SPECIAL MEETING.

                          TRANSNATIONAL RE CORPORATION
                              399 THORNALL STREET
                                   14TH FLOOR
                            EDISON, NEW JERSEY 08837

[LOGO]

                                                                November 1, 1996

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders of Transnational Re Corporation ('Transnational') to be held at the offices of Transnational Re Corporation, 399 Thornall Street, 14th Floor, Edison, New Jersey 08837 on December 9, 1996 at 3:00 p.m., local time. A Notice of the Special Meeting, form of proxy and a Joint Proxy Statement/Prospectus containing information about the matters to be acted upon are enclosed. All holders of record of shares of Class A Common Stock of Transnational ('Transnational Class A Stock') and Class B Common Stock of Transnational ('Transnational Class B Stock' and, together with the Transnational Class A Stock, 'Transnational Common Stock') as of the close of business on October 23, 1996 (the 'Record Date') are entitled to notice of, and to vote at, the Special Meeting.

     At the Special Meeting, holders of Transnational Common Stock will be asked to consider and to vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of August 22, 1996, as amended (the 'Merger Agreement'), by and between PXRE Corporation ('PXRE') and Transnational, pursuant to which, among other things, (a) Transnational will be merged with and into PXRE, which will be the surviving corporation (the 'Merger') and (b) each share of Transnational Common Stock will be converted into the right to receive
1.0575 shares of Common Stock of PXRE ('PXRE Common Stock'), subject to the provisions of the Merger Agreement.

     As of the Record Date, PXRE, through a subsidiary, owned all of the issued and outstanding shares of Transnational Class B Stock, representing approximately 22% of the voting power of the shares of Transnational Common Stock. PXRE has agreed in the Merger Agreement to cause such shares to be voted in favor of approval and adoption of the Merger Agreement.

     Details of the proposed Merger and other important information are set forth in the accompanying Joint Proxy Statement/Prospectus, which you are urged to read carefully.

     Your Board of Directors, together with a special committee of independent directors (the 'Special Committee'), has carefully reviewed and considered the terms and conditions of the proposed Merger. In addition, the Special Committee has received the opinion of its financial adviser, Donaldson, Lufkin & Jenrette Securities Corporation, to the effect that, as of August 22, 1996, the date PXRE and Transnational entered into the Merger Agreement, the right to receive 1.0575 shares of PXRE Common Stock into which each share of Transnational Class A Stock is to be converted pursuant to the Merger Agreement was fair to the holders of Transnational Class A Stock from a financial point of view. A copy of that opinion is attached to the enclosed Joint Proxy Statement/Prospectus and should be read by Transnational stockholders in its entirety.

     YOUR BOARD OF DIRECTORS, BASED IN SUBSTANTIAL PART UPON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, HAS DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, TRANSNATIONAL AND ITS STOCKHOLDERS (OTHER THAN PXRE) AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     Whether or not you plan to attend the Special Meeting, holders of Transnational Common Stock should complete, sign and date the accompanying Form(s) of Proxy and return such Form(s) of Proxy in the enclosed prepaid envelope. If you attend the Special Meeting, you may revoke your proxy and vote in person, if you wish, even if you have previously returned your Form(s) of Proxy. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          /s/ GERALD L. RADKE


                                          GERALD L. RADKE
                                          Chairman of the Board, President
                                            and Chief Executive Officer

                          TRANSNATIONAL RE CORPORATION

                            ------------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 9, 1996
                            ------------------------
                                                              Edison, New Jersey
                                                                November 1, 1996

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Transnational Re Corporation, a Delaware corporation ('Transnational'), will be held at the offices of Transnational Re Corporation, 399 Thornall Street, 14th Floor, Edison, New Jersey 08837 on December 9, 1996 at 3:00 p.m., local time, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of August 22, 1996, as amended, by and between Transnational and PXRE Corporation, a Delaware corporation ('PXRE'), pursuant to which, among other things, (a) Transnational will be merged with and into PXRE, which will be the surviving corporation and (b) each outstanding share of Transnational Class A Common Stock, par value $.01 per share ('Transnational Class A Stock') and each outstanding share of Transnational Class B Stock, par value $.01 per share ('Transnational Class B Stock' and, together with the Transnational Class A Stock, the 'Transnational Common Stock') will be converted into the right to receive
     1.0575 shares of Common Stock, par value $.01 per share, of PXRE, all as more fully described in the accompanying Joint Proxy Statement/Prospectus; and

          2. To transact such other business relating to the purposes for which the Special Meeting was called, or ancillary to the conduct thereof, as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

     A copy of the Merger Agreement is attached as Annex A to, and is described in, the accompanying Joint Proxy Statement/Prospectus. Holders of shares of Transnational Common Stock will not be entitled to dissenters' appraisal rights with respect to the Merger.

     The Board of Directors has fixed the close of business on October 23, 1996, as the record date for the determination of those stockholders entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote.

                                          By Order of the Board of Directors,


                                          /s/ F. SEDGWICK BROWNE


                                          F. SEDGWICK BROWNE,
                                          Secretary

PLEASE  DATE, SIGN  AND RETURN  THE ENCLOSED  FORM(S) OF  PROXY PROMPTLY  IN THE
ENVELOPE PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING. EXECUTION OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE SPECIAL MEETING.

                             JOINT PROXY STATEMENT
                                       OF
                                PXRE CORPORATION
                                      AND
                          TRANSNATIONAL RE CORPORATION
                            ------------------------
                         PROSPECTUS OF PXRE CORPORATION
                            ------------------------

     This Joint Proxy Statement/Prospectus is being furnished to stockholders of PXRE Corporation, a Delaware corporation ('PXRE'), in connection with the solicitation of proxies by the PXRE Board of Directors from holders of Common Stock, par value $.01 per share ('PXRE Common Stock'), of PXRE for use at the special meeting of stockholders of PXRE to be held on December 9, 1996, and any adjournment or postponement thereof (the 'PXRE Special Meeting'). See 'SUMMARY -- The Special Meetings' and 'THE SPECIAL MEETINGS'.

     This Joint Proxy Statement/Prospectus is also being furnished to stockholders of Transnational Re Corporation, a Delaware corporation ('Transnational'), in connection with the solicitation of proxies by the Transnational Board of Directors from holders of Class A Common Stock, par value $.01 per share ('Transnational Class A Stock'), and Class B Common Stock, par value $.01 per share ('Transnational Class B Stock'; and, together with the Transnational Class A Stock, 'Transnational Common Stock'), of Transnational for use at the special meeting of stockholders of Transnational to be held on
December 9, 1996, and any adjournment or postponement thereof (the 'Transnational Special Meeting'; and, together with the PXRE Special Meeting, the 'Special Meetings'). See 'SUMMARY -- The Special Meetings' and 'THE SPECIAL MEETINGS'.

     This Joint Proxy Statement/Prospectus constitutes the prospectus of PXRE filed with respect to up to 7,304,521 shares of PXRE Common Stock to be issued in connection with the proposed merger of Transnational with and into PXRE (the 'Merger') pursuant to the Agreement and Plan of Merger, dated as of August 22, 1996, as amended (the 'Merger Agreement'), between PXRE and Transnational. See 'SUMMARY -- The Merger' and 'THE MERGER'. References to PXRE and Transnational in this Joint Proxy Statement/Prospectus mean the respective corporations and their consolidated subsidiaries, except as the context may otherwise indicate.

     This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of PXRE and Transnational on or about November 1, 1996.

                            ------------------------
THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS
   HAVE NOT BEEN  APPROVED OR  DISAPPROVED BY THE  SECURITIES AND  EXCHANGE
     COMMISSION   OR  ANY  STATE  SECURITIES   COMMISSION,  NOR  HAS  THE
       SECURITIES AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES
         COMMISSION  PASSED  UPON THE  ACCURACY  OR ADEQUACY  OF THIS
           JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO
                THE   CONTRARY   IS    A    CRIMINAL   OFFENSE.

                            ------------------------
     THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOVEMBER 1, 1996.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF SO GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

     NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR THE SALE OF ANY SECURITIES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN
IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PXRE OR TRANSNATIONAL SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

     FOR NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

     STATE INSURANCE HOLDING COMPANY LAWS AND REGULATIONS APPLICABLE TO PXRE GENERALLY PROVIDE THAT NO PERSON MAY ACQUIRE CONTROL OF PXRE, AND THUS INDIRECT CONTROL OF ITS INSURANCE SUBSIDIARIES, UNLESS SUCH PERSON HAS PROVIDED CERTAIN REQUIRED INFORMATION TO, AND SUCH ACQUISITION IS APPROVED (OR NOT DISAPPROVED) BY, THE APPROPRIATE INSURANCE REGULATORY AUTHORITIES. GENERALLY, ANY PERSON ACQUIRING BENEFICIAL OWNERSHIP OF TEN PERCENT OR MORE OF THE OUTSTANDING PXRE COMMON STOCK WOULD BE PRESUMED TO HAVE ACQUIRED SUCH CONTROL, UNLESS THE APPROPRIATE INSURANCE REGULATORY AUTHORITIES UPON ADVANCE APPLICATION DETERMINE OTHERWISE.

                             AVAILABLE INFORMATION

     PXRE and Transnational are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the 'Commission'). PXRE has filed with the Commission a Registration Statement on Form S-4 (herein, together with any amendments thereto, the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act') with respect to the PXRE Common Stock to be issued pursuant to the Merger. The Registration Statement and the exhibits thereto, as well as the reports, proxy statements and other information filed by PXRE and Transnational, can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission:
Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including PXRE and Transnational, that file electronically with the Commission. The address of such Web site is: http://www.sec.gov. Such materials and other information concerning PXRE and Transnational also can be inspected and copied at the offices of the Nasdaq Stock Market, Inc., at 1735 K Street, N.W., Washington, D.C. 20006.

     This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated in this Joint Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                           INCORPORATION BY REFERENCE

     The following documents, previously filed with the Commission by PXRE (File No. 0-15428) and Transnational (File No. 0-22376) pursuant to the Exchange Act, are hereby incorporated by reference in this Joint Proxy Statement/Prospectus:

          (1) PXRE's Annual Report on Form 10-K for the year ended December 31, 1995 (which incorporates by reference certain information from PXRE's Proxy Statement relating to its 1996 Annual Meeting of Stockholders; the 'PXRE Form 10-K');

          (2) PXRE's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996 (the 'PXRE Forms 10-Q');

          (3) PXRE's Current Reports on Form 8-K dated May 17, 1996, August 22, 1996 and August 26, 1996;

          (4) The description of PXRE Common Stock set forth in PXRE's Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description;

          (5) Transnational's Annual Report on Form 10-K for the year ended December 31, 1995 (which incorporates by reference certain information from Transnational's Proxy Statement relating to its 1996 Annual Meeting of Stockholders; the 'Transnational Form 10-K');

          (6) Transnational's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996 (the 'Transnational Forms 10-Q');

          (7) Transnational's Current Reports on Form 8-K dated May 17, 1996, August 22, 1996 and August 26, 1996; and

          (8) The description of Transnational Class A Stock set forth in Transnational's Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

     Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

     All documents and reports subsequently filed by PXRE and Transnational pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of the Special Meetings shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in a document subsequently filed and incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED HEREIN BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, WITHOUT CHARGE ON WRITTEN OR ORAL REQUEST DIRECTED TO, IN THE CASE OF DOCUMENTS RELATING TO PXRE, PXRE CORPORATION, 399 THORNALL STREET, EDISON, NEW JERSEY 08837, ATTENTION: TREASURER, (908) 906-6785, AND IN THE CASE OF DOCUMENTS RELATING TO TRANSNATIONAL, TRANSNATIONAL RE CORPORATION, 399 THORNALL STREET, EDISON, NEW JERSEY 08837, ATTENTION: TREASURER, (908) 906-6785. IN ORDER TO ENSURE TIMELY DELIVERY OF THESE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY DECEMBER 2, 1996.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
AVAILABLE INFORMATION......................................................................................     ii
INCORPORATION BY REFERENCE.................................................................................    iii
SUMMARY....................................................................................................      1
     The Companies.........................................................................................      1
     The Special Meetings..................................................................................      1
     The Merger............................................................................................      2
     The PXRE Charter Amendment............................................................................      5
SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF PXRE.............................................      6
SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF TRANSNATIONAL....................................      9
SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF PXRE..........................     10
COMPARATIVE PER SHARE DATA.................................................................................     11
MARKET PRICE DATA AND DIVIDENDS............................................................................     12
THE SPECIAL MEETINGS.......................................................................................     13
     Place, Date and Time..................................................................................     13
     Matters to be Considered at the Special Meetings......................................................     13
     Record Date; Quorum; Votes Required...................................................................     13
     Voting and Revocation of Proxies......................................................................     14
     Solicitation of Proxies...............................................................................     15
THE COMPANIES..............................................................................................     15
     PXRE..................................................................................................     15
     Transnational.........................................................................................     16
     Combined Company......................................................................................     16
RELATIONSHIP BETWEEN PXRE AND TRANSNATIONAL................................................................     16
     Background............................................................................................     16
     Management Agreement..................................................................................     17
     PXRE Reinsurance Agreement............................................................................     20
     Registration Rights Agreement.........................................................................     20
     CBOT Joint Venture....................................................................................     20
THE MERGER.................................................................................................     21
     Background of the Merger..............................................................................     21
     Recommendation of the PXRE Board; Reasons for the Merger..............................................     26
     Recommendation of the Special Committee and the Transnational Board; Reasons for the Merger...........     26
     Opinion of Dillon Read................................................................................     27
     Opinion of DLJ........................................................................................     30
     Certain Projected Financial Information...............................................................     36
     Interests of Certain Persons in the Merger............................................................     38
     Certain Federal Income Tax Consequences of the Merger.................................................     40
     Accounting Treatment..................................................................................     40
     Estimated Synergies...................................................................................     41
     Governmental Approvals................................................................................     41
     Effect on Employee Benefit and Stock Plans............................................................     41
     Resale of PXRE Common Stock...........................................................................     42
     Appraisal Rights......................................................................................     42
     Certain Litigation Concerning the Proposed Merger.....................................................     42
     Listing of Shares.....................................................................................     42
THE MERGER AGREEMENT.......................................................................................     43
     General...............................................................................................     43
     Effective Time........................................................................................     43
     Merger Consideration..................................................................................     43

                                                                                                              PAGE
                                                                                                              ----
     Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares......................     43
     Representations and Warranties........................................................................     44
     Conduct of Business Prior to Merger...................................................................     45
     No Solicitation; Fiduciary Out........................................................................     48
     Indemnification and Insurance.........................................................................     48
     Amendment to the Management Agreement.................................................................     48
     Certain Additional Agreements.........................................................................     48
     Conditions to the Merger..............................................................................     49
     Amendment and Waiver..................................................................................     50
     Termination...........................................................................................     50
     Certain Expenses......................................................................................     51
THE PXRE CHARTER AMENDMENT.................................................................................     52
DESCRIPTION OF PXRE CAPITAL STOCK..........................................................................     53
     PXRE Common Stock.....................................................................................     53
     PXRE Preferred Stock..................................................................................     53
DESCRIPTION OF TRANSNATIONAL CAPITAL STOCK.................................................................     53
     Transnational Common Stock............................................................................     53
     Transnational Preferred Stock.........................................................................     54
COMPARISON OF CERTAIN RIGHTS OF STOCKHOLDERS...............................................................     54
     Size and Classification of the Board..................................................................     55
     Removal of Directors; Filling of Vacancies on the Board...............................................     55
     Stockholder Nominations...............................................................................     56
     Amendment of Corporate Charter and By-laws............................................................     56
     Certain Business Combinations.........................................................................     57
     Other Differences.....................................................................................     58
LEGAL MATTERS..............................................................................................     58
INDEPENDENT ACCOUNTANTS....................................................................................     58
STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETINGS.............................................................     58
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF PXRE...................................    P-1
     ANNEX A -- Merger Agreement...........................................................................    A-1
     ANNEX B -- Opinion of Dillon, Read & Co. Inc..........................................................    B-1
     ANNEX C -- Opinion of Donaldson, Lufkin & Jenrette Securities Corp....................................    C-1
     ANNEX D -- PXRE Charter Amendment.....................................................................    D-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained, or incorporated by reference, in this Joint Proxy Statement/Prospectus and the Annexes hereto. Stockholders are urged to read this Joint Proxy Statement/Prospectus and the Annexes hereto in their entirety.

THE COMPANIES

     PXRE. PXRE, through its subsidiary PXRE Reinsurance Company ('PXRE Reinsurance'), provides treaty and facultative reinsurance to primary insurers and reinsurers on commercial and personal property risks, marine and aviation risks and certain casualty risks. PXRE solicits its treaty and facultative reinsurance business from the worldwide brokerage market. PXRE also employs its property reinsurance underwriting expertise and generates management fee income by managing business for other insurers and reinsurers, including Transnational. PXRE's executive offices are located at 399 Thornall Street, Edison, New Jersey 08837 and its telephone number is (908) 906-6785.

     Transnational. Transnational, through its subsidiary Transnational Reinsurance Company ('Transnational Reinsurance'), specializes in providing brokered property retrocessional reinsurance and marine and aviation retrocessional reinsurance in the U.S. and international markets. Transnational also writes marine and aviation reinsurance and facultative excess of loss reinsurance. Transnational derives its business pursuant to a management agreement with PXRE Reinsurance (the 'Management Agreement'). Pursuant to the Management Agreement, Transnational Reinsurance is entitled to participate in certain designated business written by PXRE Reinsurance and PXRE Reinsurance provides, for a fee, underwriting and supervisory services relating to the reinsurance operations of Transnational Reinsurance, and management and administrative services for Transnational and Transnational Reinsurance. PXRE Reinsurance owns all of the issued and outstanding Transnational Class B Stock, constituting approximately 22% of the Transnational Common Stock outstanding as of the date hereof. Transnational's executive offices are located at 399 Thornall Street, Edison, New Jersey 08837 and its telephone number is (908) 906-6785.

     Combined Company. Giving effect to the Merger as if it had occurred on June 30, 1996, PXRE would have had a total GAAP (as hereinafter defined) stockholders' equity of approximately $351 million and book value per share of $24.31. See 'UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF PXRE'. Similarly, at June 30, 1996, PXRE Reinsurance and Transnational Reinsurance would have had combined statutory capital and surplus of approximately $386 million and their combined net written premiums in respect of property catastrophe exposures (71% of total net written premiums) would have been comprised of catastrophe reinsurance and retrocessional reinsurance representing 19% and 52%, respectively, of total net written premiums. As of June 30, 1996, PXRE Reinsurance's net written premiums in respect of property catastrophe exposures (73% of total net written premiums) were comprised of catastrophe reinsurance and retrocessional reinsurance representing 34% and 39%, respectively, of total net written premiums, whereas Transnational Reinsurance's catastrophe component of net written premiums (68% of total net written premiums) was comprised solely of retrocessional reinsurance. The aforementioned analysis of business mix is not necessarily indicative of business mix of the combined company which may result in the future because, among other reasons, the limitations on the lines of business currently written by Transnational Reinsurance will no longer apply.

THE SPECIAL MEETINGS

     Place, Date and Time. The PXRE Special Meeting will be held at the offices of PXRE, 399 Thornall Street, 14th Floor, Edison, New Jersey 08837 at 1:00 p.m., local time, on December 9, 1996. The Transnational Special Meeting will be held at the offices of Transnational, 399 Thornall Street, 14th Floor, Edison, New Jersey 08837 at 3:00 p.m., local time, on December 9, 1996.

     Matters To Be Considered at the Special Meetings. At the PXRE Special Meeting, holders of PXRE Common Stock will be asked to consider and vote upon
(i) a proposal to approve and adopt the Merger Agreement attached as Annex A to this Joint Proxy Statement/Prospectus providing for the Merger of Transnational with and into PXRE and the issuance of shares of PXRE Common Stock to the holders of Transnational Common Stock and (ii) a proposal to amend the Restated Certificate of Incorporation of PXRE (the 'PXRE Charter') to increase the number of shares of PXRE Common Stock which PXRE will have authority to issue from 20,000,000 to 40,000,000 shares (the 'PXRE Charter Amendment'). Holders of PXRE Common Stock will also transact such other business relating to the purposes for which the PXRE Special Meeting was called, or ancillary to the conduct thereof, as may properly be brought before the PXRE Special Meeting. Approval of the Merger Agreement, and consummation of the Merger, is not conditioned upon approval of the PXRE Charter Amendment.

     At the Transnational Special Meeting, holders of Transnational Common Stock will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement. Holders of Transnational Common Stock will also transact such other business relating to the purposes for which the Transnational Special Meeting was called, or ancillary to the conduct thereof, as may properly be brought before the Transnational Special Meeting.

     See 'THE SPECIAL MEETINGS -- Matters to be Considered at the Special Meetings'.

     Record Date. The record date for the PXRE Special Meeting and the record date for the Transnational Special Meeting is the close of business in New York on October 23, 1996 (the 'Record Date'). See 'THE SPECIAL MEETINGS -- Record Date; Quorum; Votes Required'.

     Required Votes. The approval and adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the shares of PXRE Common Stock outstanding on the Record Date. Approval of the PXRE Charter Amendment will require the affirmative vote of both (i) holders of more than two-thirds of the shares of PXRE Common Stock outstanding on the Record Date and
(ii) holders of a majority (an 'Independent Majority of PXRE Stockholders') of the shares of PXRE Common Stock outstanding on the Record Date excluding shares beneficially owned, directly or indirectly, by any person who as of the Record Date was the beneficial owner of 5% or more of the then issued and outstanding shares of PXRE Common Stock or who controls, is controlled by, or is under common control with, PXRE (except for Phoenix Home Life Mutual Insurance Company ('Phoenix Home Life')). Holders of PXRE Common Stock as of the Record Date are entitled to one vote per share on each matter to be voted on at the PXRE Special Meeting.

     The approval and adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the shares of Transnational
Class A Stock and Transnational Class B Stock, voting as a single class, outstanding on the Record Date. Holders of Transnational Common Stock as of the Record Date are entitled to one vote per share on each matter to be voted on at the Transnational Special Meeting.

     See 'THE SPECIAL MEETINGS -- Record Date; Quorum; Votes Required'.

THE MERGER

     Effect of Merger. On the date that is the second business day following the date on which the conditions set forth in the Merger Agreement have been satisfied or waived (such date, unless another date is agreed in writing by PXRE and Transnational, the 'Closing Date'), a certificate of merger will be filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law (the 'DGCL') (the time of such filing or such later time as is specified in such certificate of merger, the 'Effective Time'). At the Effective Time, Transnational will merge with and into PXRE. PXRE will be the surviving corporation in the Merger (the 'Surviving Corporation') and will continue its corporate existence under Delaware law. At the Effective Time, subject to certain exceptions as described herein with respect to shares of Transnational Class A Stock owned by PXRE, Transnational or their respective subsidiaries, each outstanding share of Transnational Class A Stock and each outstanding share of Transnational Class B Stock will be automatically converted into the right to receive 1.0575 (the 'Exchange Ratio') validly issued, fully paid and non-assessable shares of PXRE Common Stock.

     THE EXCHANGE RATIO IS FIXED IN THE MERGER AGREEMENT AND NEITHER PXRE NOR TRANSNATIONAL HAS THE RIGHT TO TERMINATE THE MERGER AGREEMENT BASED ON CHANGES IN THE MARKET PRICE OF EITHER PARTY'S STOCK. ACCORDINGLY, THE VALUE OF THE CONSIDERATION TO BE RECEIVED BY TRANSNATIONAL STOCKHOLDERS IN THE MERGER IS SUBJECT TO FLUCTUATION BASED ON THE MARKET PRICE OF PXRE COMMON STOCK. TRANSNATIONAL STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR PXRE COMMON STOCK AND TRANSNATIONAL CLASS A STOCK. FOR CERTAIN RECENT STOCK PRICE DATA, SEE 'MARKET PRICE DATA AND DIVIDENDS'.

     Recommendation of the PXRE Board; Reasons for the Merger. The PXRE Board of Directors (the 'PXRE Board') concluded that the terms of the Merger are fair to and in the best interests of PXRE and its stockholders and has unanimously approved the Merger Agreement. The PXRE Board recommends a vote FOR the proposal to approve and adopt the Merger Agreement. For a discussion of the factors considered by the PXRE Board in reaching its decision, see 'THE MERGER -- Recommendation of the PXRE Board; Reasons for the Merger'.

     Recommendation of the Special Committee and the Transnational Board. The Transnational Board of Directors (the 'Transnational Board'), together with the special committee of independent directors of Transnational (the 'Special Committee'), concluded that the terms of the Merger are fair to and in the best interests of Transnational and its stockholders (other than PXRE). Accordingly, the Transnational Board, based in substantial part upon the unanimous recommendation of the Special Committee, has approved the Merger Agreement and recommends a vote FOR the proposal to approve and adopt the Merger Agreement. For a discussion of the factors considered by the Special Committee and the Transnational Board, see 'THE MERGER -- Recommendation of the Special Committee and the Transnational Board; Reasons for the Merger'.

     Opinions of Financial Advisers. PXRE has retained Dillon, Read & Co. Inc. ('Dillon Read') as its financial adviser in connection with the Merger. Dillon Read rendered a written opinion to the PXRE Board, dated August 22, 1996 (the date PXRE and Transnational entered into the Merger Agreement), stating that, as of the date of such opinion, and based upon various considerations and assumptions set forth therein, the consideration to be paid pursuant to the Merger Agreement was fair to the stockholders of PXRE, from a financial point of view. Dillon Read's opinion is directed only to the fairness from a financial point of view of the consideration to be provided by PXRE and does not constitute a recommendation to any stockholder of PXRE as to how such stockholder should vote such stockholder's shares. For information regarding the assumptions made, procedures followed, other matters considered and limits of the review by Dillon Read, see 'THE MERGER -- Opinion of Dillon Read'. Holders of PXRE Common Stock are encouraged to read the Dillon Read opinion in its entirety.

     The Special Committee has retained Donaldson, Lufkin & Jenrette Securities Corp. ('DLJ') as its financial adviser in connection with the Merger. DLJ rendered a written opinion to the Special Committee, dated August 22, 1996 (the date PXRE and Transnational entered into the Merger Agreement), to the effect that, as of the date of such opinion, and based upon various considerations and assumptions set forth therein, the right to receive 1.0575 shares of PXRE Common Stock into which each share of Transnational Class A Stock would be converted in the Merger was fair to the holders of Transnational Class A Stock from a financial point of view. DLJ's opinion is directed only to the fairness from a financial point of view of the consideration to be received in the Merger by the stockholders of Transnational, other than PXRE, and does not constitute a recommendation to any stockholder of Transnational as to how such stockholder should vote such stockholder's shares. For information regarding the assumptions made, procedures followed, other matters considered and limits of the review by DLJ, see 'THE MERGER -- Opinion of DLJ'. Holders of Transnational Class A Stock are encouraged to read the DLJ opinion in its entirety.

     Conditions to the Merger. The obligations of PXRE and Transnational to effect the Merger are subject to the satisfaction or waiver of various conditions, including (i) the approval of the Merger

Agreement  by the requisite vote of  the stockholders of PXRE and Transnational,
(ii) the receipt of required consents and approvals of governmental entities and specified third parties except to the extent not material, (iii) the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger (which condition may not be waived), (iv) the effectiveness of the Registration Statement and the absence of any stop order or proceeding seeking a stop order, (v) receipt of legal opinions with respect to the tax consequences of the Merger, (vi) the truth and correctness of representations and warranties in all material respects and the absence of certain material adverse changes and (vii) the receipt of approval for trading on the Nasdaq National Market ('NASDAQ') or, if any shares of PXRE Common Stock are then listed on the New York Stock Exchange (the 'NYSE'), the listing on the NYSE, in each case subject to official notice of issuance, of the shares of PXRE Common Stock to be issued to holders of Transnational Class A Stock in connection with the Merger. See 'THE MERGER AGREEMENT -- Conditions to the Merger'.

     Termination of the Merger Agreement; Certain Expenses. The Merger Agreement may be terminated and the Merger abandoned prior to the Effective Time under certain circumstances, including, among others, if (i) the Merger has not been consummated on or before June 30, 1997 (the 'End Date'), unless the failure to consummate the Merger is the result of a willful and material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement, (ii) any governmental entity has issued an order, decree or ruling or taken any other action permanently enjoining, or restraining, or otherwise prohibiting the Merger and such order, decree, ruling or other action has become final and nonappealable, (iii) the required vote of the stockholders of PXRE or
Transnational has not been obtained, (iv) there has been a material breach by the non-terminating party of any material representation, warranty, covenant or agreement under the Merger Agreement which is not capable of being cured using reasonable efforts by the End Date, (v) by a party if the other party's Board of Directors (or Special Committee, in the case of Transnational) withdraws or modifies in an adverse manner its recommendation of the Merger, or (vi) by Transnational, if another entity makes a proposal for an acquisition transaction with Transnational which the Special Committee believes is superior to the Merger from a financial point of view to the stockholders of Transnational. See 'THE MERGER AGREEMENT -- Termination'. The Merger Agreement provides for the reimbursement by a party of certain expenses of the other party incurred in connection with the Merger (not to exceed $1 million) following the termination of the Merger Agreement under certain circumstances. See 'THE MERGER AGREEMENT -- Certain Expenses'.

     Management Agreement Amendment. The Merger Agreement provides for the amendment of the Management Agreement to extend the initial term thereof until December 31, 2000 and certain related matters effective upon the termination of the Merger Agreement under certain circumstances. See 'THE MERGER AGREEMENT -- Amendment to the Management Agreement'.

     Appraisal Rights. Holders of Transnational Common Stock and PXRE Common Stock will not be entitled to appraisal rights under the DGCL with respect to the Merger.

     Regulatory Approvals Required. The Merger is subject to review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act'), by the Federal Trade Commission and the Department of Justice. The Merger is subject to the expiration or earlier termination of the waiting period under the HSR Act. Notification and report forms under the HSR Act were submitted on September 27, 1996 and early termination of the waiting period has been granted.

     The Merger and certain related transactions are also subject to the prior approval (or, with respect to certain matters, the approval or termination of a 30-day waiting period without prior disapproval) of the Connecticut Insurance Department. Applications and/or notices respecting such approvals have been submitted to the Connecticut Insurance Department.

     Certain Federal Income Tax Consequences. It is expected that the Merger will constitute a tax-free reorganization for federal income tax purposes and, accordingly, that no gain or loss will be recognized by Transnational stockholders on the conversion of Transnational Common Stock solely into PXRE Common Stock by reason of the Merger. Gain, if any, may be recognized by reason of cash received in lieu of fractional shares of PXRE Common Stock. See 'THE MERGER -- Certain Federal Income Tax Consequences of the Merger'. Holders of Transnational Class A Stock are urged to consult their own tax advisers as to the specific tax consequences to them of the Merger.

     Anticipated  Accounting  Treatment.  The  Merger  will  be  treated  as   a
'purchase'   for  accounting   and  financial   reporting  purposes.   See  'THE
MERGER -- Accounting Treatment'.

     Comparison of Stockholder Rights. See 'COMPARISON OF CERTAIN RIGHTS OF STOCKHOLDERS' for a summary of the material differences between the rights of holders of Transnational Common Stock and PXRE Common Stock.

     Security Ownership of Directors and Executive Officers. As of the Record Date, directors and executive officers of PXRE and their affiliates have voting control of 725,588 shares of PXRE Common Stock (including 636,700 shares beneficially owned by Phoenix Home Life) representing approximately 9% of the shares of PXRE Common Stock outstanding on such date. Such directors and executive officers have advised PXRE that they intend to vote or direct the vote of all shares of PXRE Common Stock over which they have voting control for the approval and adoption of the Merger Agreement and for the approval and adoption of the PXRE Charter Amendment.

     As of the Record Date, directors and executive officers of Transnational and their affiliates (other than PXRE) have voting control of 9,050 shares of Transnational Class A Stock representing less than 1% of the total voting power of the outstanding shares of Transnational Class A Stock on such date. Such directors and executive officers have advised Transnational that they intend to vote or direct the vote of all shares of Transnational Class A Stock over which they have voting control in favor of approval and adoption of the Merger Agreement. Additionally, PXRE beneficially owns all of the outstanding shares of Transnational Class B Stock representing approximately 22% of the total voting power of the outstanding shares of Transnational Common Stock as of the Record Date. The Transnational Class B Stock will be voted in favor of approval and adoption of the Merger Agreement. See 'THE MERGER -- Interests of Certain Persons in the Merger'.

THE PXRE CHARTER AMENDMENT

     At the PXRE Special Meeting, holders of PXRE Common Stock will consider and vote upon the PXRE Charter Amendment. The PXRE Charter Amendment would, if approved, amend Article IV of the PXRE Charter to increase from 20,000,000 to 40,000,000 shares the number of shares of PXRE Common Stock which PXRE is authorized to issue. Approval of the Merger Agreement, and consummation of the Merger, is not conditioned upon approval of the PXRE Charter Amendment. The PXRE Board recommends a vote FOR the proposal to approve and adopt the PXRE Charter Amendment. See 'THE PXRE CHARTER AMENDMENT'.

         SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF PXRE

     The following table sets forth selected historical consolidated financial information of PXRE as of and for each of the years in the five year period ended December 31, 1995 and as of and for each of the six month periods ended June 30, 1996 and 1995. The selected historical consolidated financial information of PXRE for each of the years in the five year period ended December 31, 1995 are derived from PXRE's audited consolidated financial statements. The financial data for the six months ended June 30, 1996 and 1995 are derived from PXRE's unaudited consolidated financial statements and include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the data for the periods. The results for the six months ended June 30, 1996 may not be indicative of the results for the full year. The following data should be read in conjunction with the consolidated financial statements of PXRE and other financial information appearing elsewhere and incorporated by reference in this Joint Proxy Statement/Prospectus.

                                                                 SIX MONTHS ENDED
                                                                     JUNE 30,                    YEAR ENDED DECEMBER 31,
                                                                -------------------   ---------------------------------------------
                                                                  1996       1995       1995       1994     1993(1)(3)   1992(1)(3)
                                                                --------   --------   --------   --------   ----------   ----------
                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
INCOME DATA:
    Gross premiums written....................................  $ 61,652   $ 83,233   $155,380   $179,684    $116,975     $100,951
                                                                --------   --------   --------   --------   ----------   ----------
                                                                --------   --------   --------   --------   ----------   ----------
    Net premiums written......................................    36,087     53,509     97,636    108,518      77,506       49,631
                                                                --------   --------   --------   --------   ----------   ----------
                                                                --------   --------   --------   --------   ----------   ----------
    Net premiums earned.......................................  $ 36,520   $ 48,698   $ 97,142   $110,601    $ 78,928     $ 48,435
    Net investment income.....................................     8,110      6,931     14,730     13,786       8,011        5,083
    Net realized investment (losses) gains....................      (176)      (768)        85     (1,164)     (1,526)         392
    Gain on sale of subsidiary(4).............................       -0-        -0-        -0-        -0-      10,564          -0-
    Management fee income.....................................     3,740      3,348      6,417      6,992       3,158          809
    Agency commissions........................................       -0-        -0-        -0-        -0-         -0-          257
                                                                --------   --------   --------   --------   ----------   ----------
        Total revenues........................................    48,194     58,209    118,374    130,215      99,135       54,976
                                                                --------   --------   --------   --------   ----------   ----------
    Losses and loss expenses incurred.........................     9,100     15,001     34,716     52,647      40,570       39,778
    Acquisition costs, operating and interest costs...........    16,770     15,160     31,631     31,180      24,996       22,813
                                                                --------   --------   --------   --------   ----------   ----------
    Income (loss) before income taxes, equity in net earnings
      of Transnational and cumulative effect of accounting
      change..................................................    22,324     28,048     52,027     46,388      33,569       (7,615)
    Equity in net earnings of Transnational(4)................     1,984      3,046      5,948      4,141          84          -0-
    Income tax provision (benefit)............................     7,813      9,770     18,189     15,700      11,008       (3,322)
                                                                --------   --------   --------   --------   ----------   ----------
    Net income (loss).........................................    16,495     21,324     39,786     34,829      22,645       (4,293)
    Cumulative effect of accounting change....................       -0-        -0-        -0-        -0-         -0-          433
                                                                --------   --------   --------   --------   ----------   ----------
    Net income (loss).........................................  $ 16,495   $ 21,324   $ 39,786   $ 34,829    $ 22,645     $ (3,860)
                                                                --------   --------   --------   --------   ----------   ----------
                                                                --------   --------   --------   --------   ----------   ----------
    Preferred stock dividend..................................  $    -0-   $    599   $    599   $  2,005    $  2,056     $  1,419
    Primary earnings per common share:
        Net income (loss).....................................  $   1.86   $   2.70   $   4.74   $   4.89    $   3.34     $  (1.37)
                                                                --------   --------   --------   --------   ----------   ----------
                                                                --------   --------   --------   --------   ----------   ----------
        Average common shares outstanding(2)(7)...............     8,867      7,684      8,275      6,710       6,170        3,851
    Fully diluted earnings per common share:
        Net income (loss).....................................  $   1.86   $   2.41   $   4.48   $   3.94    $   2.70     $  (1.37)
                                                                --------   --------   --------   --------   ----------   ----------
                                                                --------   --------   --------   --------   ----------   ----------
        Average common shares outstanding(2)(7)...............     8,876      8,836      8,874      8,847       8,380        3,851
        Cash dividends per common share.......................  $   0.36   $   0.30   $   0.63   $  0.375    $  0.225     $   0.20
BALANCE SHEET DATA:
    Cash and investments......................................  $262,751   $243,800   $269,089   $231,789    $248,949     $ 81,994
    Total assets..............................................   386,310    375,950    393,465    353,794     349,251      205,484
    Losses and loss expenses..................................    66,509     75,154     72,719     81,836      71,442       88,668
    Notes payable(2)..........................................    65,475     69,700     67,775     69,700      75,000        5,250
    Total stockholders' equity................................   219,214    192,389    211,162    166,771     142,690       69,728
    Book value per common share...............................  $  24.99   $  22.06   $  24.15   $  21.27    $  18.06     $  11.20
    Return on average equity..................................      16.8%      25.2%      21.0%      22.9%       19.2%        (6.0)%
SELECTED GAAP DATA:(5)
    Loss ratio................................................      24.9%      30.8%      35.7%      47.6%       51.4%        82.1%
    Underwriting expense ratio................................      25.8%      17.0%      18.6%      14.8%       24.2%        44.2%
                                                                --------   --------   --------   --------   ----------   ----------
    Combined ratio............................................      50.7%      47.8%      54.3%      62.4%       75.6%       126.3%
SELECTED STATUTORY DATA:(6)
    Loss ratio................................................      25.2%      30.6%      35.8%      49.3%       51.9%        75.2%
    Underwriting expense ratio................................      23.2%      16.8%      18.5%      14.9%       22.2%        35.2%
                                                                --------   --------   --------   --------   ----------   ----------
    Combined ratio............................................      48.4%      47.4%      54.3%      64.2%       74.1%       110.4%
    Statutory capital and surplus of PXRE Reinsurance(2)......  $267,004   $226,589   $250,231   $211,988    $185,844     $ 65,221


                                                                1991(1)
                                                                --------

INCOME DATA:
    Gross premiums written....................................  $ 66,462
                                                                --------
                                                                --------
    Net premiums written......................................    42,802
                                                                --------
                                                                --------
    Net premiums earned.......................................  $ 42,051
    Net investment income.....................................     4,692
    Net realized investment (losses) gains....................     1,509
    Gain on sale of subsidiary(4).............................       -0-
    Management fee income.....................................       336
    Agency commissions........................................       313
                                                                --------
        Total revenues........................................    48,901
                                                                --------
    Losses and loss expenses incurred.........................    28,861
    Acquisition costs, operating and interest costs...........    18,900
                                                                --------
    Income (loss) before income taxes, equity in net earnings
      of Transnational and cumulative effect of accounting
      change..................................................     1,140
    Equity in net earnings of Transnational(4)................       -0-
    Income tax provision (benefit)............................       188
                                                                --------
    Net income (loss).........................................       952
    Cumulative effect of accounting change....................       -0-
                                                                --------
    Net income (loss).........................................  $    952
                                                                --------
                                                                --------
    Preferred stock dividend..................................  $    -0-
    Primary earnings per common share:
        Net income (loss).....................................  $   0.25
                                                                --------
                                                                --------
        Average common shares outstanding(2)(7)...............     3,872
    Fully diluted earnings per common share:
        Net income (loss).....................................  $   0.25
                                                                --------
                                                                --------
        Average common shares outstanding(2)(7)...............     3,872
        Cash dividends per common share.......................  $   0.20
BALANCE SHEET DATA:
    Cash and investments......................................  $ 68,264
    Total assets..............................................   138,414
    Losses and loss expenses..................................    62,664
    Notes payable(2)..........................................     6,000
    Total stockholders' equity................................    51,269
    Book value per common share...............................  $  13.34
    Return on average equity..................................       1.8%
SELECTED GAAP DATA:(5)
    Loss ratio................................................      68.6%
    Underwriting expense ratio................................      42.0%
                                                                --------
    Combined ratio............................................     110.6%
SELECTED STATUTORY DATA:(6)
    Loss ratio................................................      69.3%
    Underwriting expense ratio................................      34.9%
                                                                --------
    Combined ratio............................................     104.2%
    Statutory capital and surplus of PXRE Reinsurance(2)......  $ 50,440

                                                        (footnotes on next page)

(footnotes from previous page)

(1) Effective January 1, 1993, PXRE adopted the Financial Accounting Standard Board's ('FASB') Statement of Financial Accounting Standards No. 113, 'Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts' ('SFAS No. 113'). As a result of such adoption, PXRE effected a December 31, 1992 and 1991 balance sheet reclassification to assets of $53,314,969 and $25,369,685 of reinsurance recoverables on losses and loss expense liabilities and $5,529,292 and $3,395,276 of ceded unearned premiums in 1992 and 1991, respectively, both of which were previously deducted from liabilities. The adoption of SFAS No. 113 had no effect on PXRE's net income for the years ended December 31, 1993 or 1992.

(2) During the second quarter of 1992, PXRE completed an offering of 1,059,800 depositary shares, each representing 1/100 of a share of PXRE Series A Cumulative Convertible Preferred Stock. The net proceeds of $24,403,000 were contributed to PXRE Reinsurance's surplus. During the first quarter of 1993, PXRE completed an offering of 2,300,000 shares of PXRE Common Stock. The net proceeds of $46,942,000 (except for $5,000,000 which was retained by PXRE for general corporate purposes) were contributed to PXRE Reinsurance's surplus. During the third quarter of 1993, PXRE completed an offering of $75,000,000 principal amount of 9.75% Senior Notes due 2003. The net proceeds of $72,150,000 (except for approximately $3,938,000 which was used by PXRE to repay all amounts outstanding under and retire a term loan facility and $15,000,000 which was retained by PXRE to provide support for debt service on the Senior Notes) were contributed to PXRE Reinsurance's surplus.

(3) The FASB's Emerging Issues Task Force ('EITF') reached a consensus on July 22, 1993 regarding Issue No. 93-6, 'Accounting for Multiple-Year
    Retrospectively-Rated Contracts by Ceding and Assuming Enterprises.' The EITF consensus requires that affected companies should accrue the lesser of termination penalties or the effect of prospective adjustments in rates or coverages triggered by a loss event in the period that the loss is recorded. The EITF mandate required adoption of this consensus no later than the third quarter of 1993. As described in Note 2 to the Consolidated Financial Statements for the year ended December 31, 1993, PXRE had certain retrocessional catastrophe coverage for its principal types of business. Certain of these contracts were for three or more years and had contractual adjustments regarding rates and/or coverages when losses are recovered under these contracts. Although PXRE was provided with the opportunity to cancel some of these contracts without penalty, PXRE chose to continue the contracts to obtain the coverage provided thereunder. Accordingly, PXRE believed that the appropriate application of the EITF's consensus was to record in the third quarter of 1992 incremental premiums that resulted from Hurricane Andrew loss recoveries under these contracts. This change increased 1992 third quarter ceded earned premiums by $5,772,000, deferred income tax benefit by $1,962,000, net loss by $3,810,000 and loss per common share by $0.99. These adjustments were determined on the basis of losses estimated by PXRE at December 31, 1992. The financial statements for years prior to 1992 were not affected. Also, due to additional information received during the first six months of 1993 with respect to Hurricane Andrew losses, PXRE reported, in the second quarter of 1993, an additional $2,500,000 of ceded premium expenses through the application of the EITF consensus. The statutory capital and surplus of PXRE Reinsurance has not been adjusted.

(4) Until   the  fourth  quarter  of   1993,  Transnational  Reinsurance  was  a
    wholly-owned  subsidiary  of  PXRE  Reinsurance.  On  November  1,  1993,  a
    registration statement relating to an initial public offering (the 'Offering') by Transnational of 5,750,000 shares of Transnational Class A Stock at $20.00 per share was declared effective. In conjunction with the formation of Transnational and registration of the Transnational Class A Stock in the Offering, all of the outstanding capital stock of Transnational Reinsurance was contributed by PXRE Reinsurance to Transnational in exchange for the issuance of 1,535,848 shares of Transnational Class B Stock which caused PXRE Reinsurance's

                                              (footnotes continued on next page)

(footnotes continued from previous page)
    holdings of the Transnational Class B Stock (when combined with the 100 shares of Transnational Class B Stock contributed to PXRE Reinsurance by PXRE in connection with the closing of the Offering) to constitute approximately 21% of all of the outstanding Transnational Common Stock immediately after the Offering. Transnational, through Transnational Reinsurance, now specializes principally in providing brokered property retrocessional reinsurance and marine and aviation retrocessional reinsurance in the United States and international markets pursuant to a Management Agreement with PXRE Reinsurance. As a result of this transaction, PXRE recorded a gain on the sale in the fourth quarter of 1993 amounting to $10,564,000 on a pre-tax basis, representing the difference between PXRE Reinsurance's interest in the net assets of Transnational Reinsurance immediately after the Offering and the historical book value of its investment in Transnational Reinsurance. Subsequent to the Offering, PXRE has accounted for its investment in Transnational on the equity method.

(5) The GAAP ratios have been derived from the audited consolidated statements of income of PXRE prepared in accordance with United States generally accepted accounting principles ('GAAP').

(6) The statutory ratios have been derived from the statutory financial statements of PXRE Reinsurance and its insurance subsidiary prepared in accordance with statutory accounting practices ('SAP') and exclude the net expenses of PXRE (parent company) and its non-insurance subsidiaries, unrealized foreign exchange gains and losses, and GAAP adjustments for deferred acquisition costs and deferred income taxes.

(7) During 1995, all of the outstanding shares of Series A Preferred Stock were converted into shares of PXRE Common Stock. To date, these convertible preferred shares were the principal reason for the difference between primary and fully diluted earnings per share.

    SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF TRANSNATIONAL

     The following table sets forth selected historical consolidated financial information of Transnational as of and for each of the years ended December 31, 1995, 1994, 1992 and 1991 and as of and for each of the six month periods ended June 30, 1996 and 1995. The 1993 data represents ten months of operations (January 1, 1993 to October 31, 1993) related to Transnational Reinsurance prior to the initial public offering and two months of operations (November 1, 1993 to December 31, 1993) related to the consolidated operations of Transnational and Transnational Reinsurance. The selected historical consolidated financial information of Transnational for the years ended December 31, 1995, 1994, 1992 and 1991 and fiscal periods in 1993 are derived from Transnational's audited consolidated financial statements. The financial data for the six month periods ended June 30, 1996 and 1995 are derived from Transnational's unaudited consolidated financial statements and include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the data for the periods. The results for the six months ended June 30, 1996 may not be indicative of the results for the full year. The following information should be read in conjunction with the consolidated financial statements of Transnational and other financial information appearing elsewhere and incorporated by reference in this Joint Proxy Statement/Prospectus.

                                                            SIX MONTHS            YEAR ENDED         TWO MONTHS       YEAR ENDED
                                                          ENDED JUNE 30,         DECEMBER 31,          ENDED         DECEMBER 31,
                                                        -------------------   -------------------   DECEMBER 31,   -----------------
                                                          1996       1995       1995       1994         1993       1993(1)    1992
                                                        --------   --------   --------   --------   ------------   -------   -------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
INCOME DATA:
    Gross premiums written............................  $ 28,902   $ 37,790   $ 71,692   $ 68,297     $  1,059     $1,108    $   156
                                                        --------   --------   --------   --------   ------------   -------   -------
                                                        --------   --------   --------   --------   ------------   -------   -------
    Net premiums written..............................    28,418     37,790     71,692     68,297        1,059      1,111        102
                                                        --------   --------   --------   --------   ------------   -------   -------
                                                        --------   --------   --------   --------   ------------   -------   -------
    Net premiums earned...............................  $ 26,835   $ 33,445   $ 70,524   $ 64,822     $    213     $  315    $   265
    Net investment income.............................     5,278      4,284      9,095      7,473          698      1,449        737
    Net realized investment (losses) gains............      (124)      (581)      (495)      (806)        (297)      (408 )       25
                                                        --------   --------   --------   --------   ------------   -------   -------
        Total revenues................................    31,989     37,148     79,124     71,489          614      1,356      1,027
    Losses and loss expenses incurred.................    10,641      8,140     21,063     29,805           33        155        376
    Acquisition costs and operating expenses..........     8,118      7,866     17,098     12,456           83        169        247
                                                        --------   --------   --------   --------   ------------   -------   -------
    Income before income taxes........................    13,230     21,142     40,963     29,228          498      1,032        404
    Income tax provision..............................     4,216      7,145     13,696      9,583          101        264        104
                                                        --------   --------   --------   --------   ------------   -------   -------
    Net income........................................  $  9,014   $ 13,997   $ 27,267   $ 19,645     $    397     $  768    $   300
    Net income per common share.......................  $   1.30   $   1.96   $   3.85   $   2.70     $   0.05        N/A        N/A
    Average common shares outstanding.................     6,961      7,142      7,082      7,285        7,286        N/A        N/A
    Cash dividends per common share...................  $   0.10   $   0.00   $   0.05        N/A          N/A        N/A        N/A
BALANCE SHEET DATA:
    Cash and investments..............................  $184,485   $160,522   $182,355   $143,665     $122,819               $11,563
    Total assets......................................   206,137    179,600    202,441    159,909      124,741                12,079
    Losses and loss expenses..........................    20,979     16,045     24,800     17,005          256                   446
    Total stockholders' equity........................   168,368    150,169    164,871    136,305      122,279                11,176
    Book value per common share.......................  $  24.40   $  21.40   $  23.50   $  18.84     $  16.78                   N/A
    Return on average equity..........................      13.8%      20.2%      18.1%      15.3%         N/A                   N/A
SELECTED GAAP DATA(2):
    Loss ratio........................................      39.7%      24.3%      29.9%      46.0%        15.8%      49.4 %   142.0%
    Underwriting expense ratio........................      30.3%      23.5%      24.2%      19.2%        38.6%      53.7 %    93.3%
                                                        --------   --------   --------   --------   ------------   -------   -------
    Combined ratio....................................      70.0%      47.8%      54.1%      65.2%        54.4%     103.1 %   235.3%
SELECTED STATUTORY DATA(3):
    Loss ratio........................................      39.6%      24.5%      29.9%      45.9%         N/A       49.4 %   142.0%
    Underwriting expense ratio........................      28.0%      22.1%      23.4%      18.0%         N/A       24.9 %   206.9%
                                                        --------   --------   --------   --------   ------------   -------   -------
    Combined ratio....................................      67.6%      46.6%      53.3%      63.9%         N/A       74.3 %   348.9%
    Statutory capital and surplus of Transnational
      Reinsurance.....................................  $155,688   $141,271   $151,924   $136,328     $117,664               $11,104


                                                         1991
                                                        -------

INCOME DATA:
    Gross premiums written............................  $   409
                                                        -------
                                                        -------
    Net premiums written..............................      386
                                                        -------
                                                        -------
    Net premiums earned...............................  $   181
    Net investment income.............................      779
    Net realized investment (losses) gains............      225
                                                        -------
        Total revenues................................    1,185
    Losses and loss expenses incurred.................      167
    Acquisition costs and operating expenses..........      381
                                                        -------
    Income before income taxes........................      637
    Income tax provision..............................      184
                                                        -------
    Net income........................................  $   453
    Net income per common share.......................      N/A
    Average common shares outstanding.................      N/A
    Cash dividends per common share...................      N/A
BALANCE SHEET DATA:
    Cash and investments..............................  $11,207
    Total assets......................................   11,775
    Losses and loss expenses..........................      166
    Total stockholders' equity........................   10,876
    Book value per common share.......................      N/A
    Return on average equity..........................      N/A
SELECTED GAAP DATA(2):
    Loss ratio........................................     91.7%
    Underwriting expense ratio........................    210.2%
                                                        -------
    Combined ratio....................................    301.9%
SELECTED STATUTORY DATA(3):
    Loss ratio........................................     91.7%
    Underwriting expense ratio........................    109.6%
                                                        -------
    Combined ratio....................................    201.3%
    Statutory capital and surplus of Transnational
      Reinsurance.....................................  $10,746

------------

(1) The 1993 data represents ten months of operations (January 1, 1993 to October 31, 1993) related to Transnational Reinsurance prior to the initial public offering and two months of operations (November 1, 1993 to December 31, 1993) related to the consolidated operations of Transnational and Transnational Reinsurance.

(2) The GAAP ratios have been derived from the audited consolidated statements of income of Transnational prepared in accordance with GAAP.

(3) The statutory ratios have been derived from the statutory financial statements of Transnational Reinsurance prepared in accordance with SAP and exclude the net expenses of Transnational (parent company) and its non-insurance subsidiary, unrealized foreign exchange gains and losses, and GAAP adjustments for deferred acquisition costs and deferred income taxes.

                          SELECTED UNAUDITED PRO FORMA
              CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF PXRE

     The following selected unaudited pro forma condensed consolidated statement of income for the twelve months ended December 31, 1995 and for the six months ended June 30, 1996 presents operating results of PXRE as if the Merger had occurred on January 1, 1995. The selected unaudited pro forma condensed consolidated balance sheet as of June 30, 1996 gives effect to the Merger as if it had occurred on June 30, 1996. Pro forma adjustments are based upon available information and certain assumptions that management of PXRE believes are reasonable in the circumstances.

     The selected unaudited pro forma condensed consolidated financial information should be read in conjunction with the unaudited pro forma condensed consolidated statements of income and balance sheet and the consolidated financial statements of PXRE, including notes thereto, and the other financial information pertaining to PXRE and Transnational contained elsewhere herein or incorporated herein by reference. The selected unaudited pro forma condensed consolidated financial information is not intended to be indicative of the consolidated results of operations or financial position of PXRE that would have been reported if the Merger had occurred at the date indicated or of the consolidated results of future operations or of future financial position.

     The Merger is accounted for as a purchase in accordance with GAAP. Under purchase accounting, the total purchase price is allocated to the acquired assets and liabilities based on their fair values. Allocation of the purchase price is subject to valuations and other studies which are not complete. Accordingly, the final allocation may be different from the amounts reflected herein. However, management of PXRE does not believe such differences will be material.

                                                                    FOR THE SIX MONTHS      FOR THE TWELVE MONTHS
                                                                    ENDED JUNE 30, 1996    ENDED DECEMBER 31, 1995
                                                                    -------------------    -----------------------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Statement of Income Data:
     Net premiums written........................................         $64,505                 $ 169,328
     Net premiums earned.........................................          63,355                   167,666
     Net investment income.......................................          13,388                    23,825
     Net realized losses on investments..........................            (300)                     (410)
     Management fee income.......................................           2,398                     2,891
     Losses and loss expenses....................................          19,741                    55,779
     Acquisition costs, operating and interest expenses..........          23,525                    46,830
     Amortization of negative goodwill...........................            (297)                     (593)
     Income tax provision........................................          11,897                    31,201
     Net income..................................................          23,975                    60,755
     Fully diluted net income per share..........................         $  1.65                 $    4.17
     Fully diluted weighted average shares outstanding...........          14,559                    14,557

                                                                                                  JUNE 30, 1996
                                                                                               -------------------
                                                                                                 (IN THOUSANDS,
                                                                                                EXCEPT PER SHARE
                                                                                                      DATA)
Balance Sheet Data:
     Total cash and investments.............................................................        $ 447,236
     Other assets...........................................................................           87,192
     Total assets...........................................................................          534,428
     Losses and loss expenses...............................................................           73,675
     Notes payable..........................................................................           65,475
     Total liabilities......................................................................          183,087
     Total stockholders' equity.............................................................          351,341
     Book value per share...................................................................        $   24.31

                           COMPARATIVE PER SHARE DATA

     Set forth below are historical fully diluted operating income per share excluding net realized gains (losses), fully diluted net income per share, cash dividends per share and book value per share data of PXRE and Transnational, unaudited pro forma combined per share data of PXRE and unaudited pro forma equivalent per share data of Transnational. The unaudited pro forma combined data gives effect to the Merger as if it had occurred at January 1, 1995 for data included in the statements of income and June 30, 1996 for book value per share data. The data set forth below should be read in conjunction with (i) PXRE's audited consolidated financial statements and unaudited interim financial statements, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, (ii) Transnational's audited consolidated financial statements and unaudited interim financial statements, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus and (iii) the unaudited pro forma condensed consolidated financial statements, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus. See 'INCORPORATION BY REFERENCE' and 'UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF PXRE'.

                                                             PXRE                             TRANSNATIONAL
                                              ----------------------------------    ----------------------------------
                                               SIX MONTHS                            SIX MONTHS
                                               ENDED OR AT     YEAR ENDED OR AT      ENDED OR AT     YEAR ENDED OR AT
                                              JUNE 30, 1996    DECEMBER 31, 1995    JUNE 30, 1996    DECEMBER 31, 1995
                                              -------------    -----------------    -------------    -----------------

Historical:
     Fully diluted operating income per
       share excluding net realized gains
       (losses), net of taxes..............      $  1.87            $  4.48            $  1.31            $  3.90
     Fully diluted net income per share....         1.86               4.48               1.30               3.85
     Cash dividends per share..............         0.36               0.63               0.10               0.05
     Book value per share..................        24.99              24.15              24.40              23.50

                                                                                              TRANSNATIONAL
                                                      PRO FORMA COMBINED                 PRO FORMA EQUIVALENTS(1)
                                              ----------------------------------    ----------------------------------
                                               SIX MONTHS                            SIX MONTHS
                                               ENDED OR AT     YEAR ENDED OR AT      ENDED OR AT     YEAR ENDED OR AT
                                              JUNE 30, 1996    DECEMBER 31, 1995    JUNE 30, 1996    DECEMBER 31, 1995
                                              -------------    -----------------    -------------    -----------------
Pro forma:
     Fully diluted operating income per
       share excluding net realized gains
       (losses), net of taxes..............      $  1.66            $  4.19            $  1.76            $  4.43
     Fully diluted net income per share....         1.65               4.17               1.74               4.41
     Cash dividends per share(2)...........         0.36               0.63               0.38               0.67
     Book value per share..................        24.31              23.67              25.71              25.03

------------

(1) The Transnational pro forma equivalent data represents the unaudited pro forma combined fully diluted operating income per share excluding net realized gains (losses), fully diluted net income per share, cash dividends per share and book value per share calculated on the assumption that the exchange ratio will be 1.0575 shares of PXRE Common Stock for each share of Transnational Common Stock.

(2) Pro forma cash dividends per share are assumed to be the same as historically declared by PXRE. However, any decision to increase or decrease the cash dividend per share is at the discretion of the PXRE Board.

                        MARKET PRICE DATA AND DIVIDENDS

     PXRE Common Stock and Transnational Class A Stock trade on NASDAQ under the trading symbols 'PXRE' and 'TREX', respectively. The following table sets forth for the quarters indicated the high and low bid quotations for PXRE Common Stock and Transnational Class A Stock as reported by NASDAQ. These prices represent quotations by dealers and do not include mark-ups, mark-downs, or commissions, and do not necessarily represent actual transactions. The table also sets forth the quarterly per share cash dividends declared on PXRE Common Stock and Transnational Common Stock, respectively.

                                                                           DIVIDENDS                                 DIVIDENDS
                                                         PXRE             DECLARED ON         TRANSNATIONAL         DECLARED ON
                                                     COMMON STOCK             PXRE            CLASS A STOCK         TRANSNATIONAL
                                                      BID PRICE           COMMON STOCK          BID PRICE           COMMON STOCK
                                               ------------------------   ------------   ------------------------   -------------
                                                  HIGH          LOW                         HIGH          LOW
                                               -----------  -----------                  -----------  -----------
1994:
     First quarter...........................   $   27.25    $  19.50        $0.075       $   26.25    $   17.25
     Second quarter..........................       27.50       18.50         0.075           24.50        17.25
     Third quarter...........................       29.00       23.00         0.075           25.25        20.50
     Fourth quarter..........................       28.25       23.25         0.15            22.75        18.75
1995:
     First quarter...........................       28.75       21.75         0.15            23.00        18.75
     Second quarter..........................       26.50       21.00         0.15            20.875       19.50
     Third quarter...........................       29.75       23.50         0.15            26.375       20.00
     Fourth quarter..........................       27.50       22.75         0.18            27.25        22.00       $0.05
1996:
     First quarter...........................       28.00       24.00         0.18            24.75        21.875       0.05
     Second quarter..........................       27.00       23.75         0.18            24.875       20.875       0.05
     Third quarter...........................       24.50       22.25         0.18            25.625       22.25        0.05
     Fourth quarter (through October 28).....       24.75       22.875        0.21(1)         25.375       24.125       (2)

------------

(1) The PXRE Board raised the quarterly dividend on PXRE Common Stock to $.21 per share from $.18 per share on October 17, 1996, effective with the quarterly dividend declared on such date which is payable on December 2, 1996 to the holders of record of PXRE Common Stock as of November 15, 1996.

(2) It is anticipated that at its November meeting the Transnational Board will declare a quarterly dividend of $.05 per share on the Transnational Common Stock, the record date of which will be (and the payment date of which is expected to be) prior to the Closing Date.

     The following table sets forth the closing sale price per share, as reported by NASDAQ, of PXRE Common Stock and Transnational Class A Stock on each of May 9, 1996 (the last full trading day prior to the public announcement of the merger proposal by PXRE), August 21, 1996 (the last full trading day prior to the public announcement of the execution of the Merger Agreement) and October 28, 1996 (the most recent practicable trading day prior to the printing of this Joint Proxy Statement/Prospectus), and equivalent per share prices for Transnational Class A Stock based on the PXRE Common Stock prices:

                                                                  PXRE        TRANSNATIONAL    TRANSNATIONAL
                                                              COMMON STOCK    CLASS A STOCK     EQUIVALENT*
                                                              ------------    -------------    -------------
May 9, 1996................................................      $24.00          $21.625          $ 25.38
August 21, 1996............................................      $23.00          $23.25           $ 24.32
October 28, 1996...........................................      $24.25          $25.00           $ 25.64

------------

* Calculated by multiplying the closing price of PXRE Common Stock as of each such date by the Exchange Ratio of 1.0575.
                            ------------------------
     BECAUSE THE EXCHANGE RATIO IS FIXED IN THE MERGER AGREEMENT AND NEITHER PXRE NOR TRANSNATIONAL HAS THE RIGHT TO TERMINATE THE MERGER AGREEMENT BASED ON CHANGES IN THE MARKET PRICE OF EITHER PARTY'S STOCK, THE MARKET VALUE OF THE SHARES OF PXRE COMMON STOCK THAT HOLDERS OF TRANSNATIONAL COMMON STOCK RECEIVE IN THE MERGER MAY VARY SIGNIFICANTLY FROM THE PRICES SHOWN ABOVE. PXRE STOCKHOLDERS AND TRANSNATIONAL STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR PXRE COMMON STOCK AND TRANSNATIONAL CLASS A STOCK.

     On the Record Date, there were approximately 140 holders of record (and, based on PXRE's best information, approximately 2,000 beneficial owners) of PXRE Common Stock and approximately 15 holders of record (and, based on
Transnational's best information, approximately 1,100 beneficial owners) of Transnational Class A Stock.

                              THE SPECIAL MEETINGS

PLACE, DATE AND TIME

     The PXRE Special Meeting will be held on December 9, 1996 at 1:00 p.m., local time, at the offices of PXRE, 399 Thornall Street, 14th Floor, Edison, New Jersey 08837.

     The Transnational Special Meeting will be held on December 9, 1996 at 3:00 p.m., local time, at the offices of Transnational, 399 Thornall Street, 14th Floor, Edison, New Jersey 08837.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS

     PXRE. At the PXRE Special Meeting, holders of shares of PXRE Common Stock will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement, including the issuance of PXRE Common Stock in connection with the Merger, and (ii) a proposal to approve and adopt the PXRE Charter Amendment. Holders of PXRE Common Stock will also transact such other business relating to the purposes for which the PXRE Special Meeting was called, or ancillary to the conduct thereof, as may properly be brought before the PXRE Special Meeting. Approval of the Merger Agreement, and consummation of the Merger, is not conditioned upon approval of the PXRE Charter Amendment.

     THE BOARD OF DIRECTORS OF PXRE HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE PXRE CHARTER AMENDMENT AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL AND ADOPTION OF THE PXRE CHARTER AMENDMENT.

     Transnational. At the Transnational Special Meeting, holders of shares of Transnational Common Stock will consider and vote upon the approval and adoption of the Merger Agreement. Holders of Transnational Common Stock will also transact such other business relating to the purposes for which the Transnational Special Meeting was called, or ancillary to the conduct thereof, as may properly be brought before the Transnational Special Meeting.

     THE BOARD OF DIRECTORS OF TRANSNATIONAL, BASED IN SUBSTANTIAL PART UPON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE; QUORUM; VOTES REQUIRED

     PXRE. The PXRE Board has fixed the close of business on October 23, 1996 as the Record Date for the PXRE Special Meeting. Accordingly, only holders of record of PXRE Common Stock on the Record Date will be entitled to notice of and to vote at the PXRE Special Meeting. Holders of record of PXRE Common Stock on the Record Date are each entitled to one vote per share on each matter to be voted on at the PXRE Special Meeting. As of the Record Date, 8,268,125 shares of PXRE Common Stock were issued and outstanding and held by approximately 140 holders of record and, based on PXRE's best information, approximately 2,000 beneficial owners.

     A majority of the shares of PXRE Common Stock outstanding on the Record Date must be represented in person or by proxy at the PXRE Special Meeting in order for a quorum to be present for purposes of voting on approval of the Merger Agreement and the PXRE Charter Amendment. If an executed proxy is returned and the stockholder has abstained from voting on approval and adoption of the Merger Agreement or approval of the PXRE Charter Amendment, or if any executed proxy is returned by a broker holding shares of PXRE Common Stock in street name which indicates that the broker does not have or declines to exercise discretionary authority to vote such shares (a so-called 'broker non-vote'), the shares represented by such proxy will be considered present at the PXRE Special Meeting for purposes of determining whether a quorum is present. In the event that a quorum is not present at the PXRE Special Meeting, it is expected that such meeting will be adjourned or postponed to solicit additional proxies.

     The approval and adoption of the Merger Agreement will require the affirmative vote of the holders of record of a majority of the shares of PXRE Common Stock outstanding on the Record Date. Approval of the PXRE Charter Amendment will require the affirmative vote of both (i) holders of more than two-thirds of the shares of PXRE Common Stock outstanding on the Record Date and
(ii) an Independent Majority of PXRE Stockholders. In determining whether a proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the proposal.

     As of the Record Date, directors and executive officers of PXRE and their affiliates beneficially owned and were entitled to vote 725,588 shares of PXRE Common Stock (including 636,700 shares beneficially owned by Phoenix Home Life), which represented approximately 9% of the shares of PXRE Common Stock outstanding on the Record Date. Each PXRE director and executive officer has indicated his or her present intention to vote or direct the vote of the PXRE Common Stock so owned by him or her or over which he or she has voting control for the approval and adoption of the Merger Agreement and for the approval and adoption of the PXRE Charter Amendment.

     Transnational. The Transnational Board has fixed the close of business on October 23, 1996 as the Record Date for the Transnational Special Meeting. Accordingly, only holders of record of Transnational Common Stock on the Record Date will be entitled to notice of and to vote at the Transnational Special Meeting. Holders of record of Transnational Common Stock on the Record Date are each entitled to one vote per share on each matter to be voted on at the Transnational Special Meeting. As of the Record Date, 5,365,400 shares of
Transnational Class A Stock were issued and outstanding and held by approximately 15 holders of record and, based on Transnational's best information, approximately 1,100 beneficial owners, and 1,535,948 shares of Transnational Class B Stock were issued and outstanding, all of which shares were held by PXRE Reinsurance.

     A majority of the shares of Transnational Common Stock outstanding on the Record Date must be represented in person or by proxy at the Transnational Special Meeting in order for a quorum to be present for purposes of voting on approval of the Merger Agreement. If an executed proxy is returned and the stockholder has abstained from voting on approval and adoption of the Merger Agreement, the shares represented by such proxy will be considered present at the Transnational Special Meeting for purposes of determining whether a quorum is present. Broker non-votes will also be considered present at the Transnational Special Meeting for purposes of determining whether a quorum is present. In the event that a quorum is not present at the Transnational Special Meeting, it is expected that such meeting will be adjourned or postponed to solicit additional proxies.

     The approval and adoption of the Merger Agreement will require the affirmative vote of the holders of record of a majority of the shares of Transnational Common Stock outstanding on the Record Date. In determining whether a proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the proposal.

     As of the Record Date, directors and executive officers of Transnational and their affiliates (other than PXRE) beneficially owned and were entitled to vote 9,050 shares of Transnational Class A Stock, which represented less than 1% of the shares of Transnational Class A Stock outstanding on the Record Date. Each Transnational director and executive officer has indicated his present intention to vote the Transnational Class A Stock so owned by him for the approval and adoption of the Merger Agreement. Additionally, as of the Record Date, PXRE Reinsurance beneficially owned and was entitled to vote all of the issued and outstanding shares of Transnational Class B Stock, which represented approximately 22% of the shares of Transnational Common Stock outstanding on the Record Date. All such shares of Transnational Class B Stock will be voted for the approval and adoption of the Merger Agreement.

VOTING AND REVOCATION OF PROXIES

     Shares represented by all properly executed proxies received in time for the Special Meetings will be voted at such Special Meetings in the manner specified by the holders thereof. Shares represented by proxies for which no voting instructions are given will be voted in favor of the Merger Agreement and, in the case of proxies representing shares of PXRE Common Stock, in favor of the PXRE Charter Amendment.

     It is not expected that any matter other than those referred to herein will be brought before either of the Special Meetings. If, however, other matters are properly presented for a vote, it is the intention of the persons named in the proxies to vote the shares to which said proxies relate in accordance with their judgment with respect to such matters.

     The persons named as proxies by a PXRE or Transnational stockholder may propose and vote for one or more adjournments of the applicable Special Meeting to permit further solicitations of proxies in favor of any proposal; provided, however, that no proxy which is voted against the approval of the Merger Agreement will be voted in favor of any such adjournment.

     The grant of a proxy on the enclosed PXRE or Transnational form does not preclude a stockholder from voting in person. A stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of PXRE (in the case of a PXRE stockholder) or the Secretary of Transnational (in the case of a Transnational stockholder) a duly executed revocation of proxy, by submitting a duly executed proxy bearing a later date or by appearing at the applicable Special Meeting and voting in person at such Special Meeting. Attendance at the relevant Special Meeting will not, in and of itself, constitute revocation of a proxy.

SOLICITATION OF PROXIES

     Each of PXRE and Transnational will bear the cost of the solicitation of proxies from its own stockholders, except that PXRE and Transnational will share equally the cost of printing this Joint Proxy Statement/Prospectus. In addition to solicitation by mail, the directors, officers and employees of each company and its subsidiaries may solicit proxies from stockholders of such company by telephone or telegram or in person. Corporate Communications Inc., the investor relations firm regularly retained by PXRE and Transnational, will also be called upon to solicit proxies by telephone or by mail. The fees of such firm are expected to be approximately $7,000 plus out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such person, and PXRE and Transnational will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

     TRANSNATIONAL STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. THE PROCEDURE FOR THE EXCHANGE OF SHARES AFTER THE MERGER IS CONSUMMATED IS SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS UNDER 'THE MERGER AGREEMENT -- CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES'.

                                 THE COMPANIES

PXRE

     PXRE, through its subsidiary PXRE Reinsurance, provides treaty and facultative reinsurance to primary insurers and reinsurers on commercial and personal property risks, marine and aviation risks and certain casualty risks. PXRE solicits its treaty and facultative reinsurance business from the worldwide brokerage market. PXRE also employs its property reinsurance underwriting expertise and generates management fee income by managing business for other insurers and reinsurers, including Transnational.

     PXRE Reinsurance is licensed, accredited, or otherwise authorized or permitted to conduct reinsurance business in all states (except Arkansas, Hawaii, Kansas, Oklahoma, Vermont and Washington) and the District of Columbia and Puerto Rico. PXRE Reinsurance has an A.M. Best rating of 'A (Excellent)' and a Standard & Poors Corporation ('S&P') claims-paying rating of 'A-(Good).'

     PXRE's executive offices are located at 399 Thornall Street, Edison, New Jersey 08837 and its telephone number is (908) 906-6785.

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
     Additional information concerning PXRE is included in the PXRE Form 10-K and the PXRE Forms 10-Q incorporated by reference herein.

TRANSNATIONAL

     Transnational, through its subsidiary Transnational Reinsurance, specializes in providing brokered property retrocessional reinsurance and marine and aviation retrocessional reinsurance in the U.S. and international markets. Transnational also writes marine and aviation reinsurance and facultative excess of loss reinsurance. Transnational derives its business pursuant to the Management Agreement with PXRE Reinsurance. Pursuant to the Management
Agreement, Transnational Reinsurance is entitled to participate in certain designated business written by PXRE Reinsurance and PXRE Reinsurance provides, for a fee, underwriting and supervisory services relating to the reinsurance operations of Transnational Reinsurance, and management and administrative services for Transnational and Transnational Reinsurance. PXRE Reinsurance owns all of the issued and outstanding Transnational Class B Common Stock, constituting approximately 22% of the Transnational Common Stock outstanding as of the date hereof. See 'RELATIONSHIP BETWEEN PXRE AND TRANSNATIONAL'.

     Transnational Reinsurance is licensed or authorized to conduct reinsurance business in the following states: Connecticut (its state of domicile), Alabama, Alaska, Delaware, Kentucky, Maine, New Hampshire, New Jersey, New Mexico, North Carolina, Rhode Island, South Dakota and Virginia. Transnational Reinsurance has an A.M. Best rating of 'A (Excellent)' and a S&P claims-paying rating of 'BBq'.

     Transnational's executive offices are located at 399 Thornall Street, Edison, New Jersey 08837 and its telephone number is (908) 906-6785.

     Additional  information  concerning  Transnational   is  included  in   the
Transnational Form 10-K and the Transnational Forms 10-Q incorporated by reference herein.

COMBINED COMPANY

     Giving effect to the Merger as if it had occurred on June 30, 1996, PXRE would have had a total GAAP stockholders' equity of approximately $351 million and book value per share of $24.31. See 'UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF PXRE'. Similarly, at June 30, 1996, PXRE Reinsurance and Transnational Reinsurance would have had combined statutory capital and surplus of approximately $386 million and their combined net written premiums in respect of property catastrophe exposures (71% of total net written premiums) would have been comprised of catastrophe reinsurance and retrocessional reinsurance representing 19% and 52%, respectively, of total net written premiums. As at June 30, 1996, PXRE Reinsurance's net written premiums in respect of property catastrophe exposures (73% of total net written premiums) were comprised of catastrophe reinsurance and retrocessional reinsurance representing 34% and 39%, respectively, of total net written premiums, whereas Transnational Reinsurance's catastrophe component of net written premiums (68% of total net written premiums) was comprised solely of retrocessional reinsurance. The aforementioned analysis of business mix is not necessarily indicative of business mix of the combined company which may result in the future because, among other reasons, the limitations on the lines of business currently written by Transnational Reinsurance will no longer apply.

                  RELATIONSHIP BETWEEN PXRE AND TRANSNATIONAL

BACKGROUND

     In November 1993, Transnational, then a newly-organized subsidiary of PXRE, effected an initial public offering (the 'Offering'), and in a related transaction PXRE caused PXRE Reinsurance to contribute all of the outstanding capital stock of Transnational Reinsurance (formerly Transnational Insurance Company) to Transnational. This contribution was made in exchange for Transnational's

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
issuance to PXRE Reinsurance of shares of Transnational Class B Stock, convertible on a one-for-one basis into shares of Transnational Class A Stock, which resulted in PXRE Reinsurance owning approximately 21% of Transnational's total issued and outstanding Common Stock after completion of the Offering and being entitled to designate two of the five directors of Transnational. As of the Record Date, PXRE owned (through PXRE Reinsurance) all outstanding shares of Transnational Class B Stock, representing approximately 22% of the outstanding shares of Transnational Common Stock. Pursuant to the Management Agreement discussed below, PXRE Reinsurance undertook, for a fee, to manage the businesses of Transnational and Transnational Reinsurance including the reinsurance operations of Transnational Reinsurance. To this end, the officers of PXRE and PXRE Reinsurance serve as the officers of Transnational and Transnational Reinsurance. The officers, while not salaried employees of Transnational or Transnational Reinsurance, are eligible to receive directly from Transnational, pursuant to the Transnational Officer Incentive Plan, cash incentive awards based on the net income of Transnational. In addition, two of the five directors of Transnational, and four of the seven directors of Transnational Reinsurance, are directors and/or officers of PXRE.

MANAGEMENT AGREEMENT

     Since November 8, 1993, PXRE Reinsurance has been party to the Management Agreement with Transnational and Transnational Reinsurance. Under the Management Agreement, PXRE Reinsurance has responsibility for the day-to-day operations of Transnational and Transnational Reinsurance, including all the reinsurance operations of Transnational Reinsurance. Transnational and Transnational Reinsurance do not have any operating properties or systems and they have no separate management or employees, all of their executive officers being executive officers or employees of PXRE. Pursuant to the Management Agreement, PXRE Reinsurance provides all the operating facilities, systems, equipment and management and clerical personnel required to conduct the businesses of Transnational and Transnational Reinsurance.

     Under the terms of the Management Agreement, Transnational Reinsurance shares in PXRE Reinsurance's 'new business' (defined to mean reinsurance business from insurers and reinsurers which have not ceded reinsurance to PXRE Reinsurance during the twelve months preceding the date of the Management Agreement and, therefore, are not deemed current clients of PXRE Reinsurance) and 'additional business' (defined to mean reinsurance for current clients of PXRE Reinsurance which does not replace existing coverage) classified as property retrocessional reinsurance business, marine and aviation retrocessional reinsurance or marine and aviation reinsurance and facultative excess of loss reinsurance. Transnational Reinsurance is entitled to share similarly in other property reinsurance business, if any, which PXRE Reinsurance may, from time to time, propose that Transnational Reinsurance underwrite and which Transnational Reinsurance's Board of Directors (by action of a majority of the directors not affiliated with PXRE) may approve.

     PXRE Reinsurance, with respect to the foregoing business, is required to endeavor to write for Transnational Reinsurance a line generally at least equal to PXRE Reinsurance's retained line (i.e., gross line net after pro rata cessions to third party companies under existing or substantially equivalent managed business retrocessional agreements), provided that the maximum amount written for Transnational Reinsurance may not exceed three times the amount retained by PXRE Reinsurance (i.e., 75% Transnational Reinsurance; 25% PXRE Reinsurance). In the event it is not practical or feasible to write reinsurance direct for Transnational Reinsurance, PXRE Reinsurance is required to use its best efforts to retrocede such amount of the line written by it so as to achieve the foregoing proportionate sharing formula, subject to the establishment of appropriate security in respect of Transnational Reinsurance's obligations thereunder. As a result, in 1995 Transnational Reinsurance assumed $24,790,000 of premiums written from PXRE Reinsurance.

     With respect to the renewal of policies written under the Management Agreement, Transnational Reinsurance is entitled to at least the same proportion of the combined lines of Transnational Reinsurance and PXRE Reinsurance as it had originally, subject to the foregoing limits.

     Although Transnational Reinsurance is not entitled to share in any business written by PXRE Reinsurance for current clients (as described above) or any renewals thereof, PXRE Reinsurance has agreed to endeavor to increase the amount of reinsurance written by it with respect to such current

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
clients, which increase is considered 'additional business' for the purposes of the Management Agreement, and is generally allocated first to Transnational Reinsurance to the extent required to obtain for Transnational Reinsurance a line at least equal to PXRE Reinsurance's net line.

     Pursuant to the Management Agreement, PXRE Reinsurance is required to present to the Board of Directors of Transnational Reinsurance, at or about the start of each management year, a business plan for such year, including projections for each line of business included in Transnational Reinsurance's underwriting guidelines then in effect, projections of aggregate gross premiums written on a 'best case', 'worst case' and 'most likely case' basis and any proposed changes in Transnational Reinsurance's underwriting guidelines for the year. As part of any such business plan, or at any other time, PXRE Reinsurance may present to Transnational Reinsurance's Board of Directors a proposal for conducting other property reinsurance business, whether or not such business is of a type then underwritten by PXRE Reinsurance for its own account, but PXRE Reinsurance is not obligated to present such business to Transnational Reinsurance's Board of Directors prior to writing policies for its own account.

     Transnational Reinsurance pays PXRE Reinsurance an annual basic management fee under the Management Agreement equal to 5% of gross premiums (including reinstatement premiums less return premiums) written of Transnational
Reinsurance and its consolidated subsidiaries (if any) as reflected in Transnational Reinsurance's statutory quarterly and annual statements filed with state insurance authorities. In addition, PXRE Reinsurance is entitled to receive from Transnational a contingent fee equal to 20% of 'net income' (as defined) in excess of a 20% 'return on equity' (as defined) of Transnational for each year, or part thereof, that the Management Agreement remains effective (the first such year having commenced on January 1, 1994). To date, no such contingent fee has been payable by Transnational to PXRE.

     If net income is not in excess of a 20% 'return on equity' (as defined), or if there is a loss (the aggregate amount of such shortfall and loss, if any, being considered a 'deficit'), the amount of the deficit is carried forward as a debit item in the contingent fee computation for the ensuing management year or years and no contingent fee is considered as earned with respect to such ensuing year or years until the previous deficit has been made good and a credit balance has been again restored. If net income is in excess of a 20% 'return on equity'
(i) 50% of the contingent fee is payable to PXRE Reinsurance by Transnational within 30 days after the delivery of the computation of the same by PXRE Reinsurance, and (ii) 50% of the net income in excess of a 20% 'return on equity' is carried forward as a credit item in the contingent fee computation for the ensuing management year or years, except upon termination of the Management Agreement the contingent fee (including carryforwards of debit and credit items) for the management year in which such termination occurs is payable in full with no negative amount being recoverable from PXRE Reinsurance and no portion of any positive amount being subject to being carried forward into future years.

     Transnational and Transnational Reinsurance also pay all expenses directly attributable to them, including a proportionate share of PXRE Reinsurance's rental expenses with respect to office space based on gross premiums written for the management year.

     The Management Agreement also addresses procedures for potential conflicts of interest. Generally, business opportunities presented to Transnational (or Transnational Reinsurance) or PXRE (or PXRE Reinsurance), other than business opportunities that meet certain criteria or involve (or are reasonably related
to) the underwriting of any property or marine and aviation reinsurance or insurance, must be presented to a four member Coordinating Committee (the 'Committee') consisting of two independent directors of PXRE and two independent directors of either Transnational or Transnational Reinsurance, as the case may be. This Committee then reviews and evaluates the business opportunities using such factors as they consider relevant. Based upon such review and evaluation, this Committee is required to make recommendations to each respective Board of Directors as to whether or not such business opportunities should be pursued and if so, by which company. The Boards of Directors must then act on the recommendation of the Committee (by a vote of their respective independent directors) after considering all other factors relevant to them. In addition, any transaction, agreement or other commercial arrangement proposed to be entered into between Transnational or Transnational Reinsurance, on the one hand, and PXRE or PXRE Reinsurance, on the other hand, to the extent such transaction, agreement or arrangement is material to any of the parties thereto, must first be presented to the Committee for review and evaluation and approved by the respective Boards of Directors of the companies involved in the manner described above. The foregoing does not apply in the case of transactions, agreements or arrangements otherwise addressed in the Management Agreement and in the case of sales between such companies of marketable securities at the market prices thereof.

     Pursuant to the Management Agreement, PXRE Reinsurance's liability to Transnational and Transnational Reinsurance in respect thereof is limited to PXRE Reinsurance's willful misconduct or gross negligence, and Transnational and Transnational Reinsurance have undertaken to hold PXRE Reinsurance and certain other specified persons and entities (collectively, 'PXRE indemnitees') harmless from any loss, claim, damage, liability or expense (collectively, 'losses') resulting to such PXRE indemnitees, based upon or related to the conduct by PXRE Reinsurance of Transnational's and Transnational Reinsurance's business, except for losses caused by PXRE Reinsurance's willful misconduct or gross negligence in respect of which PXRE Reinsurance has agreed to indemnify Transnational and Transnational Reinsurance. The Management Agreement provides that in no event, however, will PXRE Reinsurance be responsible for losses in respect of retrocessional and other reinsurance written by Transnational Reinsurance after the Offering.

     The Management Agreement has an initial term ending December 31, 1998 (subject to automatic renewal for successive three year terms unless either PXRE Reinsurance gives or Transnational and Transnational Reinsurance give at least one year's advance written notice of non-renewal), subject to extension of such initial term, as described below, in the event of termination of the Merger Agreement under certain circumstances. The Management Agreement may be terminated by Transnational and Transnational Reinsurance if Transnational Reinsurance's gross written premiums for a calendar year fall below specified levels. The Management Agreement may also be terminated upon events constituting a 'change of control' (as defined in the Management Agreement) of Transnational, Transnational Reinsurance or PXRE, material breaches of the Management Agreement by any party or if any party is subject to insolvency or similar proceedings. If the Management Agreement is terminated for any reason, PXRE Reinsurance is required, except in specified circumstances, to continue to provide reinsurance underwriting and/or the other services and facilities contemplated by the Management Agreement, if requested by Transnational and Transnational Reinsurance, for up to twelve months, to enable Transnational and Transnational Reinsurance to locate facilities, equipment, personnel and management to continue their operations.

     If gross premiums written for Transnational Reinsurance and its consolidated subsidiaries (if any) in any management year as reflected in Transnational Reinsurance's statutory annual statement for such management year filed with state insurance authorities do not at least equal (i) 40% of Transnational Reinsurance's statutory surplus as regards policyholders as at the end of the previous management year, reduced by certain dividends and distributions, or (ii) if lower than 40% and only if the amount of gross premiums written projected as the 'most likely' case in Transnational Reinsurance's business plan for the particular management year is less than the 'most likely' case amount originally proposed by PXRE Reinsurance, then 50% of the amount of gross premiums written projected as the 'most likely' case in Transnational Reinsurance's business plan for the particular management year (the applicable amount being referred to as the 'premium target'), Transnational Reinsurance may elect to cancel the Management Agreement. Alternatively, following the first such shortfall, Transnational Reinsurance may elect to cause PXRE Reinsurance to place with Transnational Reinsurance, for at least a two year period, a quota share of PXRE Reinsurance's entire portfolio of reinsurance in an amount at least equal to such shortfall. Transnational and Transnational Reinsurance may cancel the Management Agreement if the aggregate of all such business in any succeeding management year still falls below the 'premium target' for such succeeding management year.

     Pursuant to the Merger Agreement, in the event that the Merger Agreement is terminated under certain circumstances, the Management Agreement will be amended, effective upon such termination, to extend the initial term thereof until December 31, 2000 and to provide that the Management Agreement will be subject to termination by Transnational any time after December 31, 1998 upon one year's advance written notice.

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
     Transnational incurred a total of approximately $4,154,200, $3,510,000 and $60,000 in fees and expense reimbursements to PXRE Reinsurance under the Management Agreement during 1995, 1994 and 1993, respectively.

     The Management Agreement will be terminated upon completion of the Merger.

PXRE REINSURANCE AGREEMENT

     PXRE Reinsurance and Transnational Reinsurance are parties to an aggregate excess of loss reinsurance agreement (the 'PXRE Reinsurance Agreement'), which serves to protect Transnational Reinsurance against adverse loss development and uncollectible reinsurance relating to business written by Transnational Reinsurance prior to November 8, 1993. Under the PXRE Reinsurance Agreement, PXRE Reinsurance has agreed to indemnify Transnational Reinsurance in respect of business written by Transnational Reinsurance prior to November 8, 1993 for development of losses in excess of Transnational Reinsurance's reserves as of September 30, 1993. In 1993, Transnational Reinsurance paid a one-time premium of $25,000 to PXRE Reinsurance under the PXRE Reinsurance Agreement. No amounts have been paid by PXRE Reinsurance to Transnational Reinsurance under the PXRE Reinsurance Agreement.

REGISTRATION RIGHTS AGREEMENT

     PXRE Reinsurance and Transnational are parties to a registration rights agreement (the 'Registration Rights Agreement') whereby PXRE Reinsurance is entitled to certain 'piggyback' and 'demand' registration rights, subject to the conditions contained in such agreement. In general, in connection with any registration of stock pursuant to the Registration Rights Agreement, Transnational will bear all registration and filing fees, printing expenses, fees and disbursements of counsel for each of Transnational and PXRE Reinsurance, 'blue sky' fees and expenses and the expense of any special audits incident to or required by any such registration. For each such registration of Transnational stock, PXRE Reinsurance will bear all underwriting discounts, selling commission and transfer taxes applicable to such sales. The Registration Rights Agreement will be terminated upon completion of the Merger.

CBOT JOINT VENTURE

     In March 1995, PXRE and Transnational entered into a joint venture arrangement to trade in catastrophe futures and options contracts on the Chicago Board of Trade ('CBOT'). PXRE and Transnational have each committed $2.5 million to this venture. Although the joint venture has developed a number of trading strategies, the low level of activity in the CBOT market for catastrophe futures has kept trade volume to a minimum through June 30, 1996.

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                                   THE MERGER

BACKGROUND OF THE MERGER

     Transnational was organized by PXRE in November, 1993 as a property and marine and aviation retrocessional specialist to take advantage of opportunities in the retrocessional marketplace. Transnational completed an initial public offering of its Class A Common Stock on November 9, 1993, after which PXRE Reinsurance owned all the outstanding Class B Common Stock of Transnational, representing approximately 21% of the Transnational Common Stock.

     Today, the reinsurance markets, rating agencies and the capital markets are placing increased importance on the size and financial strength of reinsurance companies. In addition, increased competition and the influx of capital into the reinsurance industry, coupled with dampened demand for coverages, have resulted in a decrease in pricing in many segments of the catastrophe reinsurance markets, in response to which Transnational and PXRE in recent renewal periods have been reducing their premiums written. In response to these changed market conditions, management of PXRE in the first quarter of 1996 began to explore the possibility of a strategic business combination with Transnational. Management of PXRE believed that the combination of PXRE and Transnational, which would create a capital base in excess of $350 million, would improve the combined company's position in the reinsurance markets, with rating agencies and in the capital markets. Also, management of PXRE believed that a strategic combination with Transnational could result in management efficiencies and cost savings.

     On April 16, 1996, management of PXRE raised with the PXRE Board the concept of a strategic combination with Transnational and discussed the factors described above. The PXRE Board affirmed its willingness to explore the concept of such a combination and appointed a committee of three directors (the 'PXRE Committee'), consisting of Edward P. Lyons, Wendy Luscombe and Donald H. Trautlein, to consider the concept further, including meeting with PXRE's legal and financial advisers, and to supervise the process.

     On April 18, 1996, Gerald L. Radke, the Chairman of the Board, President and Chief Executive Officer of PXRE and Transnational, advised the three independent directors of Transnational (Messrs. Thomas H. Fox, Franklin D. Haftl and William L. Musser, Jr.) that the PXRE Board had authorized him to advise them that PXRE had determined to explore the concept of a strategic combination with Transnational. In light of the relationship between the two companies (including PXRE's designation of two directors to the Transnational Board), it was determined that the three independent directors should meet separately and retain independent legal and financial advisers.

     Subsequent to Mr. Radke's April 18 advice, Messrs. Fox, Haftl and Musser held discussions amongst themselves in late April, 1996 regarding their anticipated role as independent directors of Transnational should a proposal be made by PXRE for a business combination with Transnational. During those discussions, the independent directors of Transnational determined to retain Davis Polk & Wardwell ('Davis Polk') in the event such a proposal were to materialize.

     Dillon Read was retained to advise PXRE in connection with a possible transaction in late April, 1996.

     The PXRE Committee met with representatives of Dillon Read and Morgan, Lewis & Bockius LLP ('Morgan Lewis') on May 9, 1996. At this meeting Dillon Read made a presentation to the PXRE Committee which included a review of, among other things, current reinsurance industry conditions and recent consolidation trends in the reinsurance industry, summary market and financial information for selected reinsurance companies and a financial and business overview of Transnational. Dillon Read also reviewed various valuation methodologies and negotiation strategies. At the same meeting, Morgan Lewis advised the PXRE Committee generally as to the relevant aspects of Delaware law and federal securities laws. Also at this meeting, the PXRE Committee developed an initial proposal for the merger of Transnational and PXRE. Thereafter, on May 10, 1996, PXRE submitted to Transnational a proposal for a strategic business combination of PXRE and Transnational, designed to be on a tax-free basis and subject to specified conditions, at an exchange ratio of .98 shares of PXRE Common Stock for each share of Transnational Class A Stock. PXRE announced that it had made the initial proposal on May 10, 1996.

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
     In response to PXRE's proposal, Transnational's independent directors met by conference on May 10, 1996 to constitute themselves as a special committee of the Transnational Board (the 'Special Committee') in connection with the proposal, and Mr. Fox was designated Chairman of the Special Committee. Transnational, on May 13, 1996, announced that it had received the proposal and that a special committee of independent directors of Transnational would be formed to consider the proposal with the assistance of independent legal and financial advisers. By action of the Transnational Board on May 13, 1996, establishment of the Special Committee consisting of Messrs. Fox, Haftl and Musser was ratified, and the Special Committee was delegated full authority to review, evaluate and reach a determination with respect to the PXRE proposal (including authority to negotiate with respect to the terms of any business combination with PXRE), any alternatives available to Transnational, and any other proposals that might be received for a business combination involving Transnational or all or substantially all of its assets. Furthermore, the Transnational Board authorized the retention of legal counsel and a financial adviser by the Special Committee to assist in its review and evaluation of the PXRE proposal and any other potential proposals. The Special Committee retained Davis Polk as its legal counsel and DLJ as its financial adviser to assist in its review and evaluation of the PXRE proposal and any other potential proposals.

     On May 15, 1996, a putative class action lawsuit was filed in the Court of Chancery of the State of Delaware which named PXRE, Transnational and the directors of Transnational, including certain persons who are also officers of PXRE and Transnational, as defendants. See 'THE MERGER -- Certain Litigation Concerning the Proposed Merger'.

     At a Special Committee meeting held on May 20, 1996, Davis Polk advised the Special Committee generally as to the relevant aspects of Delaware law and the legal duties of the Special Committee. Davis Polk also advised the Special Committee as to the status of the aforementioned lawsuit and answered questions of the Special Committee relating thereto.

     At the same meeting, DLJ made an introductory presentation to the Special Committee regarding the proposal and there was a preliminary discussion of the proposal and possible alternatives thereto. The Special Committee instructed DLJ to initiate contact with third parties whom DLJ thought might be interested in an alternative transaction with Transnational and to analyze, as an alternative to the PXRE proposal, the prospects of Transnational operating as a stand-alone company.

     The Transnational annual meeting of stockholders and a meeting of the Transnational Board were held on May 21, 1996.

     Commencing on  or  about  May  20, 1996,  PXRE  furnished  to  the  Special
Committee's advisers copies of various documents concerning PXRE and Transnational to facilitate such advisers' due diligence review of PXRE and Transnational on behalf of the Special Committee with respect to the proposal. On May 23, 1996, Davis Polk submitted a request for copies of further documents in connection with such due diligence review. Such documents were furnished by PXRE as requested. DLJ and Davis Polk engaged in a due diligence review of such materials.

     On May 24, 1996, Morgan Lewis distributed a first draft of a merger agreement to the Special Committee and its advisers.

     On May 29, 1996, management of PXRE conducted a due diligence presentation regarding the business and affairs of both PXRE and Transnational for the Special Committee and its financial and legal advisers.

     The annual meeting of stockholders of PXRE and a meeting of the PXRE Board were held on June 6, 1996. At the meeting of the PXRE Board, Dillon Read made a presentation which included a review of, among other things, current reinsurance industry conditions and recent consolidation trends in the reinsurance industry, summary market and financial information for selected reinsurance companies and a financial and business overview of Transnational. Dillon Read also reviewed the initial merger proposal and various valuation methodologies to be utilized by Dillon Read in its financial analysis of the Merger and answered questions of the Board relating to costs associated with raising capital in the public markets. The Dillon Read presentation was preliminary and informational in nature and was intended primarily to review with the PXRE Board certain issues that would require resolution in negotiations with Transnational's Special Committee. At this meeting Morgan Lewis

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
advised the PXRE Board as to the status of the aforementioned lawsuit and answered questions of the PXRE Board relating thereto.

     The Special Committee met with its legal and financial advisers, in person or by conference, on numerous occasions during June and July of 1996 to discuss and analyze the PXRE proposal, to formulate a possible counter-proposal thereto, to receive reports from DLJ with respect to DLJ's exploration of alternative transactions, and to review and consider alternatives to the PXRE proposal. At a Special Committee meeting on June 10, 1996, DLJ led a general discussion of the PXRE proposal and of potential alternative transactions available to
Transnational, and Davis Polk updated the Committee on the status of negotiations regarding a proposed confidentiality agreement between PXRE and Transnational. Davis Polk also led a preliminary discussion on the principal issues presented in the May 24, 1996 draft merger agreement that had been received from Morgan Lewis.

     At a Special Committee meeting on June 14, 1996, DLJ led a further general discussion of the proposal and of DLJ's evaluation and analysis thereof. DLJ also updated the Special Committee on its discussions with third parties regarding potential alternative transactions available to Transnational. DLJ also advised the Special Committee that it had been invited to meet with Dillon Read on June 18, 1996 to discuss the proposal, and the Special Committee determined that it was advisable for DLJ to attend such meeting. DLJ attended the June 18 meeting with Dillon Read and presented and explained to Dillon Read the Special Committee's thinking on the PXRE proposal. That evening DLJ updated the Special Committee on its discussions with Dillon Read.

     On June 20, 1996, DLJ presented for consideration by the Special Committee DLJ's analysis of various possible counter-offer proposals that might be submitted to PXRE in response to PXRE's proposal. Such possible counter-offers included consideration of a number of variations generally designed to provide greater value to Transnational stockholders through the merger, including, among other things, (i) increasing the exchange ratio at which Transnational Class A Stock would be converted into PXRE Common Stock in the merger and providing for a 'collar' provision (a 'Collar') to provide certain protection to Transnational stockholders against significant downward fluctuations in the price of PXRE Common Stock by establishing a minimum value to be received in the merger by (while also limiting the potential upside to) Transnational stockholders, and/or
(ii) providing a combination of PXRE Common Stock, warrants to acquire PXRE Common Stock and cash to Transnational stockholders in the merger. Following discussion of such counter-proposals, the Special Committee requested that DLJ conduct further analysis with respect thereto with a view to developing a counter-proposal for submission to PXRE and its advisers.

     Reciprocal confidentiality agreements were executed between PXRE and Transnational on or about June 26, 1996.

     On June 27, 1996, DLJ presented a revised set of alternative counter-proposals for consideration by the Special Committee. Following discussion thereon and based on the advice of its advisers, the Special Committee favored a counter-proposal (the 'Transnational Counter-Proposal') that represented merger consideration per share of Transnational Common Stock consisting of .98 shares of PXRE Common Stock (including a Collar of $4.00 above and below the average closing price of PXRE Common Stock for the ten business days prior to the signing of the merger agreement) plus warrants to purchase .31 shares of PXRE Common Stock. The principal proposed terms of such warrants were
(i) an exercise price per share equal to the average closing price per share of PXRE Common Stock for the ten business days prior to signing the merger agreement, (ii) expiration within six months following the occurrence of both
(x) a market loss of at least $20 billion and (y) the market price of PXRE Common Stock being at least 150% of the warrant exercise price for at least 20 consecutive trading days, and (iii) otherwise a ten-year term.

     The Special Committee and its advisers were of the view that including such warrants in the merger consideration would be attractive to Transnational stockholders in that such warrants would enable such stockholders to participate in future upside with respect to PXRE Common Stock separate from and in addition to the shares of PXRE Common Stock to be received in the merger, while also being attractive to PXRE by providing economical access to capital at a time when capital-raising might be desirable to PXRE. Accordingly, the Special Committee authorized DLJ to submit the Transnational Counter-Proposal to PXRE.

     DLJ presented the Transnational Counter-Proposal to PXRE and Dillon Read at a meeting on July 9, 1996. Mr. Radke and Dillon Read requested clarification thereof but offered no response thereto at that time.

     In mid-July, the PXRE Committee met on a number of occasions by conference with PXRE's legal and financial advisers and Messrs. Radke and Kimmel to discuss the Transnational Counter-Proposal. During this time period discussions were also held between Dillon Read and DLJ to clarify and elaborate on the provisions of the Transnational Counter-Proposal. On July 15, 1996, the PXRE Committee authorized Dillon Read to advise DLJ that PXRE could, subject to certain conditions (principally, negotiation of a definitive merger agreement and satisfactory settlement terms being reached with the plaintiff in the aforementioned lawsuit), raise its offer to 1.04 shares of PXRE Common Stock for each share of Transnational Common Stock, but that the warrants and Collar were not acceptable.

     On or about July 16, 1996, Dillon Read communicated to DLJ that the Transnational Counter-Proposal was not acceptable to PXRE and that, in particular, PXRE did not favor the inclusion of any warrants in the merger consideration. Dillon Read responded to the Transnational Counter-Proposal by submitting a revised proposal from PXRE which constituted an increased exchange ratio of 1.04 shares of PXRE Common Stock for each share of Transnational Common Stock in the merger, without any Collar provision. At that point, the Special Committee instructed DLJ to meet again with Dillon Read to continue to explore the inclusion of warrants in the merger consideration and to gain a better understanding of PXRE's exclusion thereof in its revised proposal. Following a series of discussions on such matters between Dillon Read and DLJ towards the end of July, DLJ, on behalf of the Special Committee, submitted a revised counter-proposal to PXRE which constituted merger consideration per share of Transnational Common Stock consisting of (i) 0.98 shares of PXRE Common Stock plus (ii) warrants to purchase .25 shares of PXRE Common Stock (the principal terms of the proposed warrants being the same as in the Transnational Counter-Proposal).

     On July 29, 1996, the PXRE Committee met with PXRE's legal and financial advisers and Messrs. Radke and Kimmel to discuss the revised counter-proposal and, in particular, to explore further the implications of including warrants as part of the merger consideration. The PXRE Committee authorized Dillon Read to continue discussions with DLJ and also authorized Mr. Radke to discuss its concerns directly with the Special Committee.

     In early August, 1996, representatives of PXRE and Transnational had a number of discussions in which PXRE indicated its desire to exclude warrants from the merger consideration because, among other things, a merger consideration based on a fixed exchange ratio without warrants provided for a less complex transaction, including warrants in the merger consideration would make the transaction partially taxable to Transnational stockholders and entail additional legal and administrative costs to PXRE, and PXRE did not favor giving Transnational stockholders a right to acquire PXRE Common Stock in the future at current prices separate from and in addition to the shares of PXRE Common Stock to be received in the merger.

     Consistent with PXRE's desire to structure the merger consideration as a fixed exchange ratio, the financial advisers of PXRE and Transnational had numerous discussions during that time regarding the parties' respective positions on such exchange ratio. Following these discussions, Mr. Fox and Mr. Radke had a discussion on August 6, 1996 during which Mr. Radke indicated that the PXRE Committee would be willing to proceed based on an exchange ratio of
1.055. Mr. Fox communicated the Special Committee's view that an exchange ratio of 1.055 was not acceptable, but that the Special Committee would be willing to accept an exchange ratio of 1.06. Mr. Radke communicated to Mr. Fox the PXRE Committee's view that this counter-proposal was not acceptable. On August 7, 1996, Mr. Haftl had a further discussion with Mr. Radke in an attempt to reach an agreement on the exchange ratio. In a subsequent conversation on August 8, 1996, Messrs. Radke and Fox agreed to an exchange ratio of 1.0575.

     On August 8, 1996, Davis Polk provided to Morgan Lewis written comments of the Special Committee and its advisers on the draft merger agreement. Morgan Lewis and Davis Polk commenced negotiation of the provisions of the merger agreement on August 9, 1996. A negotiating session attended by representatives of PXRE, the Special Committee and their respective advisers was held at

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
Morgan Lewis' offices on August 12, 1996 to discuss the remaining open points in the draft merger agreement. A revised draft of the merger agreement was distributed by Morgan Lewis on August 13, 1996 and Davis Polk provided written comments to Morgan Lewis thereon on August 15, 1996.

     On August 12, 1996, representatives of DLJ and the Special Committee met with the legal counsel and the financial expert of the plaintiff in the aforementioned lawsuit.

     The parties continued arms-length negotiations until the definitive terms of the merger agreement were finalized, subject to agreement in principle on satisfactory settlement terms being reached with the plaintiff in the aforementioned lawsuit and the approval of the PXRE Board and Transnational Board.

     On August 21, 1996, a meeting of the Special Committee was held at which DLJ reviewed and updated presentations previously made to the Special Committee, including its valuation methodologies used in its evaluation of the fairness to the holders of Transnational Class A Stock, from a financial point of view, of the consideration to be paid to such holders by PXRE in the merger. At the meeting, DLJ presented to the Special Committee DLJ's oral opinion (which was presented in writing on August 22, 1996) to the effect that, as of such date, the right to receive 1.0575 shares of PXRE Common Stock into which each share of Transnational Class A Stock would be converted pursuant to the merger agreement was fair to the holders of Transnational Class A Stock from a financial point of view. See 'Opinion of DLJ'. Following DLJ's presentation, Davis Polk reviewed the proposed merger agreement and noted that no material terms thereof remained open. Davis Polk also advised the Special Committee that a tentative settlement of the lawsuit filed by a Transnational stockholder with respect to the proposed merger had been reached on the basis of the terms of the merger that had been described to the Special Committee at the meeting. After full consideration of the negotiations with PXRE, the draft of the merger agreement, the financial and other terms of the merger, the status of the lawsuit, and in light of DLJ's fairness opinion, the Special Committee voted unanimously that (i) the merger agreement and the proposed merger and other transactions contemplated by the merger agreement (collectively, the 'Merger Proposal') were fair to, and in the best interests of, the holders of Transnational Class A Stock, and (ii) subject to approval of the merger and related matters by the PXRE Board on August 22, 1996, to recommend the Merger Proposal for approval by the Transnational Board and to recommend that the Transnational Board recommend that the stockholders of Transnational approve the Merger Proposal. A meeting of the Transnational Board was then held (with Messrs. Radke and Kimmel absent) at which the Transnational Board, subject to approval of the merger and related matters by the PXRE Board on August 22, 1996, approved the Merger Proposal and recommended that the stockholders of Transnational approve the Merger Proposal.

     On August 22, 1996, the PXRE Board held a meeting at which Dillon Read summarized the negotiations that resulted in the terms of the proposed merger, including the Exchange Ratio and reviewed and updated the presentation previously made to the directors, including the various valuation methodologies used by Dillon Read in its analysis of the fairness to the stockholders of PXRE, from a financial point of view, of the consideration to be paid by PXRE in the merger. Dillon Read then presented a copy of Dillon Read's written opinion to the effect that, as of such date, the consideration to be paid by PXRE pursuant to the merger agreement was fair to the stockholders of PXRE, from a financial point of view. See 'Opinion of Dillon Read'. At the conclusion of Dillon Read's presentation, representatives of Morgan Lewis then reviewed the proposed merger agreement and discussed certain of its terms and advised the PXRE Board that a tentative settlement of the lawsuit with respect to the proposed merger filed by a stockholder of Transnational had been reached on the basis of the terms of the merger that had been described to the PXRE Board at the meeting. After full consideration of the negotiations with the Special Committee, the draft of the merger agreement, the financial and other terms of the merger, and in light of the fairness opinion of Dillon Read, the PXRE Board voted unanimously to approve the merger agreement and to recommend that the stockholders of PXRE vote in favor of the approval and adoption of the merger agreement, including the issuance of shares of PXRE Common Stock provided for therein.

     PXRE and Transnational each executed the Merger Agreement and issued a joint press release announcing that they had entered into the Merger Agreement on the morning of August 22, 1996. On August 23, 1996, PXRE and Transnational announced that an agreement in principle had been reached

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
respecting settlement of the lawsuit relating to the Merger. See 'Certain Litigation Concerning the Proposed Merger'.

     PXRE and Transnational each executed Amendment No. 1 to the Merger Agreement as of September 27, 1996 and Amendment No. 2 to the Merger Agreement as of October 24, 1996. The Amendments reflected certain technical changes required to be made to the Merger Agreement.

RECOMMENDATION OF THE PXRE BOARD; REASONS FOR THE MERGER

     The PXRE Board concluded that the terms of the Merger are fair to and in the best interests of PXRE and its stockholders. Accordingly, the PXRE Board unanimously approved the Merger Agreement and recommends that stockholders of PXRE vote FOR the approval and adoption of the Merger Agreement, including the issuance of shares of PXRE Common Stock provided for therein. The PXRE Board considered the fact that the Merger will provide PXRE and Transnational stockholders with an ongoing equity interest in a single corporation with a higher capital base. As ceding companies continue to emphasize size in placing reinsurance, and rating agencies increasingly stress the size of capital base in rating decisions, the significant increase in size achieved by combining the two companies should make PXRE a stronger participant in the market, even though many of the other major property catastrophe reinsurers continue to have larger capital bases than PXRE. The Merger will also result in management efficiencies and will eliminate various expenses associated with the operation of two public companies.

     In reaching its conclusion, the PXRE Board considered the following material factors:

          1. Information concerning the financial performance, condition, business operations and prospects of each of PXRE and Transnational.

          2. The proposed terms and structure of the transaction and the terms and conditions of the Merger Agreement.

          3. The effects of the Merger on PXRE's existing stockholders, as well as the effect of the Merger on employees and clients of PXRE and Transnational.

          4. The current book values per share of PXRE and Transnational and current and historical market prices of PXRE Common Stock and Transnational Class A Stock.

          5. The costs associated with raising capital in the public markets.

          6. The opinion of Dillon Read, dated August 22, 1996, that the consideration to be paid pursuant to the Merger Agreement is fair to the stockholders of PXRE, from a financial point of view. See 'Opinion of Dillon Read'.

          7. The proposed settlement of the litigation relating to the Merger. See 'Certain Litigation Concerning the Merger'.

          8. The regulatory approvals required to consummate the Merger and the favorable prospects for receiving all such approvals.

     In view of the variety of factors considered in connection with the evaluation of the Merger, the PXRE Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its decision.

     For information concerning certain interests of members of the PXRE Board, see 'Interests of Certain Persons in the Merger'.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE TRANSNATIONAL BOARD; REASONS FOR THE MERGER

     The Special Committee concluded that the terms of the Merger are fair to and in the best interests of stockholders of Transnational (other than PXRE) and unanimously voted to recommend that the Transnational Board approve the Merger Agreement. The Transnational Board, acting through the independent directors who constitute the Special Committee (and in the absence of Messrs. Radke and Kimmel), based substantially upon the unanimous recommendation of the Special Committee, determined that the terms of the Merger are fair to and in the best interests of the stockholders of Transnational (other than PXRE). Accordingly, the Transnational Board approved the Merger Agreement and recommends that the stockholders of Transnational vote FOR the proposal to approve

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
and adopt the Merger Agreement. In determining to recommend approval of the Merger Agreement by the Transnational Board, the Special Committee considered the following material factors:

          1. The assistance, advice and opinion of DLJ, including DLJ's review of financial matters relating to PXRE and Transnational, and its written opinion as to the fairness of the right of holders of Transnational Class A Stock to receive 1.0575 shares of PXRE Common Stock from a financial point of view. See 'Opinion of DLJ'.

          2. Information concerning the business, assets, financial condition, operating results and prospects of PXRE and Transnational, as well as information concerning the state of the insurance and reinsurance industry generally, including the trend towards consolidation in the insurance and reinsurance industry that has shifted business to larger, better capitalized reinsurers.

          3. The current book values per share of PXRE and Transnational and current and historical market prices of PXRE Common Stock and Transnational Class A Stock.

          4. The relative market value of the shares of Transnational Class A Stock and PXRE Common Stock historically and on the date of the Special Committee's action.

          5. The premium that the proposed merger consideration represented over the market value of Transnational Class A Stock that had been prevailing in various periods immediately prior to May 9, 1996, the last full trading date prior to the date on which PXRE publicly announced the Merger proposal submitted by PXRE to Transnational. If the Merger would have been consummated on May 9, 1996, the date prior to the public announcement of the Merger proposal by PXRE, the 1.0575 Exchange Ratio would have resulted in holders of Transnational Class A Stock receiving PXRE Common Stock with a market value on that date of approximately 17.4% higher than the market value on that date of the Transnational Class A Stock. The value of the merger consideration is, however, subject to fluctuation based on changes in the market price of PXRE Common Stock.

          6. The proposed terms and structure of the transaction and the terms and conditions of the Merger Agreement, including the Exchange Ratio, the tax-free status of the Merger, and the ability of Transnational to terminate the Merger Agreement, subject to certain conditions, if a third party makes a bona fide proposal for an Acquisition Transaction (as described below) that the Special Committee believes, and advises the Transnational Board, is superior to the Merger from a financial point of view to the Transnational stockholders.

          7. The nature and extent of the negotiations relating to the Merger.

          8. Alternative transactions to the Merger Proposal available to Transnational.

          9. The nature, terms and scheduled expiration of the term of Transnational's Management Agreement with PXRE, and the prospects of operating Transnational as a stand-alone company following termination of the Management Agreement.

          10. The proposed settlement of the litigation relating to the Merger. See 'Certain Litigation Concerning the Merger'.

          11. The opportunity, through the Merger, for Transnational's stockholders to have an ongoing equity interest in the combined company with a larger capital base, and the possible benefits that might flow to the stockholders of Transnational from the Merger, including the expected financial economies and cost reductions for the combined company.

In view of the variety of factors considered in connection with the evaluation of the Merger, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its decision.

     For  information   concerning  certain   interests   of  members   of   the
Transnational Board, see 'Interests of Certain Persons in the Merger'.

OPINION OF DILLON READ

     PXRE retained Dillon Read to act as financial adviser to the PXRE Board in its consideration of the Merger. No limitations were imposed by PXRE upon the scope of Dillon Read's investigation or otherwise with respect to the opinion rendered by Dillon Read. On August 22, 1996, the date PXRE

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
and Transnational entered into the Merger Agreement, Dillon Read rendered its opinion to the PXRE Board that, as of that date, the consideration to be paid by PXRE pursuant to the Merger Agreement was fair to the stockholders of PXRE, from a financial point of view.

     A copy of Dillon Read's opinion, dated August 22, 1996, is attached hereto as Annex B. Holders of PXRE Common Stock are urged to read the opinion in its entirety for assumptions made, procedures followed, other matters considered and limits of the review by Dillon Read.

     Dillon Read's opinion is directed only to the fairness of the consideration to be provided by PXRE and does not constitute a recommendation to any stockholder of PXRE as to how such stockholder should vote such stockholder's shares.

     In arriving at its opinion, Dillon Read, among other things, (i) reviewed certain publicly available business and financial information relating to Transnational and PXRE, (ii) reviewed certain non-public financial information and other data relating to Transnational and PXRE provided to them by PXRE, including financial projections prepared by the management of PXRE, (iii) conducted discussions with members of the senior management of PXRE (who also serve as senior management of Transnational), (iv) reviewed the financial terms, to the extent publicly available, of certain acquisition transactions considered by Dillon Read to be generally comparable to the Merger, (v) reviewed publicly available financial and securities market data pertaining to certain companies in lines of business considered by Dillon Read to be generally comparable to those of Transnational, (vi) reviewed the reported price and trading activity for Transnational Class A Stock and PXRE Common Stock, and (vii) conducted such other financial studies, analyses and investigations, and considered such other information, as Dillon Read deemed necessary and appropriate.

     In connection with its review, and with the consent of PXRE, Dillon Read did not assume any responsibility for independent verification of any of the foregoing information and relied on such information as being complete and accurate in all material respects. In addition, Dillon Read did not make an independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of Transnational or any of its subsidiaries, nor was Dillon Read furnished with any such evaluation or appraisal. Furthermore, Dillon Read assumed, with PXRE's consent, that all of such information, including the projections, provided to Dillon Read by management of PXRE was prepared in good faith on a basis reflecting the best then currently available estimates and judgments of such management as to the future financial performance of Transnational and PXRE and was based on the historical performance and certain estimates and assumptions which were reasonable at the time made. PXRE's management has informed Dillon Read that, as of the June 30, 1996 second quarter results, Transnational was currently not meeting its plan for 1996 and would expect to achieve lower results for the future years than indicated in the projections. PXRE's management did not provide Dillon Read with any revised projections to take into consideration these new expectations. In addition, Dillon Read's opinion was based on economic, monetary and market conditions existing on the date thereof.

     The consideration to be paid by PXRE pursuant to the Merger Agreement was determined in negotiations between PXRE and the Special Committee in which negotiations Dillon Read advised PXRE.

     In connection with rendering its opinion and making its presentation to the PXRE Board, Dillon Read considered a variety of evaluation methods which are summarized below. While the following summary describes the material analyses, it does not purport to be a complete description of the analyses considered by Dillon Read in support of its opinion.

     Selected Company Trading Analysis. Using publicly available information, Dillon Read analyzed trading multiples of eight companies whose securities are publicly traded and which Dillon Read believed to be generally comparable to PXRE and Transnational, noting however that property reinsurers have more volatility of earnings and therefore trade at lower relative price/earnings multiples and that the offshore property catastrophe companies generally trade at a premium to PXRE and Transnational which are U.S.-based pure property catastrophe reinsurance companies due to tax advantages. Dillon Read calculated trading multiples for such eight selected companies of (i) 1996 expected earnings per share (based on median estimates supplied by Institutional Brokers Estimate System database), 5.0x to 7.0x, (ii) book value of common equity, 1.0x to 1.4x, and (iii) latest statutory surplus, 0.9x to 1.4x. Transnational's valuation multiples, based upon the Exchange Ratio of 1.0575

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
contemplated by the Merger Agreement were as follows: (i) 1996 expected earnings per share, 7.1x; (ii) latest book value of common equity, 1.0x; and (iii) latest surplus, 1.1x. Dillon Read noted that these multiples for Transnational are within or above the trading range of the selected companies.

     Acquisition Analysis. Dillon Read analyzed twelve U.S. transactions and ten European transactions which Dillon Read believed to be generally comparable to the transaction contemplated by the Merger Agreement, using publicly available information, noting however that most of the transactions involved casualty reinsurers with different return and growth characteristics than principally a property catastrophe retrocessional reinsurer. The range for the purchase price of equity as a multiple of each of the indicated statistics for the group of selected transactions were as follows: (i) latest book value of common equity, 0.8x to 1.4x; (ii) latest 12-month net income to common shareholders, 8.0x to 24.6x; and (iii) latest net premiums earned, 0.3x to 2.9x.

     Transnational's valuation multiples, based upon the 1.0575 Exchange Ratio contemplated by the Merger Agreement, were as follows: (i) latest book value of common equity, 1.0x; (ii) latest 12-month net income to common shareholders, 7.6x; and (iii) latest net premiums earned, 2.6x. Dillon Read noted that these multiples were within or below the range of the selected multiples.

     Economic Book Value Analysis. Dillon Read calculated the economic book value of Transnational as of June 30, 1996 and determined that it was between $23.88 and $25.01 per share. In calculating the economic book value of Transnational, Dillon Read took into consideration the following factors, among others: (i) mark-to-market of the investment portfolio, (ii) adjustments for the valuation of deferred income tax benefits, (iii) ranges of differences between the stated amounts and net present value of loss reserves and unearned premiums and (iv) a range of value for any reserve deficiency. Dillon Read noted that the price for Transnational contemplated by the Merger Agreement ($24.455 per share based on a PXRE closing price on August 20, 1996 of $23.125 per share) is within the range established by the economic book value analysis.

     Discounted Cash Flow Analysis. Dillon Read calculated the present value of future cash flows that Transnational could be expected to generate over the next five years (the 'Discounted Cash Flow Analysis'). The Discounted Cash Flow
Analysis was based upon (i) Transnational's recent operating and financial performance, including management's business plan for fiscal 1996 and 1997 and the historical operating results for the three most recently completed fiscal years, and (ii) projections and business plans for 1996 through 2000 prepared for Transnational by PXRE Reinsurance and its management or representatives that were provided to Dillon Read. In developing its Discounted Cash Flow Analysis for each case, Dillon Read took the 'dividend cash flow' that Transnational was expected to generate from fiscal year 1996 to 2000 and discounted these cash flows to present values. Dillon Read applied a range of discount rates from 11% to 15%, determined by Dillon Read as the most appropriate range for Transnational. Dillon Read arrived at this range of appropriate discount rates by determining the cost of equity for publicly traded companies in businesses deemed by Dillon Read to be generally similar to Transnational. To approximate the residual value of Transnational after this five-year period, Dillon Read applied multiples of book value ranging from 0.9x to 1.3x, which range was based on the multiples of book value which have been paid in recent publicly announced acquisitions of businesses deemed by Dillon Read to be generally similar to Transnational. These residual value estimates were then discounted to present value using each of the above discount rates. The analysis yielded a range of perceived values for Transnational Common Stock of $24.00 to $32.00 per share. Dillon Read noted that the consideration to be paid by PXRE pursuant to the Merger Agreement valued at the time of Dillon Read's opinion was within the range of perceived values of Transnational's future cash flows.

     As noted above, the discounted cash flow analysis was calculated with operating projections provided to Dillon Read by the management of PXRE. PXRE's management has informed Dillon Read that, as of the June 30, 1996 second quarter results, Transnational was currently not meeting its plan for 1996 and would expect to achieve lower results for the future years than indicated in the projections. PXRE's management did not provide Dillon Read with any revised projections to take into consideration these new expectations.

     Relative Contribution Analysis. Dillon Read analyzed certain financial information, including income statement data, balance sheet data and market data, of PXRE and Transnational to determine

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
the relative contribution of each of PXRE and Transnational to the combined company. Among other things, Transnational's contribution to net income of the combined entity as of June 30, 1996 was estimated to be 38.9%, its contribution to total assets of the combined company at June 30, 1996 was estimated to be 34.8%, its contribution to book value of the combined company at such date was estimated to be 43.4% and its contribution to surplus of the combined company at such date was estimated to be 36.8%. Additionally, based upon the stock price at August 9, 1996, Transnational's contribution to market value of the combined company was estimated to be 43.6%. Dillon Read noted that, based on an Exchange Ratio of 1.0575 shares of PXRE Common Stock for each share of Transnational
Common Stock, the owners of Transnational Common Stock (including PXRE Reinsurance) will own approximately 45.4% of the combined entity, which Dillon Read viewed as not inconsistent with the foregoing percentages. The results of these contribution analyses are not necessarily indicative of the contributions that the respective businesses may actually make in the future.

     In arriving at its opinion, Dillon Read did not assign any particular weight to any analysis or factor considered by it, but rather made qualitative judgments based on its experience in rendering such opinions and on then existing economic, monetary and market conditions as to the significance and relevance of each analysis and factor. Accordingly, Dillon Read believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying such analyses and its opinion. In its analyses, Dillon Read made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond PXRE's or Dillon Read's control. Any estimates contained in Dillon Read's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein.

     Dillon Read is a nationally recognized investment banking firm which, as part of its investment banking business, regularly is engaged in evaluating businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The PXRE Board selected Dillon Read on the basis of the firm's expertise and reputation.

     Pursuant to the engagement letter between PXRE and Dillon Read, PXRE paid Dillon Read $100,000 upon the execution of the engagement letter and has agreed to pay Dillon Read an additional $400,000 upon consummation of the Merger. PXRE has also agreed to reimburse Dillon Read for its reasonable expenses, including attorneys' fees, incurred in connection with its engagement, and to indemnify Dillon Read and certain related persons against certain liabilities in connection with Dillon Read's engagement, including liabilities under the federal securities laws.

     Dillon Read has in the past performed various investment banking services for PXRE for which Dillon Read has been compensated. In the ordinary course of business, Dillon Read has traded securities of Transnational and PXRE for its own account and for the accounts of its clients and, accordingly, may at any time hold a long or short position in such securities.

OPINION OF DLJ

     In its role as financial adviser to the Special Committee, DLJ was asked by the Special Committee to render its opinion to the Special Committee as to the fairness, from a financial point of view, to the holders of Transnational Class A Stock of the consideration to be paid by PXRE pursuant to the Merger Agreement. On August 22, 1996, DLJ delivered its written opinion (the 'DLJ Opinion') to the Special Committee to the effect that as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the right to receive 1.0575 shares of PXRE Common Stock into which each share of Transnational Class A Stock is to be converted pursuant to the Merger Agreement was fair to the holders of Transnational Class A Stock from a financial point of view.

     A copy of the DLJ Opinion is attached hereto as Annex C. Holders of Transnational Class A Stock are urged to read the opinion in its entirety for assumptions made, procedures followed, other matters considered and limits of the review by DLJ.

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

     The DLJ Opinion was prepared for the Special Committee and is directed only to the fairness, from a financial point of view, of the right of holders of Transnational Class A Stock to receive 1.0575 shares of PXRE Common Stock per share of Transnational Class A Stock in the Merger and does not constitute a recommendation to any holder of Transnational Class A Stock as to how to vote at the Transnational Special Meeting.

     The DLJ Opinion does not constitute an opinion as to the price at which PXRE Common Stock will actually trade at any time. The Exchange Ratio was determined in negotiations between Transnational and PXRE in which negotiations DLJ advised Transnational. No restrictions or limitations were imposed by the Special Committee upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering its opinion.

     In arriving at its opinion, DLJ reviewed the Merger Agreement and financial and other information that was publicly available or furnished to it by PXRE, including information provided during discussions with PXRE's management. In addition, DLJ compared certain financial and securities data of Transnational and PXRE with corresponding data of various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Transnational Class A Stock and PXRE Common Stock, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of rendering its opinion.

     In rendering its opinion, DLJ relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to it from public sources, that was provided to DLJ by PXRE or its representatives, or that was otherwise reviewed by DLJ. DLJ did not assume any responsibility for making an independent evaluation of Transnational's and PXRE's assets or liabilities or for making any independent verification of any of the information reviewed by DLJ.

     The DLJ Opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to DLJ as of, the date of the DLJ Opinion. It should be understood that, although subsequent developments may affect its opinion, DLJ does not have any obligation to update, revise or reaffirm the DLJ Opinion.

     The following is a summary of the presentation made by DLJ to the Special Committee in connection with rendering its opinion.

     Analysis of Certain Publicly Traded Companies. To provide comparative market information, DLJ compared selected historical and projected operating and financial ratios for Transnational to the corresponding data and ratios of the following companies whose securities are publicly traded: (i) GCR Holdings Ltd.;
(ii) IPC Holdings Ltd.; (iii) LaSalle Re Holdings Ltd.; (iv) Mid Ocean Ltd.; (v) PartnerRe Ltd.; (vi) PXRE; and (vii) RenaissanceRe Holdings Ltd. (together, the 'Transnational Selected Companies'). In reviewing the comparative market information, certain ratios pertaining to market valuation may not be directly comparable because, with the exception of PXRE, all of the companies among the Transnational Selected Companies are domiciled in Bermuda and are not subject to income tax on their earnings, whereas Transnational is domiciled in the U.S. and is subject to income tax on its earnings.

     Such analysis included, among other things, the ratios of stock price to net operating earnings per share ('EPS') in accordance with GAAP for the latest twelve months ('LTM') ended June 30, 1996, to estimated GAAP net operating EPS for 1996 and 1997 (as estimated by research analysts and compiled by Institutional Brokers Estimating Service for the Transnational Selected Companies) and to shareholders' equity per share as of June 30, 1996. Closing prices as of August 20, 1996 were used in this analysis. The ratios described in this paragraph were chosen in this analysis to reflect the value attributable in the public equity markets to various valuation measures of property catastrophe reinsurance companies. Measures utilized in the public marketplace to value the stock of publicly traded companies in the property catastrophe reinsurance industry are based on, among other things, a company's historical and projected GAAP net operating earnings, historical statutory net operating earnings, shareholders' equity and statutory capital and surplus. The multiples of stock price to GAAP net operating earnings per share reflect the value attributed to a company by public equity market investors based on the company's historical and projected earnings. The multiples of stock price to shareholders' equity per share reflect the values attributed to a company by public equity market

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
investors based on the company's net worth. Variances in multiples for different companies may reflect such considerations as the consistency, quality and growth of earnings and the company's capitalization, asset quality and return on capital. Since GAAP net operating earnings and shareholders' equity already reflect the cost of a company's debt or preferred stock financing, analyses of multiples of GAAP net operating earnings or shareholders' equity are usually based on the price paid for the company's common stock which excludes debt or preferred stock financing. Comparing the multiples of price offered to be paid by PXRE to the GAAP net operating earnings per share and shareholders' equity with the multiples at which the Transnational Selected Companies trade indicates whether the implied valuation of Transnational resulting from such offered price is within the range of values at which the Transnational Selected Companies trade.

     The ratios of public stock price to GAAP net operating EPS for the LTM ended June 30, 1996 ranged from 4.7x to 8.4x, with an average of 6.8x, for the Transnational Selected Companies. Based on the Exchange Ratio as of August 20, 1996, the implied multiple of offer price to Transnational's estimated GAAP net operating EPS for the LTM ended June 30, 1996 was 7.6x. This multiple is greater than the low and the average multiples of the Transnational Selected Companies. The ratios of public stock price to estimated 1996 GAAP net operating EPS ranged from 4.3x to 7.6x, with an average of 5.9x, for the Transnational Selected Companies. Based on the Exchange Ratio as of August 20, 1996, the implied multiple of offer price to Transnational's estimated 1996 GAAP net operating EPS was 7.3x. This multiple is greater than the low and the average multiples of the Transnational Selected Companies. The ratios of public stock price to estimated 1997 GAAP operating EPS ranged from 4.6x to 7.0x, with an average of 5.9x, for the Transnational Selected Companies. Based on the Exchange Ratio as of August 20, 1996, the implied multiple of offer price to Transnational's estimated 1997 GAAP net operating EPS was 7.5x. This multiple is greater than the low, average and high multiples of the Transnational Selected Companies. The ratios of public stock price to shareholders' equity as of June 30, 1996 ranged from 0.93x to 1.48x, with an average of 1.27x, for the Transnational Selected Companies. Based on the Exchange Ratio as of August 20, 1996, the implied multiple of offer price to Transnational's shareholders' equity as of June 30, 1996 was 1.00x. This multiple is greater than the low multiple and less than the average multiple of the Transnational Selected Companies.

     Since the consideration paid to Transnational shareholders will be in the form of PXRE Common Stock, to provide comparative market information, DLJ compared selected historical and projected operating and financial ratios of PXRE to the corresponding data and ratios of the following property catastrophe reinsurance companies whose securities are publicly traded: (i) GCR Holdings Ltd.; (ii) IPC Holdings Ltd.; (iii) LaSalle Re Holdings Ltd.; (iv) Mid Ocean Ltd.; (v) PartnerRe Ltd.; and (vi) RenaissanceRe Holdings Ltd. (together, the 'PXRE Selected Companies').

     Such analysis included, among other things, the ratios of stock price to GAAP net operating EPS for the LTM ended June 30, 1996, and estimated GAAP net operating EPS for 1996 and 1997 (as estimated by research analysts and compiled by Institutional Brokers Estimating Service for the PXRE Selected Companies) and shareholders' equity per share as of June 30, 1996. Closing prices as of August 20, 1996 were used in this analysis. Comparing the multiples of PXRE's stock price to GAAP net operating earnings per share and shareholders' equity with the multiples at which the PXRE Selected Companies trade indicates whether PXRE's stock price is within the range of values at which the PXRE Selected Companies trade.

     The ratios of public stock price to GAAP net operating EPS for the LTM ended June 30, 1996, ranged from 4.7x to 8.4x, with an average of 7.0x, for the PXRE Selected Companies. The multiple of price to PXRE's GAAP net operating EPS for the LTM ended June 30, 1996 was 6.0x. This multiple is greater than the low multiple and less than the average multiple of the PXRE Selected Companies. The ratios of public stock price to estimated 1996 GAAP net operating EPS ranged from 4.3x to 7.6x, with an average of 5.8x, for the PXRE Selected Companies. The multiple of price to PXRE's estimated 1996 GAAP net operating EPS was 6.0x. This multiple is greater than the low and average multiples of the PXRE Selected Companies. The ratios of public stock price to estimated 1997 GAAP operating EPS ranged from 4.6x to 7.0x, with an average of 5.8x, for the PXRE Selected Companies. The multiple of price to PXRE's estimated 1997 GAAP net operating EPS was 6.3x. This multiple is greater than the low and the average multiples of the PXRE Selected Companies. The ratios of public stock price to shareholders' equity as of June 30, 1996, ranged from 1.16x to 1.48x, with an average of 1.29x, for the

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PXRE Selected Companies. The multiple of price to PXRE's shareholders' equity as of June 30, 1996 was 0.93x. This multiple is less than the low multiple of the PXRE Selected Companies.

     Transaction Analysis. DLJ reviewed publicly available information for selected transactions involving the acquisition of property casualty reinsurance and property catastrophe reinsurance companies since January 1, 1990. In reviewing these transactions, several factors were considered, including: (i) the lack of comparable transactions in the property casualty reinsurance industry; (ii) the fact that there has only been one acquisition in the property catastrophe reinsurance industry, that of the acquisition of Tempest Reinsurance Company ('Tempest') by ACE Limited ('ACE') on July 1, 1996, (the 'Selected Transaction'); and (iii) that certain ratios pertaining to market valuation may not be directly comparable because Tempest and ACE are domiciled in Bermuda and are not subject to income tax on their earnings, whereas Transnational is domiciled in the U.S. and is subject to income tax on its earnings. The Selected Transaction was used in this analysis because Tempest was deemed by DLJ to operate in similar businesses or have similar financial characteristics to Transnational and PXRE. In reviewing the Selected Transaction, several factors were considered in comparing it to the offer proposed, including: (i) the fact that General Re Corporation ('General Re') managed the business of Tempest, and that PXRE manages the business of Transnational under the Management Agreement; and (ii) the fact that the officers and employees dedicated by General Re to manage the Tempest business and the operating infrastructure associated with that business were transferred to the acquirer as part of the acquisition.

     DLJ reviewed the consideration paid in the Selected Transaction in terms of the price paid for the common stock in the transaction as a multiple of net operating earnings prepared in accordance with GAAP for the LTM prior to the close of the transaction and as a multiple of shareholders' equity as of the end of the last fiscal quarter ended prior to the close of the transaction. In analyzing acquisitions of reinsurance companies, the purchase price paid may be expressed as multiples of the price paid for common stock to GAAP net operating earnings and to shareholders' equity. Variances in multiples for different transactions may reflect such considerations as the consistency, quality and growth of earnings and the company's capitalization, asset quality and return on capital. Since GAAP net operating earnings and shareholders' equity already reflect the cost of a company's debt or preferred stock financing, analyses of multiples of GAAP net operating earnings or shareholders' equity are usually based on the price paid for the company's common stock which excludes the cost of assuming, repaying or redeeming such debt or preferred stock financing. Comparing the multiples of price offered to be paid for the Transnational Class A Stock by PXRE to the GAAP net operating earnings and shareholders' equity of Transnational with multiples paid by the acquirer in the Selected Transaction indicates whether the valuation being placed on Transnational is similar to the valuation placed on Tempest.

     The multiple of price paid for common stock to LTM GAAP net operating earnings for the Selected Transaction was 4.8x. Based on the Exchange Ratio as of August 20, 1996, the implied multiple of price paid for common stock to Transnational's GAAP net operating earnings for the LTM ended June 30, 1996 was 7.6x. This multiple is greater than the multiple of the Selected Transaction. The multiple of price paid for common stock to shareholders' equity for the last fiscal quarter ended prior to the close of the Selected Transaction was 1.47x. Based on the Exchange Ratio as of August 20, 1996, the implied multiple of price paid for common stock to Transnational's shareholders' equity as of June 30, 1995 was 1.00x. This multiple is lower than the multiple of the Selected Transaction.

     DLJ also determined the percentage premium of the offer price (represented by the purchase price per share in cash transactions, and the price of the constituent securities times the exchange ratio in the case of stock-for-stock mergers) and compared it to 44 other selected affiliated transactions (the 'Affiliated Transactions') from January 1, 1990 to the date of the Merger Agreement. Each of the Affiliated Transactions involved acquisitions in which the acquirer had an ownership position in the acquired company prior to the acquisition. The prices paid in connection with the Affiliated Transactions as compared to public market trading prices one day, one week and one month prior to the announcement date for the Affiliated Transactions ranged from premiums of 21.1%, 23.9% and 26.1%, respectively at the median to discounts of 19.1%, 20.0% and 12.5%, respectively at the low end. The Exchange Ratio as of August 20, 1996 represented premiums to the trading prices of Transnational Class A Stock one day, one week and one month prior to the announcement of the proposed acquisition

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
of 13.0%, 13.0% and 8.7%, respectively. These premiums are less than the premiums paid at the median of the Affiliated Transactions and greater than the discounts paid at the low end of the Affiliated Transactions.

     No company or transaction used in the Analysis of Certain Publicly Traded Companies or the Transaction Analysis described above was directly comparable to Transnational, PXRE or the proposed Merger. Accordingly, an analysis of the results of the foregoing was not simply mathematical nor necessarily precise; rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of companies and other factors that could affect the transaction values and trading prices.

     Stock Trading History. To provide contextual data and comparative market data, DLJ examined the history of the trading prices and their relative relationships for both Transnational Class A Stock and PXRE Common Stock. DLJ reviewed the trading history since the November 9, 1993 initial public offering of Transnational Class A Stock and the trading history of PXRE Common Stock since January 4, 1991 to determine whether trading levels immediately prior to announcement of the proposed merger were reflective of longer term trading levels or were affected by recent unusual or event specific trading activity. The Exchange Ratio as of August 20, 1996, represented an 11.7% premium to Transnational's average stock price from its initial public offering to May 9, 1996 (one day prior to the announcement of the Merger), an 11.7% premium to the average stock price from May 9, 1994 to May 9, 1996 and an 8.4% premium to the average stock price from May 9, 1995 to May 9, 1996. As of August 20, 1996, PXRE's average stock price over the last year, two years and three years has been $25.15, $25.12 and $25.89, respectively. The average prices for these periods represent premiums to PXRE's August 20, 1996 stock price of 8.8%, 8.6% and 12.0%, respectively.

     Transnational's price to forward earnings multiple implied by the proposed offer is 7.3x, a level higher than at any point in time in Transnational's trading history commencing shortly after its initial public offering. Transnational's price to book value multiple implied by the proposed offer is 1.00x, a level that is within the range of Transnational's trading history within a year of the announcement of the proposed merger of 0.87x to 1.18x.

     Contribution Analysis. DLJ analyzed the relative contributions of holders of PXRE Common Stock and Transnational Class A Stock to the combined company with respect to GAAP net operating earnings, shareholders' equity and statutory surplus and compared this with relative ownership of the holders of
Transnational Class A Stock in the combined company after the Merger. Such analysis was considered on a percentage contribution basis and was made (i) for 1994; (ii) for 1995; (iii) for the LTM ended or as of June 30, 1996; and (iv) for 1996 and 1997 as projected by PXRE's management.

     For 1994, the relative contribution of the holders of Transnational Class A Stock to the combined company with respect to GAAP net operating earnings was 32.1% of the total, with respect to GAAP shareholders' equity was 39.1% of the total and with respect to statutory surplus was 33.6% of the total. For 1995, the relative contribution of the holders of Transnational Class A Stock to the combined company with respect to GAAP net operating earnings was 35.3% of the total, with respect to GAAP shareholders' equity was 37.9% of the total and with respect to statutory surplus was 32.2% of the total. For the LTM ended or as of June 30, 1996, the relative contribution of the holders of Transnational Class A Stock to the combined company with respect to GAAP net operating earnings was 33.7% of the total, with respect to GAAP shareholders' equity was 37.4% of the total and with respect to statutory surplus was 32.1% of the total. For 1996 as projected by PXRE's management, the relative contribution of holders of Transnational Class A Stock to the combined company with respect to GAAP net operating earnings was 38.6% of the total, with respect to GAAP shareholders' equity was 38.8% of the total and with respect to statutory surplus was 34.6% of the total. For 1997 as projected by PXRE's management, the relative contribution of the holders of Transnational Class A Stock to the combined company with respect to GAAP net operating earnings was 37.1% of the total, with respect to GAAP shareholders' equity was 39.0% of the total and with respect to statutory surplus was 34.9% of the total.

     Based on the Exchange Ratio, the holders of Transnational Class A Stock would own approximately 39.3% of the combined company after the Merger. The results of these contribution analyses are not necessarily indicative of the contributions that the respective businesses may actually make in the future.

     Discounted Cash Flow Analysis. DLJ also performed a discounted cash flow analysis of Transnational. In conducting this analysis, DLJ calculated the present value per share to the holders of Transnational Class A Stock of the future common stock dividends paid by Transnational assuming the current dividend rate and a projected terminal value of Transnational at December 31, 2000. The net present value analysis was based on discount rates ranging from 15% to 20%. The terminal value for this analysis was computed by multiplying Transnational's projected 2000 GAAP net operating income and projected December 31, 2000 GAAP shareholders' equity, as projected by PXRE's management on a stand-alone basis, by a range of multiples. DLJ relied on its understanding of required equity returns in the property catastrophe reinsurance business to derive discount rates and the public equity market analysis of selected property catastrophe reinsurance companies to calculate terminal values. At a multiple of 2000 GAAP net operating income of 5.0x, the present value of the terminal value per share to the holders of Transnational Class A Stock ranged from $19.08 to $15.49 at discount rates ranging from 15% to 20%. At a multiple of 2000 GAAP net operating income of 7.0x, the present value of the terminal value per share to the holders of Transnational Class A Stock ranged from $26.39 to $21.40 at discount rates ranging from 15% to 20%. At a multiple of 2000 GAAP shareholders' equity of 0.9x, the present value of the terminal value per share to the holders of Transnational Class A Stock ranged from $20.29 to $16.46 at discount rates ranging from 15% to 20%. At a multiple of 2000 GAAP shareholders' equity of 1.1x, the present value of the terminal value per share to the holders of Transnational Class A Stock ranged from $24.62 to $19.96 at discount rates ranging from 15% to 20%.

     The discounted cash flow analysis was calculated with operating projections provided to DLJ by the management of PXRE. PXRE's management has informed DLJ that, as of the June 30, 1996 second quarter results, Transnational was currently not meeting its plan for 1996 and would expect to achieve lower results for the future years than indicated in the projections. PXRE's management did not provide DLJ with any revised projections to take into consideration these new expectations.

     The summary set forth above does not purport to be a complete description of the analyses performed by DLJ. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and did not place particular reliance or weight on any individual analysis and ultimately reached its opinion based on the results of all analyses taken as a whole. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selected portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

     The Special Committee selected DLJ as its financial adviser because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to the terms of an engagement letter dated May 20, 1996 between the Special Committee and DLJ, (i)
Transnational paid DLJ a $100,000 retainer fee and $350,000 in connection with the delivery of the DLJ Opinion and (ii) DLJ is entitled to additional compensation of $433,000 (payable upon consummation of the Merger), which is a function of the increase in the aggregate amount of consideration received by holders of Transnational Class A Stock in connection with the Merger as compared to the aggregate value of the Transnational Class A Stock as of the announcement of the initial merger proposal. Under the terms of the engagement letter, such additional compensation was required to be limited to an amount such that the total compensation received by DLJ (including the retainer fee and fee for the DLJ Opinion) would not exceed one percent (1%) of the total consideration received by the holders of Transnational Class A Stock. Transnational also agreed to reimburse DLJ for all out-of-pocket expenses (including the reasonable fees and out-of-pocket expenses of counsel up to $20,000) incurred by DLJ in connection with its engagement and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with DLJ were negotiated at arms' length between the Special Committee and DLJ, and the Transnational Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to DLJ is contingent upon consummation of the Merger.

     In the ordinary course of business, DLJ may actively trade the securities of both Transnational and PXRE for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. DLJ, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

CERTAIN PROJECTED FINANCIAL INFORMATION

     Transnational does not as a matter of course publicly disclose internal projections as to future revenues, earnings or financial condition. However, as a result of the relationship between PXRE and Transnational, PXRE has access to certain business and financial information regarding Transnational which PXRE and Transnational believe is not publicly available. Such information includes, among other things, certain financial projections of Transnational prepared by PXRE Reinsurance pursuant to the Management Agreement (the 'Projections'). In connection with the Merger, the Projections were also provided to DLJ and Dillon Read.

     The Projections were prepared prior to, and not in contemplation of, the discussions leading to the Merger and were considered reasonable at the time they were prepared. The Projections do not take into account any of the potential effects of the transactions contemplated by the Merger. MANAGEMENT OF PXRE BELIEVES THAT THE PROJECTIONS WILL NOT BE ACHIEVED BECAUSE, AMONG OTHER THINGS, MARKET CONDITIONS HAVE DETERIORATED AS A CONSEQUENCE OF INCREASED COMPETITIVE TRENDS. PXRE DID NOT RELY ON THE FORECASTED FUTURE OPERATING RESULTS CONTAINED IN THE PROJECTIONS TO DETERMINE THE VALUE OF TRANSNATIONAL.

     The Projections forecasted net premiums written of $77.3 million and $74.0 million in 1996 and 1997, respectively. The Projections included net income of $25.7 million ($3.67 per share) in 1996 and approximately $32.15 million ($4.59 per share) in 1997. The Projections also forecasted stockholders' equity to be approximately $190.0 million and $220.6 million at December 31, 1996 and 1997, respectively. The Projections were based upon Transnational achieving a statutory combined ratio of 63.3% in 1996 and 50.4% in 1997. For information with respect to Transnational's financial condition and results of operations as of and for the six months ended June 30, 1996, see 'SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF TRANSNATIONAL'.

     The Projections were prepared by PXRE Reinsurance pursuant to the terms of the Management Agreement during the fourth quarter of 1995, solely for planning and analysis purposes. The Projections were based on management's judgment at the time utilizing a number of internal sources, including historical financial information, annual plans and other business plans. The most significant assumptions made in preparing the Projections for 1996 and 1997 were the following:

          1. Reinsurance Market Cycle Factors:

           The shortage of property retrocessional capacity would subside during 1996 and a period of overcapacity would begin in 1997.

           Marine and Aviation reinsurance and retrocessional coverage would undergo intense competition beginning in 1996, requiring a reduction in traditional exposures and reliance upon new products to write business.

           Facultative   business  would   continue  to  be   in  a  competitive
           environment.

           The competition in primary insurance pricing would not change during 1996 and business segments which are affected by primary rate levels would not expand.

          2. Catastrophe losses costing Transnational Reinsurance $37 million during the two year period, plus 'normal' loss experience on other lines of business. Management of PXRE believes that the occurrence of one or more significant catastrophes in a given year would likely result in significant losses in such year, but could lead to a favorable market change and, possibly, better results in the following year.

          3.   No   purchase   of  retrocessional   coverage   by  Transnational
     Reinsurance.

          4. No material shift in investment portfolio composition and a pre-tax investment return of 5.3%.

          5. A modest buy-back of shares of Transnational Class A Stock in 1996 and no subsequent repurchases.

          6. An increase of 10% each year in dividends payable on Transnational Common Stock.

          7. No material change in effective income tax rates and no changes in tax rates as currently enacted.

     THE PROJECTIONS SET FORTH ABOVE WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR IN COMPLIANCE WITH PUBLISHED GUIDELINES OF THE COMMISSION OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE PROJECTIONS ARE INCLUDED IN THIS JOINT PROXY STATEMENT/PROSPECTUS ONLY BECAUSE SUCH INFORMATION WAS AVAILABLE TO PXRE. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THESE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS (CERTAIN OF WHICH ARE SET FORTH ABOVE) RELATING TO THE BUSINESS OF TRANSNATIONAL, ALL OF WHICH ARE SUBJECT TO MATERIAL RISKS AND UNCERTAINTIES. ALTHOUGH SUCH PROJECTIONS AND ASSUMPTIONS WERE CONSIDERED REASONABLE AT THE TIME THE PROJECTIONS WERE PREPARED, THE PROJECTIONS ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF TRANSNATIONAL. BECAUSE MARKET CONDITIONS HAVE DETERIORATED AS A CONSEQUENCE OF INCREASED COMPETITIVE TRENDS, MANAGEMENT BELIEVES THAT THE PROJECTIONS WILL NOT BE REALIZED AND ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE SHOWN. THE INCLUSION OF THE PROJECTIONS HEREIN SHOULD NOT BE REGARDED AS AN INDICATION THAT PXRE, TRANSNATIONAL OR ANY OTHER PERSON WHO RECEIVED ANY SUCH INFORMATION CONSIDERS IT AN ACCURATE PREDICTION OF FUTURE EVENTS. NONE OF PXRE, TRANSNATIONAL OR ANY PERSON INTENDS PUBLICLY TO UPDATE OR OTHERWISE PUBLICLY REVISE THE PROJECTIONS SET FORTH ABOVE.

     THE PROJECTIONS HAVE NOT BEEN EXAMINED OR COMPILED BY THE INDEPENDENT PUBLIC ACCOUNTANTS OF PXRE OR TRANSNATIONAL NOR HAVE SUCH ACCOUNTANTS APPLIED ANY PROCEDURES THERETO. ACCORDINGLY, SUCH ACCOUNTANTS DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE ON THEM.

     THE PROJECTED FINANCIAL INFORMATION SET FORTH ABOVE IS FORWARD-LOOKING INFORMATION.

     The Private Securities Litigation Reform Act of 1995 provides a 'safe harbor' for forward-looking statements to encourage companies to provide prospective information about themselves without fear of litigation so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors which could cause actual results to differ materially from those projected in the statement. As noted above, because market conditions have deteriorated as a consequence of increased competitive trends, PXRE no longer believes that the Projections will be realized. The following important factors are hereby identified by PXRE which, among others, could cause Transnational's actual results to differ materially from any such results that might be projected, forecasted, estimated or budgeted by management of PXRE in forward-looking statements, including, without limitation, the Projections. Most of these factors are not unique to Transnational but are generally applicable to all property and casualty reinsurers and insurers.

          (a) Significant catastrophe losses, the timing and extent of which are difficult to predict.

          (b) Changes in the level of competition in the reinsurance or primary insurance markets that impact the volume or profitability of the property-casualty reinsurance business. These changes include, but are not limited to, the intensification of price competition, the entry of new competitors, existing competitors exiting the market and the development of new products by new and existing competitors.

          (c) Changes in the demand for reinsurance, including changes in the amount of retrocedents' retentions.

          (d) Adverse development on loss reserves related to business written in prior years.

          (e) Increases in interest rates, which cause a reduction in the market value of Transnational's interest rate sensitive investments, including its fixed income investment portfolio.

          (f) Decreases in interest rates causing a reduction of income earned on new cash flow from operations and the reinvestment of the proceeds from sales, calls or maturities of existing investments.

          (g) Termination of the Management Agreement prior to the scheduled expiration date thereof under certain limited circumstances.

     In addition to the factors outlined above that are directly related to Transnational's business, Transnational is also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors and the loss of key employees.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of the PXRE Board and the Transnational Board with respect to the Merger, stockholders should be aware that certain of the respective executive officers and members of the Boards of Directors of PXRE and Transnational have certain interests in the Merger that are in addition to, or different from, the interests of stockholders of PXRE and Transnational, generally. The PXRE Board, the Special Committee, and the Transnational Board were aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

     Transnational was organized by PXRE in 1993. As of the Record Date, PXRE owns all of the outstanding Transnational Class B Stock representing approximately 22% of the outstanding shares of Transnational Common Stock. PXRE manages and operates Transnational's business providing all of the operating facilities, systems, equipment and management and clerical personnel required to conduct Transnational's business pursuant to the Management Agreement. As a consequence, Transnational has no separate management or employees and all executive officers of Transnational are executive officers or employees of PXRE. No employee of Transnational receives direct compensation from Transnational, except that certain executive officers may be eligible to receive cash incentive awards based on the net income of Transnational pursuant to an unfunded non-tax-qualified officer incentive plan established in 1993 (the 'Transnational Incentive Plan'). In addition, of the five members of the Transnational Board, two are directors and/or officers of PXRE, and of the seven directors of Transnational Reinsurance, four are directors and/or officers of PXRE. See 'RELATIONSHIP BETWEEN PXRE AND TRANSNATIONAL'.

     As of the Record Date, the persons serving as executive officers of PXRE and/or Transnational (including Mr. Radke who is a director of both companies and Mr. Kimmel who is a director of Transnational) beneficially owned and were entitled to vote 75,038 shares of PXRE Common Stock and 8,850 shares of Transnational Class A Stock, representing less than 1% of the PXRE Common Stock and less than 1% of the Transnational Class A Stock, respectively, outstanding as of the Record Date. Each such executive officer has indicated his present intention to vote or direct the vote of the shares of PXRE Common Stock and Transnational Class A Stock so owned by him or over which he has voting control for the approval and adoption of the Merger Agreement and, with respect to such shares of PXRE Common Stock, for the approval and adoption of the PXRE Charter Amendment.

     See 'Effect on Employee Benefit and Stock Plans' below for a discussion of the treatment under the Merger Agreement of the Transnational Incentive Plan and of certain amendments made or to be made to various PXRE employee benefit plans in anticipation of the Merger.

     As of the Record Date, the non-executive directors of PXRE beneficially owned and were entitled to vote 13,850 shares of PXRE Common Stock (excluding shares owned by Phoenix Home Life with respect to the directors described in the next paragraph), which represented less than 1% of the shares of PXRE Common Stock outstanding on the Record Date. In addition, certain directors of PXRE beneficially own shares of Transnational Class A Stock (in each case, and in the aggregate, less than 1% of the Transnational Class A Stock issued and outstanding as of the Record Date). Each PXRE non-executive director has indicated his or her present intention to vote or direct the vote of the PXRE Common Stock and Transnational Class A Stock so owned by him or her or over which he or she has voting control for the approval and adoption of the Merger Agreement and (with respect to the PXRE Common Stock so owned) for the approval and adoption of the PXRE Charter Amendment. As of the Record Date, the non-executive directors of Transnational beneficially owned and were entitled to vote 200 shares of Transnational Class A Stock, which represented less than 1% of the shares of Transnational Class A Stock outstanding on the Record Date, and owned no shares of PXRE Common Stock. Each non-executive director of Transnational has indicated his present intention to vote or direct the vote of the Transnational Class A Stock so owned by him or over which he has voting control for the approval and adoption of the Merger Agreement.

     As of the Record Date, Phoenix Home Life owned 636,700 shares of PXRE Common Stock representing approximately 8% of the then outstanding PXRE Common Stock. Robert W. Fiondella, David W. Searfoss and Philip R. McLoughlin are executive officers of Phoenix Home Life and certain of its affiliates and serve as directors of PXRE.

     Additional information relating to employment history, compensation and various benefit arrangements of PXRE and its executive officers and directors is set forth in and incorporated herein by reference to the PXRE Form 10-K. See 'AVAILABLE INFORMATION' and 'INCORPORATION BY REFERENCE'.

     Edward P. Lyons, Wendy Luscombe and Donald H. Trautlein, members of the PXRE Committee, have received or will receive the following fees for their services on the PXRE Committee in addition to their regular compensation of $1,000 per Board and Committee meeting for attending meetings of the PXRE Board and Committees and an annual retainer fee of $16,000 (plus $1,500 each for members ($3,000 for the Chairman) of the Audit Committee, the Human Resources Committee and the Investment Committee of the PXRE Board):

Edward P. Lyons..........................................................   $9,000
Wendy Luscombe...........................................................   $7,500
Donald H. Trautlein......................................................   $7,500

     Thomas H. Fox, Franklin D. Haftl and William L. Musser, Jr., members of the Special Committee, have received or will receive the following fees for their services on the Special Committee in addition to their regular compensation of $1,000 per Board and Committee meeting for attending meetings of the Transnational Board and Committees and an annual retainer fee of $16,000 (plus $1,500 each for members ($3,000 for the Chairman) of the Audit Committee, the Compensation Committee and the Investment Committee of the Transnational Board):

Thomas H. Fox...........................................................   $18,000
Franklin D. Haftl.......................................................   $16,500
William L. Musser, Jr. .................................................   $16,500

     Also, see 'Effect on Employee Benefit and Stock Plans' below for a discussion of the treatment under the Merger Agreement of stock options held by, and deferred stock rights of, members of the Special Committee.

     In addition, see 'THE MERGER AGREEMENT -- Indemnification and Insurance' for a discussion of the indemnification of the present and former directors and officers of Transnational for liability arising from their service prior to the consummation of the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion is based upon the Internal Revenue Code of 1986, as amended (the 'Code'), the applicable Treasury regulations thereunder, judicial authority, and current administrative rulings and practice as of the date hereof. The following discussion is intended only as a summary of certain federal income tax consequences of the Merger and does not purport to consider all aspects of federal income taxation that may be relevant to a decision whether to vote in favor of approval of the Merger. The summary does not discuss all of the tax consequences that may be important to particular stockholders, especially stockholders subject to special tax treatment (such as insurance companies, banks, dealers in securities, tax-exempt organizations or foreign persons) and stockholders who acquired their shares of Transnational Class A Stock as compensation. In addition, neither the opinions described below nor the following description considers the effect of any applicable foreign, state, local or other tax laws.

     The obligations of Transnational and PXRE to consummate the Merger are conditioned upon the receipt (i) by Transnational of an opinion of Davis Polk and (ii) by PXRE of an opinion of Morgan Lewis (the 'Tax Opinions'), in each case to the effect that the Merger qualifies for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. The delivery of the Tax Opinions by Davis Polk and Morgan Lewis will be conditioned upon certain assumptions set forth therein, the receipt of certain representations from Transnational and PXRE, and certain other information, data, documentation and other materials as they deem necessary. The Tax Opinions will be based on current law and assume that the Merger will be consummated as described herein. Neither this summary, nor the Tax Opinions are binding on the Internal Revenue Service (the 'IRS') and no ruling from the IRS has been sought or will be sought with respect to such tax consequences.

     THE FOLLOWING IS A SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, WITHOUT REFERENCE TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY PARTICULAR STOCKHOLDER. STOCKHOLDERS OF TRANSNATIONAL ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES TO THEM OF THE MERGER.

     A Transnational stockholder which receives PXRE Common Stock in exchange for its Transnational Class A Stock will not recognize gain or loss on such exchange, except to the extent that cash is received in lieu of fractional shares. Such a stockholder's tax basis in the PXRE Common Stock received will be the same as the tax basis of the shares of Transnational Class A Stock exchanged therefor, less any proportionate part of such basis allocable to any fractional share interest in PXRE Common Stock for which cash is received. The holding period of the PXRE Common Stock received will include the holding period of the Transnational Class A Stock exchanged therefor, provided that such Transnational Class A Stock is held as a capital asset at the Effective Time.

     A Transnational stockholder who receives cash in lieu of fractional shares of PXRE Common Stock will recognize gain or loss equal to the difference between the cash received and the part of basis of the Transnational Class A Stock allocated to the fractional share interest. Any such gain or loss will be a capital gain or loss if the Transnational Class A Stock was held as a capital asset.

     No gain or loss will be recognized as a result of the Merger by PXRE (including as a result of the exchange by PXRE Reinsurance of the Transnational Class B Stock for shares of PXRE Common Stock) or by the PXRE stockholders.

ACCOUNTING TREATMENT

     PXRE and Transnational expect that the Merger will be accounted for as a purchase under GAAP and that, pursuant to such accounting treatment, PXRE will value the shares of PXRE Common Stock to be issued in the Merger in accordance with the FASB's EITF 95-19 consensus that the value of equity securities issued to effect a purchase combination should be based on the market price for a reasonable period before and after the date the terms of the acquisition are agreed and announced (in this case,

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
August 22, 1996). The acquisition price will be allocated to the assets acquired (including identifiable intangible assets) and liabilities assumed. To the extent any difference in the acquisition price over the fair value of the Transnational assets exists after the allocation, such difference will be allocated to goodwill.

     In accordance with GAAP, the shares of PXRE Common Stock received by PXRE Reinsurance in the Merger will not be considered outstanding for purposes of the consolidated financial statements of PXRE.

ESTIMATED SYNERGIES

     PXRE currently estimates that the Merger will result in approximately $800,000 of quantifiable reductions in professional and printing costs associated with one rather than two public companies and in Delaware franchise tax expenses of one rather than two Delaware corporations.

GOVERNMENTAL APPROVALS

     The consummation of the Merger is subject to the expiration or termination of the relevant waiting period under the HSR Act. Notification and report forms under the HSR Act were submitted on September 27, 1996 and early termination of the waiting period has been granted.

     The Merger and certain related transactions, including the issuance of PXRE Common Stock to PXRE Reinsurance in exchange for its shares of Transnational Class B Stock, are also subject to the prior approval (or, with respect to certain matters, the approval or termination of a 30-day waiting period without prior disapproval) of the Connecticut Insurance Department. Applications and/or notices respecting such approvals have been submitted to the Connecticut Insurance Department.

EFFECT ON EMPLOYEE BENEFIT AND STOCK PLANS

     Transnational. Transnational has no paid employees and the persons serving as its executive officers receive no direct compensation from Transnational, except that such persons may be eligible to receive cash incentive awards based on the net income of Transnational pursuant to the Transnational Incentive Plan. Transnational also maintains a deferred stock plan and a stock option plan for its non-employee directors.

     Pursuant to the Merger Agreement, Transnational has agreed to seek to amend the Transnational Incentive Plan prior to the Effective Time (and to obtain the agreement of the plan participants to such amendment) to provide that (x) the computation of net profits for purposes of the 1996 bonus pool will be based on the sum of the net profits of Transnational and its subsidiaries for the period ending on the last day of the last full calendar quarter ending on or prior to the Effective Time plus the net profits of Transnational Reinsurance for any subsequent calendar quarter(s) of 1996 (without regard to any expenses of the Merger, any charges for any annual bonus pool, or any contingent fee payable to PXRE Reinsurance, all as computed in accordance with GAAP) and (y) the Merger will not be deemed to be a termination of employment for any participant in the Transnational Incentive Plan and that the vested percentages of participants in the 1994, 1995 and 1996 bonus pools shall be determined based on their years and months of service with Transnational prior to the Merger plus their years and months of service with the Surviving Corporation after the Merger.

     Pursuant to the Transnational Non-Employee Director Deferred Stock Plan, each of the non-employee directors of Transnational is entitled to receive 2,000 shares of Transnational Class A Stock upon ceasing to be a director of Transnational. All of such directors will cease to be directors of Transnational as of the Effective Time. Pursuant to the Merger Agreement, such plan will be amended to provide that each such share due to such directors will be deemed to be issued immediately prior to the Effective Time and will be converted into the applicable number of shares of PXRE Common Stock in accordance with the terms of the Merger Agreement.

     Pursuant to the Transnational Director Stock Option Plan, on May 21, 1996 (the date of the annual meeting of stockholders), each of the non-employee directors of Transnational was granted options ('Director Options') to purchase 1,000 shares of Transnational Class A Stock at an option price of $23.31 (the fair market value of such shares on such date). Pursuant to the Merger Agreement, at the

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
Effective Time each outstanding Director Option, whether vested or unvested, will be deemed to constitute an option to acquire, on the same terms and conditions as applicable under such Director Option, the same number of shares of PXRE Common Stock as the holder of such Director Option would have been entitled to receive pursuant to the Merger had such holder exercised such Director Option in full (whether or not actually exercisable) immediately prior to the Effective Time (an 'Assumed Option'). Each Assumed Option will have an exercise price per share equal to (x) the aggregate exercise price for the shares of Transnational Class A Stock deemed otherwise purchasable pursuant to such Director Option divided by (y) the number of full shares of PXRE Common Stock that are subject to such Assumed Option.

     PXRE. In anticipation of the Merger, the terms of certain of the PXRE bonus plans and its director stock option plan have been amended so that the Merger will not constitute a 'change of control' under the terms thereof. In all other respects, the employee benefit plans of PXRE will be unaffected by the Merger.

RESALE OF PXRE COMMON STOCK

     The shares of PXRE Common Stock received by holders of shares of Transnational Class A Stock in the Merger will be freely transferable, except that shares received by persons who are deemed 'affiliates' (as such term is defined in Rule 144 under the Securities Act) of Transnational prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or, in the case of any such persons who become affiliates of PXRE, Rule 144 under the Securities Act) or as otherwise may be permitted under the Securities Act. This Joint Proxy Statement/Prospectus does not cover any resales of PXRE Common Stock received by any person who may be deemed to be such an affiliate.

     In the Merger Agreement, Transnational has agreed to use its best efforts to cause each affiliate of Transnational to agree in writing with PXRE that such person will not sell or otherwise transfer PXRE Common Stock received in the Merger except in accordance with Securities Act requirements.

APPRAISAL RIGHTS

     Holders of shares of Transnational Common Stock and PXRE Common Stock are not entitled to appraisal rights under the DGCL in connection with the Merger.

CERTAIN LITIGATION CONCERNING THE PROPOSED MERGER

     On May 15, 1996, PXRE, Transnational and the directors of Transnational, including certain persons who are also officers of PXRE and Transnational, were named defendants in a complaint filed in the Court of Chancery in the State of Delaware (Crandon Capital Partners v. Kimmel, et al., C.A. No. 14998). The complaint was brought by a Transnational stockholder individually and on behalf of the purported class of public stockholders of Transnational in response to PXRE's initial proposal to Transnational to merge Transnational with and into PXRE. The complaint alleged, among other things, that the proposed transaction was grossly unfair and inadequate, that those defendants who are directors of Transnational had violated their fiduciary duties to Transnational and that PXRE had violated its alleged fiduciary duties as a controlling stockholder of Transnational. Prior to the signing of the Merger Agreement, discussions were held between counsel for the plaintiff and counsel for the defendants in such lawsuit and agreement in principle was reached to settle the lawsuit based on the increase in the exchange ratio. The agreement in principle is subject to the execution of mutually satisfactory settlement documentation, confirmatory discovery, Court approval and other conditions.

LISTING OF SHARES

     It is a condition to each party's obligation to effect the Merger that the shares of PXRE Common Stock to be issued to holders of Transnational Class A Stock in connection with the Merger be approved for trading on NASDAQ, or, if any shares of PXRE are then listed on the NYSE, be listed on the NYSE, in either case subject to official notice of issuance. PXRE has agreed to use its best efforts to cause such shares of PXRE Common Stock to be so approved for trading or so listed, subject to official notice of issuance, prior to the Effective Time. PXRE intends, promptly following the Merger, to seek listing of the PXRE Common Stock on the NYSE.

                              THE MERGER AGREEMENT

     The following is a summary of the principal terms of the Merger Agreement, a copy of which is attached to this Joint Proxy Statement/Prospectus as Annex A. Capitalized terms which are not otherwise defined in this summary have the meanings set forth in the Merger Agreement. The description set forth below of the terms of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, which is incorporated by reference herein. All of the stockholders of PXRE and Transnational are urged to read the Merger Agreement in its entirety.

GENERAL

     The Boards of Directors of PXRE and Transnational have approved the Merger Agreement, which provides for the Merger at the Effective Time, with PXRE as the Surviving Corporation. As a result of the Merger, by operation of Delaware law, all of the properties, rights, privileges, powers and franchises of Transnational will vest in PXRE as the Surviving Corporation, and all debts, liabilities and duties of Transnational will become the debts, liabilities and duties of PXRE. Such liabilities would include, without limitation, any liabilities under federal securities laws, including Section 11 of the Securities Act.

     The directors and officers of PXRE immediately prior to the Merger will be the directors and officers of the Surviving Corporation immediately after the Merger. The PXRE Charter, as in effect immediately prior to the Effective Time (as amended by the PXRE Charter Amendment, if approved by the PXRE stockholders), will be the certificate of incorporation of the Surviving Corporation, and the By-laws of PXRE, as in effect immediately prior to the Effective Time, will be the by-laws of the Surviving Corporation, in each case immediately after the Effective Time.

EFFECTIVE TIME

     The Effective Time will be the time of the filing of a certificate of merger with the Secretary of State of the State of Delaware or such later time as is specified in such certificate of merger. The filing of the certificate of merger will occur on the Closing Date (or such other later date as PXRE and Transnational may agree). The Merger Agreement may be terminated by either party if, among other reasons, the Merger shall not have been consummated on or before June 30, 1997. See 'Conditions to the Merger' and 'Termination' below.

MERGER CONSIDERATION

     Upon consummation of the Merger, except as described below, each outstanding share of (i) Transnational Class A Stock, other than shares held in Transnational's treasury or held by PXRE or any subsidiary of PXRE or Transnational, and (ii) Transnational Class B Stock will be automatically converted (except that cash will be paid in lieu of fractional shares) into the right to receive 1.0575 validly issued, fully paid and non-assessable shares of PXRE Common Stock.

     THE EXCHANGE RATIO IS FIXED IN THE MERGER AGREEMENT AND NEITHER PXRE NOR TRANSNATIONAL HAS THE RIGHT TO TERMINATE THE MERGER AGREEMENT BASED ON CHANGES IN THE MARKET PRICE OF EITHER PARTY'S STOCK. ACCORDINGLY, THE VALUE OF THE CONSIDERATION TO BE RECEIVED BY TRANSNATIONAL STOCKHOLDERS IN THE MERGER IS SUBJECT TO FLUCTUATION BASED ON THE MARKET PRICE OF PXRE COMMON STOCK. TRANSNATIONAL STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR PXRE COMMON STOCK AND TRANSNATIONAL CLASS A STOCK. FOR CERTAIN RECENT STOCK PRICE DATA, SEE 'MARKET PRICE DATA AND DIVIDENDS.'

     Any shares of Transnational Class A Stock owned immediately prior to the Effective Time by PXRE, Transnational or their subsidiaries will be canceled and retired and will cease to exist.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

     The conversion of Transnational Class A Stock and Transnational Class B Stock into PXRE Common Stock will occur automatically at the Effective Time.

     Promptly after the Effective Time (and in no event more than 5 days thereafter), American Stock Transfer & Trust Company, in its capacity as Exchange Agent (the 'Exchange Agent'), will send a transmittal form to each former holder of Transnational Common Stock. The transmittal form will contain instructions with respect to the surrender of certificates previously representing Transnational Common Stock to be exchanged for PXRE Common Stock.

     TRANSNATIONAL STOCKHOLDERS SHOULD NOT FORWARD TRANSNATIONAL STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. TRANSNATIONAL STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     After the Effective Time, each certificate that previously represented shares of Transnational Common Stock will represent only the right to receive the PXRE Common Stock into which such shares were converted in the Merger and the right to receive cash in lieu of fractional shares of PXRE Common Stock as described below.

     Holders of certificates previously representing Transnational Common Stock will not be paid dividends or other distributions declared or made following the Effective Time on the PXRE Common Stock into which such shares have been converted, and will not be paid cash in lieu of fractional shares of PXRE Common Stock, until such certificates are surrendered to the Exchange Agent for exchange. When such certificates are surrendered, any unpaid dividends and other distributions and any cash in lieu of fractional shares of PXRE Common Stock payable as described below will be paid without interest.

     Former holders of record immediately prior to the Effective Time of shares of Transnational Common Stock (other than PXRE Reinsurance in accordance with
Section 160(c) of the DGCL) will be entitled, at and after the Effective Time, to vote the number of shares of PXRE Common Stock which they are entitled to receive in respect of their shares of Transnational Common Stock in the Merger, regardless of whether the certificates formerly representing such shares of Transnational Common Stock shall have been surrendered in exchange for certificates evidencing PXRE Common Stock.

     All shares of PXRE Common Stock issued upon conversion of shares of Transnational Common Stock (including any cash issued in lieu of any fractional shares of PXRE Common Stock), shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Transnational Common Stock, subject, however, to PXRE's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Transnational on such shares of Transnational Common Stock in accordance with the Merger Agreement or prior to the date of the Merger Agreement and which remain unpaid at the Effective Time.

     No fractional shares of PXRE Common Stock will be issued to any Transnational stockholder upon surrender of certificates previously representing Transnational Common Stock. For each fractional share that would otherwise be issued, PXRE will pay by check an amount equal to (x) such fractional part of a share of PXRE Common Stock multiplied by (y) the closing price of a share of PXRE Common Stock on the trading day immediately preceding the Closing Date.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of PXRE and Transnational. Those made by PXRE include representations and warranties as to, among other things, (i) the corporate organization, good standing and power of PXRE and each of its subsidiaries; (ii) PXRE's capital structure; (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters, the Merger Agreement's noncontravention of any applicable agreement or law (subject to certain materiality exceptions), or any charter or by-law provision of PXRE or its subsidiaries, and the governmental filings, consents, approvals or actions needed with respect to any transaction contemplated by the Merger Agreement;
(iv) documents filed by PXRE with the Commission and the accuracy of information contained therein; (v) the financial statements included in the foregoing documents filed with the Commission, the annual and quarterly insurance regulatory statements with respect to PXRE Reinsurance, the accuracy of information presented in each of the foregoing, and the absence of material undisclosed liabilities; (vi) the accuracy of information supplied by PXRE in connection with this Joint Proxy Statement/Prospectus; (vii) the absence of certain material changes or events since the date of the most recent financial statements filed with the Commission, including, among other things, any PXRE Material Adverse Change (as defined in 'Conditions to the Merger' below), or any event or condition that individually or in the aggregate could reasonably be expected to result in a PXRE Material Adverse Change, the declaration of certain dividends, certain redemptions or repurchases of stock, any split, reclassification or combination of capital stock, certain changes in accounting methods, principles or practices, amendment of any material term of any outstanding security of PXRE or any subsidiary thereof, the incurrence, assumption or guarantee of certain indebtedness, the creation of certain Liens, the making of certain loans, capital contributions, investments, certain other material contracts and arrangements, any restrictions on PXRE's right to engage or compete in any business, certain material acquisitions, joint ventures or similar agreements, and certain grants or increases of severance arrangements and certain increases in compensation and benefit arrangements; (viii) the filing of tax returns and payment of taxes; (ix) compliance with applicable laws; (x) the voting requirements for the approval of the Merger and the PXRE Charter Amendment; (xi) the receipt of an opinion of PXRE's financial adviser; (xii) certain advisory fees and expenses; (xiii) the absence of certain material litigation or judgments; (xiv) PXRE's knowledge as to Transnational's representations and warranties and certain other developments regarding Transnational; (xv) certain matters relating to the tax consequences of the Merger; and (xvi) certain matters relating to the Employee Retirement Income Security Act of 1974, as amended ('ERISA').

     The Merger Agreement also includes representations and warranties of Transnational; however, many of such representations and warranties are qualified as described below. The representations and warranties made by Transnational include representations and warranties as to (i) Transnational's capital structure; (ii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters and the Merger Agreement's noncontravention of any Transnational charter or by-law provision;
(iii) the accuracy of information supplied by the Special Committee in connection with this Joint Proxy Statement/Prospectus; (iv) the absence of the declaration of certain dividends; (v) the voting requirements for the approval of the Merger; (vi) the receipt of an opinion of Transnational's financial adviser; and (vii) certain advisory fees and expenses. The Merger Agreement also includes a representation of Transnational that none of certain statements (which statements are similar to the representations and warranties made by PXRE and described above, except for those respecting PXRE's knowledge as to Transnational's representations and warranties, tax consequences of the Merger and ERISA matters) are untrue or incorrect in any material respect by virtue of affirmative actions taken by the Transnational Board since May 10, 1996 or by the Special Committee.

     Except   as  to  certain  tax   representations,  the  representations  and
warranties in the Merger Agreement do not survive the Effective Time.

CONDUCT OF BUSINESS PRIOR TO MERGER

     In the Merger Agreement, PXRE has agreed that during the period up to the Effective Time, PXRE will, and will cause its subsidiaries to, carry on their respective businesses only in the ordinary course of business substantially consistent with past practice and, to the extent consistent therewith, use all reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with agents, insureds, reinsureds and others having business dealings with them to the end that their goodwill and ongoing businesses will be unimpaired at the Effective Time.

     Without limiting the generality of the foregoing, during the period up to the Effective Time, except as expressly contemplated by the Merger Agreement (including the Disclosure Schedule thereto), PXRE will not, and will not permit any of its subsidiaries to, without the prior written consent of Transnational (by action of the Special Committee): (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of PXRE's outstanding capital stock (other than as disclosed to the Special Committee), (y) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or (z) purchase, redeem or otherwise acquire (other than as disclosed to the Special Committee) any shares of its outstanding capital stock or other securities or any rights, warrants or options to acquire any such shares or securities; (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than upon the exercise of stock options outstanding on the date of the Merger Agreement or certain other specified issuances; (iii) except for the PXRE Charter Amendment, amend its certificate of incorporation, by-laws or other comparable charter or organizational documents; (iv) merge or consolidate with any other person or acquire (x) any corporation, partnership, joint venture, association or other business organization or division thereof, or (y) any assets that are material, individually or in the aggregate, to PXRE and its subsidiaries taken as a whole, except in the ordinary course of business substantially consistent with past practice and purchases of investment assets in accordance with the PXRE Investment Guidelines; (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material individually or in the aggregate to PXRE and its subsidiaries, except in the ordinary course of business substantially consistent with past practice and sales of investment assets in the ordinary course of business; (vi) (x) incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another person other than pursuant to line of credit arrangements existing as of the date of the Merger Agreement (and additional line of credit arrangements not exceeding $10 million) and letters of credit and related agreements in the ordinary course of business substantially consistent with past practice, or (y) except as disclosed to the Special Committee, make any material loans, advances or capital contributions to, or investments in, any other person, other than to PXRE or to any direct or indirect wholly-owned subsidiary of PXRE and other than purchases of investment assets in accordance with the PXRE Investment Guidelines; (vii) except for any actions which, individually or in the aggregate, do not materially increase the obligations and liabilities of PXRE, (x) enter into, adopt, amend (except as may be required by law) or terminate any employee benefit plan or any agreement, arrangement, plan or policy between PXRE and one or more of its directors, officers or employees or (y) increase in any manner the compensation or fringe benefits (including severance benefits) of any director, officer or employee or pay any benefit not required by any plan and arrangement in effect as of the date of the Merger Agreement; (viii) settle or compromise any derivative suit or other litigation or claim arising out of the transactions contemplated hereby, or any other litigation or claim if the settlement thereof involves payment of in excess of $100,000 (other than undisputed claims for contractual benefits under any reinsurance contract under which PXRE is the reinsurer); provided, that Transnational has agreed to not unreasonably withhold its consent to any such settlement or compromise; (ix) make any material change in accounting methods, principles or practices used by PXRE or any of its subsidiaries except for any such change required by reason of a concurrent change in GAAP; (x) take any action that requires the approval of its stockholders; (xi) take or allow to be taken or fail to take any action which act or omission would jeopardize qualification of the Merger as a 'reorganization' within the meaning of Section 368(a)(1)(A) of the Code; (xii) take any action that would, or would be reasonably likely to, result in any of PXRE's or Transnational's representations and warranties set forth in the Merger Agreement not being true in all material respects as of or at any time prior to the Effective Time or in any of the conditions to the Merger set forth in the Merger Agreement not being satisfied; or (xiii) agree to take any of the foregoing actions.

     In the Merger Agreement, PXRE has agreed that during the period up to the Effective Time, it will cause PXRE Reinsurance to take all actions within its authority as Manager under the Management Agreement to cause Transnational and its subsidiaries to carry on their respective businesses only in the ordinary course of business substantially consistent with past practice and, to the extent consistent therewith, use all reasonable best efforts to preserve intact their current business organizations and preserve their relationships with agents, insureds, reinsureds and others having business dealings with them to the end that their goodwill and ongoing businesses will be unimpaired at the Effective Time and the Special Committee has agreed not to take any affirmative action that would cause Transnational or its subsidiaries to breach this covenant.

     The Merger Agreement further provides that, without limiting the generality of the foregoing, during the period up to the Effective Time, PXRE will cause PXRE Reinsurance to take all action within its authority as Manager under the Management Agreement so that Transnational and its subsidiaries will not (without the prior written consent of the Special Committee), and the Special Committee will not (without the prior written consent of PXRE) take any affirmative action that would cause Transnational or its subsidiaries to, except as expressly contemplated by the Merger Agreement (including the Disclosure Schedule thereto): (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of the outstanding capital stock of Transnational, except for Transnational's regular quarterly dividends of up to $.05 per share, (y) split, combine or reclassify any of Transnational's outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Transnational's outstanding capital stock or (z) purchase, redeem or otherwise acquire any shares of its outstanding capital stock or other securities or any rights, warrants or options to acquire any such shares or securities; (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than upon the exercise of stock options outstanding on the date of the Merger Agreement or certain other specified issuances; (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents; (iv) merge or consolidate with any other person or acquire (x) any corporation, partnership, joint venture, association or other business organization or division thereof, or (y) any assets that are material, individually or in the aggregate, to Transnational and its subsidiaries taken as a whole, except in the ordinary course of business substantially consistent with past practice and purchases of investment assets in accordance with the Transnational Investment Guidelines;
(v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material individually or in the aggregate to Transnational and its subsidiaries, except in the ordinary course of business substantially consistent with past practice and sales of investment assets in the ordinary course of business; (vi) (x) incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another person, other than pursuant to line of credit arrangements existing as of the date of the Merger Agreement and letters of credit and related agreements in the ordinary course of business substantially consistent with past practice or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to Transnational or to any direct or indirect wholly-owned subsidiary of Transnational and other than purchases of investment assets in accordance with the Transnational Investment Guidelines; (vii) (x) enter into, adopt, amend (except as may be required by law) or terminate any employee benefit plan or any agreement, arrangement, plan or policy between Transnational and one or more of its directors, officers or employees or (y) increase in any manner the compensation or fringe benefits (including severance benefits) of any director, officer or employee or pay any benefit not required by any plan or arrangement in effect as of the date of the Merger Agreement; (viii) settle or compromise any derivative suit or other litigation or claim arising out of the transactions contemplated hereby, or any other litigation or claim involving Transnational if the settlement thereof involves payment of in excess of $100,000 (other than undisputed claims for contractual benefits under any reinsurance contract under which Transnational is the reinsurer); provided, that PXRE has agreed to not unreasonably withhold its consent to any such settlement or compromise; (ix) make any material change in accounting methods, principles or practices used by Transnational or any of its subsidiaries except for any such change required by reason of a concurrent change in GAAP; (x) take any action that requires the approval of its stockholders; (xi) take or allow to be taken or fail to take any action which act or omission would jeopardize qualification of the Merger as a 'reorganization' within the meaning of Section 368(a)(1)(A) of the Code; (xii) take any action that would, or would be reasonably likely to, result in any of Transnational's representations and warranties set forth in the Merger Agreement not being true in all material respects as of or at any time prior to the Effective Time or in any of the conditions to the Merger set forth in the Merger Agreement not being satisfied; or (xiii) agree to take any of the foregoing actions.

NO SOLICITATION; FIDUCIARY OUT

     The Merger Agreement provides that Transnational will not (nor will it permit any of its officers, directors, agents or affiliates to) directly or indirectly solicit, encourage (including by way of providing any non-public information concerning Transnational or its subsidiaries to any person), initiate or participate in any negotiations or discussions, or enter into (or authorize) any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to any Acquisition Transaction. An 'Acquisition Transaction' is defined in the Merger Agreement as any offer or proposal to acquire all, or a substantial part, of Transnational's or its subsidiaries' business and properties or any of its or its subsidiaries' capital stock whether by merger, purchase of assets, tender offer or otherwise. The Merger Agreement does not prohibit the Special Committee, to the extent required by its fiduciary duties under applicable law as advised by counsel, from providing information to, participating in negotiations or discussions with, entering into any agreement or transaction with, or announcing any intention to do any of the foregoing with, any party that makes an unsolicited inquiry or proposal relating to an Acquisition Transaction. The Merger Agreement further provides that Transnational will promptly notify PXRE of the receipt of any inquiry or proposal which it may receive in respect of any Acquisition Transaction, including the identity of the person making such inquiry or proposal and, unless advised by counsel that there is a significant risk that such action would constitute a breach of the Special Committee's fiduciary duties, the material terms and conditions thereof and any changes therein. PXRE has agreed that the Special Committee may provide to any such party that makes an unsolicited inquiry or proposal respecting an Acquisition Transaction any change in the terms in the Merger Agreement proposed by PXRE in response to such unsolicited inquiry or proposal, provided that the Special Committee has disclosed to PXRE the identity of the person making such inquiry or proposal and the material terms and conditions of such proposed Acquisition Transaction and any changes therein.

INDEMNIFICATION AND INSURANCE

     Pursuant to the Merger Agreement, PXRE has generally agreed to indemnify the present and former officers and directors of Transnational and its subsidiaries against all damages and liabilities arising out of acts or omissions occurring prior to the Effective Time (including but not limited to the transactions contemplated by the Merger Agreement) to the fullest extent permitted by Delaware law. PXRE has also agreed that all limitations or exculpation of liabilities existing in favor of such persons provided for in the Transnational Charter and the Transnational By-laws, in each case as in effect on the date of the Merger Agreement, shall continue in full force and effect with respect to Merger Matters, without any amendment thereto, to the extent such rights are consistent with the DGCL. In addition, PXRE has agreed to maintain Transnational's existing directors' and officers' liability insurance coverage for six years from the Effective Time in respect of events occurring prior to the Effective Time, subject to certain limitations.

AMENDMENT TO THE MANAGEMENT AGREEMENT

     The Merger Agreement provides that in the event the Merger Agreement is terminated by Transnational due to (i) the failure to obtain the requisite approval of the PXRE stockholders or (ii) the withdrawal or modification or change in any manner adverse to Transnational of the PXRE Board's recommendation of the Merger Agreement and the Merger, the Management Agreement will be deemed amended effective upon such termination (i) to extend the initial term thereof such that the expiration date of the initial term will be changed from December 31, 1998 to December 31, 2000, and (ii) to provide that at any time after December 31, 1998 Transnational may terminate the Management Agreement upon one year's advance written notice to PXRE Reinsurance.

CERTAIN ADDITIONAL AGREEMENTS

     The Merger Agreement contains additional covenants of each party, including, among others, the following: (i) to call its stockholders' meeting;
(ii) to take, or cause to be taken, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger; (iii) to allow the other party reasonable access to its properties, books, contracts, commitments and records; (iv) to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper and advisable to consummate and make effective, in the most expeditious manner practicable, the Merger; (v) to consult with the other party regarding any public announcement regarding the transactions contemplated by the Merger
Agreement; (vi) to make and cause their respective subsidiaries to make all necessary filings in order to consummate the Merger and the other transactions contemplated by the Merger Agreement, to use best efforts to comply with all governmental requirements applicable to the Merger and to obtain as promptly as practicable all necessary permits, orders or other consents of governmental entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement; and
(vii) to coordinate the payment of dividends with respect to the PXRE Common Stock and the Transnational Common Stock and the record dates and payment dates relating thereto.

     The Merger Agreement also contemplates that prior to the Effective Time Transnational will seek to amend the Transnational Re Corporation Officer Incentive Plan to provide for the computation of the 1996 bonus pool thereunder and that the Merger will not be deemed a termination of employment for any participant therein, and that the Transnational Re Non-Employee Director Deferred Stock Plan will be amended to provide that all shares with respect to which rights have been granted to participants therein shall be deemed issued to such participants immediately prior to the Effective Time. See 'THE MERGER -- Effect on Employee Benefit and Stock Plans.'

CONDITIONS TO THE MERGER

     Subject to satisfaction or waiver of all conditions to the Merger set forth in the Merger Agreement or the earlier termination of the Merger Agreement, the closing of the Merger (the 'Closing') will take place at 10:00 a.m. on the Closing Date.

     The obligations of each of PXRE and Transnational to consummate the Merger are subject to the satisfaction or waiver of a number of conditions, including:
(i) the obtaining of all necessary stockholder approvals; (ii) the receipt of required consents and approvals of governmental entities and specified third parties except to the extent not material; (iii) the waiting period under the HSR Act having expired or been terminated; (iv) the absence of any injunction, order or other legal restraint or prohibition preventing the Merger or any of the other transactions contemplated by the Merger Agreement; provided that any party invoking this condition shall have used reasonable efforts to have any such order or injunction vacated; (v) the Registration Statement having become effective under the Securities Act and not being subject to any stop order or related proceedings; and (vi) the shares of PXRE Common Stock to be issued in the Merger having been approved for trading on NASDAQ or, if any shares of PXRE Common Stock are then listed on the NYSE, having been listed on the NYSE, in either case subject to official notice of issuance.

     The obligations of Transnational to effect the Merger are further subject to certain additional conditions, including, among others, the following: (i) the truth and correctness, or truth and correctness in all material respects, as applicable, of the representations and warranties of PXRE as of specified dates;
(ii) the performance by PXRE in all material respects of all obligations required to be performed by it under the Merger Agreement prior to the Closing Date; (iii) since June 30, 1996, there having been no PXRE Material Adverse Change, and no event or condition which individually or in the aggregate could reasonably be expected to result in a PXRE Material Adverse Change, other than any such PXRE Material Adverse Change deemed waived as described under 'Amendment and Waiver'; (iv) Transnational having received (x) the legal opinion of Davis Polk to the effect that Transnational and its stockholders (except to the extent such stockholders receive cash in lieu of fractional shares) will recognize no gain or loss for federal income tax purposes as a result of the Merger, and PXRE having received the legal opinion with respect to tax matters described below and (y) 'comfort' letters from Price Waterhouse LLP in form and substance satisfactory to Transnational; and (v) the opinion of DLJ to the effect that the consideration to be received by holders of Transnational Class A Stock in the Merger is fair to such holders from a financial point of view shall not have been withdrawn, amended or modified in any material respect.

     The obligations of PXRE to effect the Merger are further subject to certain additional conditions, including, among others, the following: (i) the truth and correctness, or truth and correctness in all material respects, as applicable, of the representations and warranties of Transnational as of specified dates;
(ii) the performance by Transnational in all material respects of all obligations required to be performed by it under the Merger Agreement prior to the Closing Date; (iii) since June 30, 1996, there having been no Transnational Material Adverse Change, and no event or condition which individually or in the aggregate could reasonably be expected to result in a Transnational Material Adverse Change, other than any such Transnational Material Adverse Change deemed waived as described under 'Amendment and Waiver'; (iv) PXRE having received (x) the legal opinion of Morgan Lewis to the effect that PXRE and its stockholders will recognize no gain or loss for federal income tax purposes as a result of the Merger, and Transnational having received the legal opinion with respect to tax matters described above and (y) comfort letters from Price Waterhouse LLP in form and substance satisfactory to PXRE; and (v) the opinion of Dillon Read to the effect that the consideration to be paid by PXRE in the Merger is fair to the stockholders of PXRE, from a financial point of view, shall not have been withdrawn, amended or modified in any material respect.

     As used in the Merger Agreement, (x) a 'Transnational Material Adverse Change' means any material adverse change in the business, financial condition or results of operations of Transnational and its subsidiaries taken as a whole, other than any such change resulting from (i) any decrease in written or earned premiums, (ii) any decrease in the value of portfolio investments, and (iii) any losses under reinsurance or retrocessional agreements (other than where Transnational Reinsurance is the cedant) in respect of catastrophic events occurring after the date of the Merger Agreement which losses, individually or in the aggregate, do not result in a decrease of more than 50% of consolidated stockholders' equity of Transnational and its subsidiaries, as determined in accordance with GAAP, on an after-tax basis, from the amount thereof as of June 30, 1996 and (y) a 'PXRE Material Adverse Change' means any material adverse change in the business, financial condition or results of operations of PXRE and its subsidiaries taken as a whole, other than any such change resulting from (i) any decrease in written or earned premiums, (ii) any decrease in the value of portfolio investments, and (iii) any losses under reinsurance or retrocessional agreements (other than where PXRE Reinsurance is cedant) in respect of catastrophic events occurring after the date of the Merger Agreement which losses, individually or in the aggregate, do not result in a decrease of more than 50% of consolidated stockholders' equity of PXRE and its subsidiaries, as determined in accordance with GAAP, on an after-tax basis, from the amount thereof as of June 30, 1996.

AMENDMENT AND WAIVER

     Subject to applicable law, at any time prior to the Effective Time, the parties may (i) amend the Merger Agreement; provided, however, that after approval of the Merger by the stockholders of Transnational and/or PXRE, no amendment shall be made that by law requires the approval of Transnational's stockholders or PXRE's stockholders, as the case may be, without the approval of such stockholders; (ii) extend the time for the performance of any of the obligations or other acts of the other party; (iii) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; or (iv) subject to clause (i) above, waive compliance with any of the agreements or conditions contained in the Merger Agreement (except that the conditions regarding the receipt of the legal opinions described above relating to tax matters may not be waived). Any agreement on the part of a party to any such amendment, extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

TERMINATION

     The Merger Agreement may be terminated  at any time prior to the  Effective
Time:

          (a) by mutual written consent of Transnational and PXRE;

          (b) by written notice by either Transnational or PXRE: (i) if the Merger has not been consummated on or before the End Date unless the failure to consummate the Merger is the result of a willful and material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement; or (ii) if any governmental entity has issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action has become final and nonappealable;

          (c) by PXRE, if there has been a material breach of any material representation, warranty, covenant or agreement on the part of Transnational such that certain conditions are incapable of being satisfied by the End Date (or as otherwise extended); provided, however, that if any such breach is curable by Transnational through the exercise of its reasonable best efforts and for so long as Transnational is using its reasonable best efforts to cure such breach, PXRE may not terminate the Merger Agreement pursuant to such provision;

          (d) by Transnational, if there has been any material breach of any material representation, warranty, covenant or agreement on the part of PXRE such that certain conditions are incapable of being satisfied by the End Date (or as otherwise extended); provided, however, that if any such breach is curable by PXRE through the exercise of its reasonable best efforts and for so long as PXRE is using its reasonable best efforts to cure such breach, Transnational may not terminate the Merger Agreement pursuant to such provision;

          (e) by PXRE, (i) if the approval of the stockholders of Transnational has not been obtained by reason of the failure to obtain the required vote at the Transnational Stockholders Meeting or any adjournment thereof or
     (ii) if the approval of the stockholders of PXRE (other than the approval of the PXRE Charter Amendment) has not been obtained by reason of the failure to obtain the required vote at the PXRE Stockholders Meeting or any adjournment thereof;

          (f) by Transnational, (i) if the approval of the stockholders of PXRE (other than the approval of the PXRE Charter Amendment) has not been obtained by reason of the failure to obtain the required vote at the PXRE Stockholders Meeting or any adjournment thereof or (ii) if the approval of the stockholders of Transnational has not been obtained by reason of the failure to obtain the required vote at the Transnational Stockholders Meeting or any adjournment thereof;

          (g) by PXRE, if, prior to the Transnational Stockholders Meeting, the Special Committee or the Transnational Board has withdrawn, or modified or changed in any manner adverse to PXRE its approval or recommendation of the Merger Agreement or the Merger;

          (h) by Transnational, if, prior to the PXRE Stockholders Meeting, the PXRE Board has withdrawn, or modified or changed in any manner adverse to Transnational its approval or recommendation of the Merger Agreement or the Merger; or

          (i) by Transnational, if Transnational has received a bona fide proposal for an Acquisition Transaction which the Special Committee believes, and advises the Transnational Board, is superior to the Merger from a financial point of view to the stockholders of Transnational (provided that the provisions described under 'No Solicitation; Fiduciary Out' have not been breached).

     In the event of termination of the Merger Agreement by either PXRE or Transnational, written notice thereof must be promptly given to the other party and the Merger Agreement will become void and have no effect, without any liability or obligation on the part of Transnational or PXRE, other than under certain specified provisions of the Merger Agreement relating to amendment of the Management Agreement, certain fees and expenses and certain other miscellaneous provisions, provided, however, that no party will be relieved from any liability resulting from any willful and material breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement.

CERTAIN EXPENSES

     The Merger Agreement provides that PXRE will reimburse Transnational for all documented, reasonable out-of-pocket expenses (not to exceed $1,000,000) incurred by Transnational in connection with the Merger Agreement and the Merger in the event that (i) the Merger Agreement is terminated (x) by Transnational for the reasons described in paragraph (d) or clause (i) of paragraph (f) of 'Termination' or (y) by PXRE for the reasons described in clause (ii) of paragraph (e) of 'Termination' or (ii) the End Date occurs and the conditions to closing cannot be satisfied only because

Dillon Read has withdrawn or amended or modified in any material respect its fairness opinion. Similarly, the Merger Agreement provides that Transnational will reimburse PXRE for all documented, reasonable out-of-pocket expenses (not to exceed $1,000,000) incurred by PXRE in connection with the Merger Agreement and the Merger in the event that (i) the Merger Agreement is terminated (x) by PXRE for the reasons described in paragraph (c) or clause (i) of paragraph (e) of 'Termination' or (y) by Transnational for the reasons described in clause
(ii) of paragraph (f) of 'Termination' or (ii) the End Date occurs and the conditions to closing cannot be satisfied only because DLJ has withdrawn or amended or modified in any material respect its fairness opinion.

     The Merger Agreement provides that the above-described payments will be as liquidated damages and will be in lieu of any other remedies (other than any liability resulting from any willful and material breach of the representations, warranties, covenants or agreements set forth in the Merger Agreement).

     Except as provided above and except for printing expenses and filing fees, which will be shared equally, each of PXRE and Transnational will pay its own fees and expenses incident to preparing for, entering into and carrying out the Merger Agreement and the transactions contemplated thereby, whether or not the Merger is consummated.

                           THE PXRE CHARTER AMENDMENT

     At the PXRE Special Meeting the stockholders of PXRE will be asked to consider and vote upon the PXRE Charter Amendment which would increase the number of authorized shares of PXRE Common Stock from 20,000,000 to 40,000,000 shares.

     The PXRE Board believes that it is desirable to authorize additional shares of PXRE Common Stock so that there will be sufficient shares available after the Merger for issuance for purposes that the PXRE Board may hereafter determine to be in the best interests of PXRE and its stockholders. Such purposes could include offers of shares for cash, the declaration of stock splits and stock dividends, mergers and acquisitions and other general corporate purposes. In many situations, prompt action may be required which would not permit seeking stockholder approval to authorize additional shares for the specific transaction on a timely basis. The PXRE Board believes it should have the flexibility to act promptly in the best interests of the stockholders. The terms of any future issuance of shares of PXRE Common Stock will be dependent largely on market and financial conditions and other factors existing at the time of issuance.
Although there are no present plans or commitments for their use, such shares would be available for issuance without further action by stockholders except as required by law or applicable NASDAQ or stock exchange requirements. The current rules of NASDAQ (and the NYSE) would require stockholder approval if the number of shares of PXRE Common Stock to be issued would equal or exceed 20% of the number of shares of PXRE Common Stock outstanding immediately prior to such issuance.

     Although the PXRE Board has no current intention of issuing any additional shares of PXRE Common Stock as an anti-takeover defense, the issuance of additional shares could be used to create impediments to or otherwise discourage persons attempting to gain control of PXRE. For example, the issuance of additional shares could be used to dilute the voting power of shares then outstanding. Shares of PXRE Common Stock could also be issued to persons or entities who would support the PXRE Board in opposing a takeover bid which the PXRE Board determines to be not in the best interests of PXRE and its stockholders. In the case of a hostile tender offer, the ability of the PXRE Board to issue additional shares of PXRE Common Stock could be viewed as beneficial to management by stockholders who want to participate in such tender offer. Approval of the PXRE Charter Amendment will require the affirmative vote of both (i) holders of more than two-thirds of the shares of PXRE Common Stock outstanding as of the Record Date and (ii) an Independent Majority of PXRE Stockholders. The form of the proposed PXRE Charter Amendment is attached as Annex D to this Joint Proxy Statement/Prospectus.

     The PXRE Board has unanimously determined that the PXRE Charter Amendment is advisable and in the best interests of the stockholders of PXRE. The PXRE Board unanimously recommends that the stockholders of PXRE vote FOR the PXRE Charter Amendment.

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
                       DESCRIPTION OF PXRE CAPITAL STOCK

PXRE COMMON STOCK

     PXRE is currently authorized to issue 20,000,000 shares of PXRE Common Stock. As of the Record Date, 8,268,125 shares of PXRE Common Stock were issued and outstanding, and 793,965 shares of PXRE Common Stock were reserved for issuance upon the exercise of outstanding stock options.

     Except as otherwise required by law, each share of PXRE Common Stock is entitled to one vote on all matters submitted to a vote of PXRE stockholders, including the election of directors.

     Subject to the preferential rights, if any, of holders of any then outstanding preferred stock, the holders of PXRE Common Stock are entitled to receive dividends when and as declared by the PXRE Board out of funds legally available for such payment. Holders of PXRE Common Stock do not have any preemptive rights to purchase additional shares. Subject to the preferential rights of holders of any then outstanding preferred stock, the holders of PXRE Common Stock are entitled to share ratably in the assets of PXRE available for distribution to stockholders in the event of PXRE's liquidation, dissolution or winding up.

     The transfer agent and registrar for PXRE Common Stock is American Stock Transfer & Trust Company, New York, New York.

PXRE PREFERRED STOCK

     PXRE is authorized to issue 500,000 shares of Serial Preferred Stock, par value $0.01 per share (the 'PXRE Serial Preferred Stock'). No shares of PXRE Serial Preferred Stock are outstanding.

     The PXRE Serial Preferred Stock may be issued in one or more series, from time to time, with each such series to have the designations, dividend rates, rights of redemption, conversion rights, voting powers, sinking fund or retirement provisions, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, if any, as stated and expressed in the resolution or resolutions providing for the issuance of such series adopted by the PXRE Board.

                   DESCRIPTION OF TRANSNATIONAL CAPITAL STOCK

TRANSNATIONAL COMMON STOCK

     Transnational is authorized to issue 20,000,000 shares of Transnational Class A Stock and 5,000,000 shares of Transnational Class B Stock. As of the Record Date, 5,365,400 shares of Transnational Class A Stock and 1,535,948 shares of Transnational Class B Stock were issued and outstanding. As of the Record Date, 3,000 shares of Transnational Class A Stock were reserved for issuance upon the exercise of outstanding Director Options and 1,535,948 shares of Transnational Class A Stock were reserved for issuance in the event of conversion of the Transnational Class B Stock.

     The shares of Transnational Class A Stock and Transnational Class B Stock are identical in all respects, except as to voting rights and transferability. Each share of Transnational Class A Stock and Transnational Class B Stock is entitled to one vote for the election of directors. Holders of Transnational Class B Stock voting as a separate class are entitled to elect 40% of the total authorized membership of the Transnational Board (or the nearest higher whole number if such percentage is not a whole number) (the 'Class B Directors') and holders of Transnational Class A Stock voting together as a single class with holders of any other class of Transnational capital stock (other than
Transnational Class B Stock) entitled to vote are entitled to elect the remaining members of the Transnational Board (the 'Class A Directors'), subject to the rights of any preferred stock to elect directors. If the Transnational Class B Stock represents 5% or less of the total voting power of Transnational Common Stock, then the holders of Transnational Class B Stock will have their shares automatically converted into the same number of shares of Transnational Class A Stock, and will vote together with the holders of Transnational Class A Stock with respect to electing the entire Transnational Board. Holders of Transnational Class A Stock vote together as a single class with holders of any other class of Transnational capital stock (other than Transnational Class B Stock) entitled to vote on the removal of

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
the Class A Directors, and holders of Transnational Class B Stock vote as a separate class on the removal of the Class B Directors. The holders of shares of Transnational Class A Stock and Transnational Class B Stock also vote as separate classes respecting the approval of any amendments to the Transnational Charter that adversely affect the shares of their class. On all other matters, except as otherwise required by law, holders of Transnational Class A Stock and Transnational Class B Stock vote together as a single class, with each share entitled to one vote.

     There are restrictions on the transferability of the Transnational Class B Stock. Transnational Class B Stock cannot be transferred, in any way, other than
(i) to Transnational, (ii) to an affiliate of a holder of Transnational Class B Stock or (iii) upon conversion into Transnational Class A Stock. Transnational Class B Stock can be pledged as collateral security by the holders of such shares, but the pledgee, upon foreclosure on such shares, can only convert such shares into Transnational Class A Stock. Any transfer in violation of these restrictions automatically effects a conversion of Transnational Class B Stock into Transnational Class A Stock.

     Upon any conversion of Transnational Class B Stock, each such share shall be converted into one share of Transnational Class A Stock. In addition to the foregoing, holders of Transnational Class B Stock have the option of converting such shares into Transnational Class A Stock by delivering such shares to Transnational or to the transfer agent for such shares, accompanied by written notice that the holder of the Transnational Class B Stock elects to convert such shares to Transnational Class A Stock. Shares of Transnational Class B Stock which are converted to Transnational Class A Stock cannot be reissued by Transnational.

     Subject to the preferential rights, if any, of holders of any then outstanding shares of preferred stock, the holders of Transnational Class A Stock and Transnational Class B Stock are entitled to receive dividends when and as declared by the Transnational Board out of funds legally available for such payment. Any dividends declared must be paid to both classes, on a pro rata basis. Holders of Transnational Class A Stock and Transnational Class B Stock do not have any preemptive rights to purchase additional shares. Subject to the preferential rights of holders of any then outstanding shares of preferred stock, the holders of Transnational Class A Stock and Transnational Class B Stock are entitled as a single class to share, on a pro rata basis, in the assets of Transnational available for distribution to stockholders in the event of Transnational's liquidation, dissolution or winding up.

     The transfer agent and registrar for Transnational Class A Stock and Transnational Class B Stock is American Stock Transfer & Trust Company, New York, New York.

TRANSNATIONAL PREFERRED STOCK

     Transnational is authorized to issue 5,000,000 shares of Serial Preferred Stock, par value $0.01 per share (the 'Transnational Serial Preferred Stock'). No shares of Transnational Serial Preferred Stock are outstanding.

     The Transnational Serial Preferred Stock may be issued in one or more series, from time to time, with each such series to have the designations, dividend rates, rights of redemption, conversion rights, voting powers, sinking fund or retirement provisions, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, if any, as stated and expressed in the resolution or resolutions providing for the issuance of such series adopted by the Transnational Board.

                  COMPARISON OF CERTAIN RIGHTS OF STOCKHOLDERS

     Upon consummation of the Merger, Transnational stockholders will become PXRE stockholders and their rights will be governed by the PXRE Charter and PXRE By-laws, which differ in certain material respects from the Transnational Charter and the Transnational By-laws.

     The following comparison of the PXRE Charter and PXRE By-laws, on the one hand, and the Transnational Charter and Transnational By-laws, on the other, assumes the completion of the Merger and is stated so as to explain the rights of PXRE stockholders following the Merger. This comparison is not intended to be complete and is qualified in its entirety by reference to the PXRE Charter, the

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
PXRE By-laws, the Transnational Charter and the Transnational By-laws. Copies of the PXRE Charter and the PXRE By-laws are available for inspection at the offices of PXRE and copies will be sent to Transnational stockholders or PXRE stockholders upon request. Copies of the Transnational Charter and Transnational By-laws are available for inspection at the offices of Transnational and copies will be sent to Transnational stockholders upon request.

     The DGCL governs the terms of both (i) the PXRE Charter and PXRE By-laws and (ii) the Transnational Charter and Transnational By-laws.

SIZE AND CLASSIFICATION OF THE BOARD

     PXRE. Pursuant to the PXRE Charter, the PXRE Board is divided into three classes, and directors are elected to serve staggered three-year terms. As a result, approximately one-third of the PXRE Board is elected each year. The PXRE Charter provides that the number of directors may be increased or decreased by up to two members within any twelve-month period by a resolution adopted by a majority vote of the PXRE Board, with any further increases or decreases in such period requiring a resolution adopted by at least two-thirds of the entire PXRE Board and a majority (but in any event not less than six) of the Continuing Directors (as defined in the PXRE Charter) or by the affirmative vote of holders of at least two-thirds of the total voting power of PXRE's capital stock entitled to vote in the election of directors, including the affirmative vote of an Independent Majority of PXRE Stockholders; provided, that the number of directors of PXRE may not be less than five nor more than eleven.

     Transnational. Pursuant to the Transnational Charter, the Transnational Board is divided into three classes, and directors are elected to serve staggered three-year terms. As a result, approximately one-third of the Transnational Board is elected each year. The Transnational Charter provides that the number of directors may be increased or decreased by up to two members within any twelve-month period by a resolution adopted by a majority vote of the Transnational Board, with any further increases or decreases in such period requiring a resolution adopted by at least two-thirds of the entire Transnational Board and a majority (but in any event not less than four) of the Continuing Directors (as defined in the Transnational Charter) or by the affirmative vote of holders of at least two-thirds of the total voting power of Transnational's capital stock entitled to vote generally at meetings of stockholders, including the affirmative vote of an Independent Majority of Transnational Stockholders (as hereinafter defined); provided, that the number of directors of Transnational may not be less than two nor more than eleven, and provided, further, that for so long as holders of Transnational Class B Stock are entitled to elect Class B Directors, the Transnational Board may be so enlarged by resolution of the Transnational Board only to the extent that at least 40% of the enlarged Transnational Board consists of Class B Directors.

REMOVAL OF DIRECTORS; FILLING OF VACANCIES ON THE BOARD

     Under the DGCL, any director or the entire board of directors generally may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. However, in the case of a corporation having a classified board, stockholders may effect such removal only for cause unless the certificate of incorporation provides otherwise.

     PXRE. The PXRE Charter (which provides for a classified board of directors) and the PXRE By-laws specifically provide that any director (or the entire PXRE Board) may be removed with or without cause only by the affirmative vote, at a meeting called for that purpose, of holders of two-thirds or more of the voting stock of PXRE that elected the director. Any vacancies in the PXRE Board and any newly-created directorships resulting from an increase in the number of directors may be filled only by the PXRE Board acting by vote of two-thirds of the directors then in office, even though less than a quorum. The PXRE Charter further provides that any director elected to fill a vacancy will hold office for a term that coincides with the term of the class to which such director has been elected. No decrease in the number of directors may shorten the term of an incumbent director.

     Transnational. The Transnational Charter (which provides for a classified board of directors) specifically provides that, for so long as holders of Transnational Class B Stock are entitled to elect

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
Class B Directors and holders of Transnational Class A Stock (voting together as a single class with holders of any other class of Transnational capital stock (other than Transnational Class B Stock) entitled to vote) are entitled to elect Class A Directors, (i) any one or more or all of the Class A Directors may be removed for cause only, and only by the affirmative vote at a meeting called for that purpose of the holders of two-thirds or more of the outstanding Transnational Class A Stock and such holders of other capital stock entitled to vote thereon, voting as a single class, and (ii) any one or more or all of the Class B Directors may be removed for cause only, and only by the affirmative vote at a meeting called for that purpose of the holders of two-thirds or more of the outstanding Transnational Class B Stock.

     The   Transnational  Charter  also  provides  that  any  vacancies  on  the
Transnational Board and any newly-created directorships resulting from any increase in the number of directors may be filled only by the Transnational Board, acting (i) by vote of a majority of the remaining Class A Directors with respect to vacancies in Class A Stock directorships, and (ii) by vote of a majority of the remaining Class B Directors with respect to vacancies in Class B Stock directorships. The Transnational Charter further provides that any director elected to fill a vacancy will hold office for a term that coincides with the term of the class to which such director has been elected. No decrease in the number of directors may shorten the term of an incumbent director.

STOCKHOLDER NOMINATIONS

     PXRE. The PXRE Charter establishes procedures that must be followed for stockholders to nominate individuals for election to the PXRE Board. A stockholder entitled to vote for the election of directors may make nominations for the election of directors to the PXRE Board, provided that (i) advance notice of the nomination is given to the PXRE Board within a specified time period, (ii) such notice sets forth, among other things, the nominee's name, age, address and occupation and the number of shares of PXRE Common Stock owned by the nominee, (iii) the nomination can only be made at a stockholder meeting called for the election of directors and (iv) the Chairman of the meeting has discretion to determine whether the nominating stockholder complied with the requirements of (i) through (iii) above and, if the Chairman determines that the stockholder did not so comply, to disregard the nomination.

     Transnational. The Transnational Charter establishes procedures that must be followed for stockholders to nominate individuals for election to the Transnational Board. A holder of Transnational Class A Stock or Transnational Class B Stock entitled to vote for the election of directors of its particular class may make nominations for the election of directors for its particular class, provided that (i) advance notice of the nomination is given to the Transnational Board within a specified time period, (ii) such notice sets forth, among other things, the nominee's name, age, address and occupation and the number and class of shares of Transnational Common Stock owned by the nominee,
(iii) the nomination can only be made at a stockholder meeting called for the election of directors and (iv) the Chairman of the meeting has discretion to determine whether the nominating stockholder complied with the requirements of
(i) through (iii) above and, if the Chairman determines that the stockholder did not so comply, to disregard the nomination.

AMENDMENT OF CORPORATE CHARTER AND BY-LAWS

     PXRE. Generally, any amendment to the PXRE Charter requires approval by each of the following: (i) two-thirds of the entire PXRE Board and a majority of the Continuing Directors (as defined in the PXRE Charter), (ii) PXRE stockholders holding more than two-thirds of the voting power of the then outstanding voting stock of PXRE and (iii) an Independent Majority of PXRE Stockholders.

     Any amendment to the PXRE By-laws requires the approval of (i) two-thirds of the entire PXRE Board and a majority (but in any event not less than four) of the Continuing Directors (as defined in the PXRE Charter), or (ii) the approval of PXRE stockholders holding at least two-thirds of the then outstanding voting stock of PXRE and an Independent Majority of PXRE Stockholders.

     Transnational. Generally, any amendment to the Transnational Charter requires approval by each of the following: (i) two-thirds of the entire Transnational Board and a majority of the Continuing Directors (as defined in the Transnational Charter), (ii) Transnational stockholders holding at least two-thirds of the voting power of the then outstanding voting stock of Transnational and (iii) Transnational stockholders holding a majority of the outstanding voting stock of Transnational excluding shares beneficially owned, directly or indirectly, by any person who owns 5% or more of the outstanding Transnational Common Stock or controls, is controlled by, or is under common control with, Transnational (except for PXRE or PXRE Reinsurance) (an 'Independent Majority of Transnational Stockholders'). Additionally, for so long as holders of Transnational Class B Stock are entitled to elect Class B Directors, (i) any amendment of the Transnational Charter affecting the terms of the Transnational Class B Stock or the provisions regarding the Transnational Board requires the approval of holders of at least two-thirds of the then outstanding Transnational Class B Stock voting as a separate class and (ii) any amendment of the Transnational Charter affecting the voting, dividend and distribution terms of the Transnational Class A Stock and the Transnational Class B Stock requires the approval of both (x) holders of at least two-thirds of the then outstanding Transnational Class B Stock voting as a separate class and (y) holders of at least two-thirds of the then outstanding Transnational Class A Stock voting as a separate class.

     Any amendment to the Transnational By-laws requires the approval of (i) two-thirds of the entire Transnational Board and a majority (but in any event not less than three) of the Continuing Directors (as defined in the Transnational Charter), or (ii) the approval of Transnational stockholders holding at least two-thirds of the then outstanding voting stock of Transnational and an Independent Majority of Transnational Stockholders.

CERTAIN BUSINESS COMBINATIONS

     PXRE. The PXRE Charter contains special voting provisions which apply to certain business combination transactions involving PXRE or PXRE Reinsurance with, or proposed by or on behalf of, an interested stockholder or certain related parties (excluding Phoenix Home Life and any of its direct or indirect subsidiaries). In general, such a transaction must be approved by two-thirds of the entire PXRE Board or by the affirmative vote of holders of at least two-thirds of the total voting power of PXRE's capital stock entitled to vote generally in the election of directors (including the affirmative vote of an Independent Majority of PXRE Stockholders); provided, however, that if the terms of such transaction satisfy certain 'fair price' requirements and such transaction is recommended to stockholders by the favorable vote of not less than a majority of the entire PXRE Board and a majority (but in any event not less than four) of the Continuing Directors (as defined in the PXRE Charter), then only the vote, if any, prescribed by the DGCL is required.

     Transnational. The Transnational Charter contains special voting provisions which apply to certain business combination transactions involving Transnational or Transnational Reinsurance with, or proposed by or on behalf of, an interested stockholder or certain related parties (excluding PXRE and PXRE Reinsurance and any of their direct or indirect subsidiaries). In general, such a transaction must be approved by two-thirds of the entire Transnational Board or by the affirmative vote of holders of at least two-thirds of the total voting power of Transnational's capital stock entitled to vote generally at meetings of stockholders (including the affirmative vote of an Independent Majority of Transnational Stockholders); provided, however, that if the terms of such transaction satisfy certain 'fair price' requirements and such transaction is recommended to stockholders by the favorable vote of not less than a majority of the entire Transnational Board and a majority (but in any event not less than three) of the Continuing Directors (as defined in the Transnational Charter), then only the vote, if any, prescribed by the DGCL is required. Additionally, if the terms of such transaction satisfy the 'fair price' requirements, but the transaction is not so recommended to stockholders by the Transnational Board, the transaction must be approved by the affirmative vote of holders of not less than a majority of the total voting power of Transnational's capital stock entitled to vote generally at meetings of stockholders (including the affirmative vote of an Independent Majority of Transnational Stockholders).

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
OTHER DIFFERENCES

     For  additional   information  on   differences  between   the  rights   of
stockholders of PXRE and Transnational, see 'DESCRIPTION OF PXRE CAPITAL STOCK' and 'DESCRIPTION OF TRANSNATIONAL CAPITAL STOCK'.

                                 LEGAL MATTERS

     The legality of the PXRE Common Stock to be issued in connection with the Merger is being passed on by the law firm of Morgan, Lewis & Bockius LLP, a limited liability partnership, New York, New York, counsel for PXRE. Mr. F. Sedgwick Browne, a partner of Morgan, Lewis & Bockius LLP, is Secretary of PXRE and Transnational and owns 3,000 shares of PXRE Common Stock and 2,000 shares of Transnational Class A Stock.

                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements and financial statement schedules of PXRE as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by Price Waterhouse LLP, independent accountants. The consolidated financial statements and financial statement schedules of Transnational as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated by reference in this Joint Proxy Statement/Prospectus also have been audited by Price Waterhouse LLP. Price Waterhouse LLP has been selected to audit the financial statements of both PXRE and Transnational for their current fiscal years.

     Representatives of Price Waterhouse LLP are expected to be present at the Special Meetings with the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETINGS

     In the event that the Merger is not consummated before the Annual Meeting of Stockholders of Transnational to be held in 1997, any Transnational stockholder who wishes to present a proposal for inclusion in the proxy statement for such Annual Meeting must comply with the rules and regulations of the Commission then in effect. As previously stated in Transnational's proxy statement for its 1996 Annual Meeting, to be included in the 1997 proxy statement, such proposals must be received by Transnational at its principal office not later than December 16, 1996.

     An Annual Meeting of Stockholders of PXRE will be held in 1997. Notice of the date of such meeting will be publicly disclosed by PXRE. As previously stated in PXRE's proxy statement for its 1996 Annual Meeting, stockholder proposals intended to be presented at the 1997 Annual Meeting must be submitted by December 31, 1996.

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
                              UNAUDITED PRO FORMA
              CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF PXRE

     The following unaudited pro forma condensed consolidated statements of income for the twelve months ended December 31, 1995 and for the six months ended June 30, 1996 present operating results of PXRE as if the Merger had occurred on January 1, 1995. The unaudited pro forma condensed consolidated balance sheet as of June 30, 1996 gives effect to the Merger as if it had occurred on June 30, 1996. Pro forma adjustments are based upon available information and certain assumptions that management of PXRE believes are reasonable in the circumstances.

     The unaudited pro forma condensed consolidated financial information should be read in conjunction with the consolidated financial statements of PXRE, including notes thereto, and the other financial information pertaining to PXRE and Transnational contained elsewhere herein or incorporated by reference in this Joint Proxy Statement/Prospectus. The unaudited pro forma condensed consolidated financial information is not intended to be indicative of the consolidated results of operations or financial position of PXRE that would have been reported if the Merger had occurred at the date indicated or of the consolidated results of future operations or of future financial position.

     The Merger is accounted for as a purchase in accordance with GAAP. Under purchase accounting, the total purchase price is allocated to the acquired assets and liabilities based on their fair values. Allocation of the purchase price is subject to valuations and other studies which are not complete. Accordingly, the final allocation may be different from the amounts reflected herein. However, management of PXRE does not believe such difference will be material.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                                        AT JUNE 30, 1996
                                                -----------------------------------------------------------------
                                                                                                        PRO FORMA
                                                  PXRE      TRANSNATIONAL(10)    ADJUSTMENTS(2)(6)      COMBINED
                                                --------    -----------------    -----------------      ---------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)

Total cash and investments...................   $262,751        $ 184,485                               $447,236
Other assets.................................    123,559           20,718            $ (37,308)(1)
                                                                                         4,528(3)
                                                                                       (24,305)(4)        87,192
                                                --------    -----------------    -----------------      ---------
     Total assets............................   $386,310        $ 205,203            $ (57,085)         $534,428
                                                --------    -----------------    -----------------      ---------
                                                --------    -----------------    -----------------      ---------
Losses and loss expenses.....................   $ 66,509        $  20,979            $ (13,813)(4)      $ 73,675
Unearned premiums............................     13,406            7,082                                 20,488
Notes payable................................     65,475            - 0 -                                 65,475
Other liabilities............................     21,706            8,774              (10,459)(4)
                                                --------    -----------------
                                                                                         1,779(5)
                                                                                         1,649(7)         23,449
                                                                                 -----------------      ---------
     Total liabilities.......................    167,096           36,835              (20,844)          183,087
     Total stockholders' equity..............    219,214          168,368              (37,308)(1)
                                                --------    -----------------
                                                                                        (1,649)(7)
                                                                                         4,528(3)
                                                                                        (1,779)(5)
                                                                                           (33)(9)
                                                                                 -----------------
                                                                                       (36,241)          351,341
                                                                                                        ---------
     Total liabilities and stockholders'
       equity................................   $386,310        $ 205,203            $ (57,085)         $534,428
                                                --------    -----------------    -----------------      ---------
                                                --------    -----------------    -----------------      ---------
Shares outstanding...........................                                                             14,455 (8)
                                                                                                        ---------
                                                                                                        ---------
Book value per share.........................                                                           $  24.31
                                                                                                        ---------
                                                                                                        ---------
                                             See accompanying notes.

------------

 (1) Included in PXRE's other assets is its equity investment in Transnational amounting to $37,308,000 which is eliminated in the combined pro forma financial statements.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (2) Operating expense savings which are expected to result from the Merger are not included in the pro forma financial statements. Annual savings which are expected to occur following the Merger relate to a reduction in professional and printing costs associated with one rather than two public companies, as well as a reduction in Delaware franchise tax costs for one rather than two Delaware corporations.

 (3) The deferred tax liability previously provided by PXRE Reinsurance with respect to its 22% investment in Transnational is, after the Merger, no longer required. The elimination of the deferred tax liability reduces the amount of the purchase price to be allocated. See also Note 5.

 (4) The intercompany balances owed between PXRE and Transnational for premiums, losses, management fees and operating expenses will be eliminated.

 (5) Under purchase accounting, the total purchase price is allocated to the acquired assets and liabilities based on their fair values. The excess of the fair value of the Transnational Class A net assets acquired over the cost of the transaction, including the reversal of deferred tax liability discussed in Note 3 above, is recorded as negative goodwill. Based on the value of the PXRE Common Stock expected to be issued to effect the Merger, PXRE will record negative goodwill of $1,779,500 as a result of the Merger (see discussion in Note 6 below). For purposes of the pro forma financial statements, negative goodwill will be amortized on a straight line basis over a 3 year period. The amortization period is based on preliminary data which is subject to change. Therefore, final amortization may be different from the amount included in the pro forma financial statements.

 (6) The Merger Agreement provides that, at the Effective Time, each share of Transnational Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 1.0575 shares of PXRE Common Stock. For purposes of the Merger, the value assigned to the PXRE Common Stock to be issued is $129,280,596, including the deferred tax adjustment discussed in Note 3 above and transaction costs of $1,175,000. This value was determined in accordance with the EITF 95-19 Consensus that the value of equity securities issued to effect a purchase combination (in this case, the Merger) should be based on (a) the market price for a reasonable period before and after the date the terms of the acquisition are agreed and announced (in this case, August 22, 1996), or (b) at a later date if the purchase price changes. The PXRE Common Stock traded at an average share price (two days preceding and two days following August 22, 1996) of $23.35 per share. For purposes of the pro forma book value per share, PXRE has used the $23.35 average per share price and has assumed that it will issue 5,680,256 shares of PXRE Common Stock in exchange for Transnational Class A Stock.

 (7) This amount is an adjustment to recognize the estimated transaction costs of Transnational for the Merger.

 (8) PXRE Common Stock held by PXRE Reinsurance will not be considered as outstanding in consolidation.

 (9) This adjustment reflects the tax effect of certain pro forma elimination adjustments.

(10) Certain items as reported in Transnational's Form 10-Q for the quarter ended June 30, 1996 were reclassified in the unaudited pro forma condensed consolidated balance sheet.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                                         SIX MONTHS ENDED JUNE 30, 1996
                                                             ------------------------------------------------------
                                                                                                          PRO FORMA
                                                              PXRE      TRANSNATIONAL    ADJUSTMENTS      COMBINED
                                                             -------    -------------    -----------      ---------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

Net premiums written......................................   $36,087       $28,418                         $64,505
                                                             -------    -------------                     ---------
                                                             -------    -------------                     ---------
Net premiums earned.......................................   $36,520       $26,835                         $63,355
Net investment income.....................................     8,110         5,278                          13,388
Net realized losses on investments........................      (176)         (124)                           (300)
Management fee income.....................................     3,740         - 0 -         $ 1,342(4)        2,398
Losses and loss expenses..................................     9,100        10,641                          19,741
Acquisition costs, operating and interest expenses(6).....    16,770         8,118          (1,342)(4)
                                                                                               (21)(4)      23,525
Amortization of negative goodwill.........................     - 0 -         - 0 -            (297)(1)        (297)
Equity in net earnings of Transnational...................     1,984         - 0 -           1,984(4)        - 0 -
Income tax provision......................................     7,813         4,216            (132)(5)      11,897
                                                             -------    -------------    -----------      ---------
Net income................................................   $16,495       $ 9,014         $ 1,534         $23,975
                                                             -------    -------------    -----------      ---------
                                                             -------    -------------    -----------      ---------
Operating income excluding net realized losses on
  investments.............................................   $16,609       $ 9,094         $ 1,534         $24,169
                                                             -------    -------------    -----------      ---------
                                                             -------    -------------    -----------      ---------
Fully diluted net income per share........................     $1.86                                         $1.65
Fully diluted operating income per share excluding net
  realized losses.........................................     $1.87                                         $1.66
Fully diluted weighted average shares outstanding.........     8,876                       5,683(2)(3)      14,559

------------

(1) As discussed in Note 5 to the unaudited pro forma condensed consolidated balance sheet, PXRE will record negative goodwill of $1,779,500 as a result of the Merger. For purposes of the pro forma financial statements, negative goodwill will be amortized on a straight line basis over a 3 year period. The adjustment of $297,000 represents amortization of negative goodwill for the six month period ended June 30, 1996. The amortization period is based on preliminary data which is subject to change. Therefore, final amortization may be different from the amount included in the pro forma financial statements.

(2) 3,000 outstanding options to purchase Transnational Common Stock will be replaced with options to purchase PXRE Common Stock. This adjustment represents the weighted average number of ordinary share equivalents outstanding related to the newly issued PXRE options.

(3) The Merger Agreement provides that, at the Effective Time, each share of Transnational Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 1.0575 shares of PXRE Common Stock. For purposes of the Merger, the value assigned to the PXRE Common Stock to be issued is $129,280,596, including the deferred tax adjustment discussed in Note 3 to the Unaudited Pro Forma Condensed Consolidated Balance Sheet and transaction costs of $1,175,000. This value was determined in accordance with the EITF 95-19 consensus that the value of equity securities issued to effect a purchase combination (in this case, the Merger) should be based on (a) the market price for a reasonable period before and after the date the terms of the acquisition are agreed and announced (in this case, August 22, 1996), or (b) at a later date if the purchase price changes. The PXRE Common Stock traded at an average share price (two days preceding and two days following August 22, 1996) of $23.35 per share. For purposes of the pro forma earnings per share, PXRE has used the $23.35 average per share price and has assumed that it will issue 5,680,256 shares of PXRE Common Stock in exchange for Transnational Class A Stock.

(4) The intercompany transactions and adjustments made under equity accounting will be eliminated.

(5) This adjustment reflects the net tax effect of certain pro forma adjustments yielding a 33.2% pro forma combined effective tax rate.

(6) Operating expense savings which are expected to result from the Merger are not included in the pro forma financial statements.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                                    TWELVE MONTHS ENDED DECEMBER 31, 1995
                                                          ---------------------------------------------------------
                                                                                                          PRO FORMA
                                                           PXRE      TRANSNATIONAL    ADJUSTMENTS         COMBINED
                                                          -------    -------------    -----------         ---------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net premiums written...................................   $97,636       $71,692                           $169,328
                                                          -------    -------------                        ---------
                                                          -------    -------------                        ---------
Net premiums earned....................................   $97,142       $70,524                           $167,666
Net investment income..................................    14,730         9,095                             23,825
Net realized gains (losses) on investments.............        85          (495)                              (410)
Management fee income..................................     6,417         - 0 -         $ 3,526(4)           2,891
Losses and loss expenses...............................    34,716        21,063                             55,779
Acquisition costs, operating and interest
  expenses(7)..........................................    31,631        17,098           1,649(5)
                                                                                         (3,526)(4)
                                                                                            (22)(4)         46,830
Amortization of negative goodwill......................     - 0 -         - 0 -            (593)(1)           (593)
Equity in net earnings of Transnational................     5,948         - 0 -           5,948(4)           - 0 -
Income tax provision...................................    18,189        13,696            (684)(6)         31,201
                                                          -------    -------------    -----------         ---------
Net income.............................................   $39,786       $27,267         $ 6,298           $ 60,755
                                                          -------    -------------    -----------         ---------
                                                          -------    -------------    -----------         ---------
Operating income excluding net realized gains (losses)
  on investments.......................................   $39,731       $27,589         $ 6,298           $ 61,022
                                                          -------    -------------    -----------         ---------
                                                          -------    -------------    -----------         ---------
Fully diluted net income per share.....................     $4.48                                            $4.17
Fully diluted operating income per share excluding net
  realized gains (losses)..............................     $4.48                                            $4.19
Fully diluted weighted average shares outstanding......     8,874                         5,683(2)(3)       14,557

------------

(1) As discussed in Note 5 to the unaudited pro forma condensed consolidated balance sheet, PXRE will record negative goodwill of $1,779,500 as a result of the Merger. For purposes of the pro forma financial statements, negative goodwill will be amortized on a straight line basis over a 3 year period. The adjustment of $593,000 represents amortization of negative goodwill for one year. The amortization period is based on preliminary data which is subject to change. Therefore, final amortization may be different from the amount included in the pro forma financial statements.

(2) 3,000 outstanding options to purchase Transnational Common Stock will be replaced with options to purchase PXRE Common Stock. This adjustment represents the weighted average number of ordinary share equivalents outstanding related to the newly issued PXRE options.

(3) The Merger Agreement provides that, at the Effective Time, each share of Transnational Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 1.0575 shares of PXRE Common Stock. For purposes of the Merger, the value assigned to the PXRE Common Stock to be issued is $129,280,596, including the deferred tax adjustment discussed in Note 3 to the Unaudited Pro Forma Condensed Consolidated Balance Sheet and transaction costs of $1,175,000. This value was determined in accordance with the EITF 95-19 consensus that the value of equity securities issued to effect a purchase combination (in this case, the Merger) should be based on (a) the market price for a reasonable period before and after the date the terms of the acquisition are agreed and announced (in this case, August 22, 1996), or (b) at a later date if the purchase price changes. The PXRE Common Stock traded at an average share price (two days preceding and two days following August 22, 1996) of $23.35 per share. For purposes of the pro forma earnings per share, PXRE has used the $23.35 average per share price and has assumed that it will issue 5,680,256 shares of PXRE Common Stock in exchange for Transnational Class A Stock.

(4) The intercompany transactions and adjustments made under equity accounting will be eliminated.

(5) This amount is an adjustment to recognize the estimated transaction costs of Transnational for the Merger.

(6) This  adjustment  reflects  the  net  tax  effects  of  certain  pro   forma
    adjustments yielding a 33.9% pro forma combined effective tax rate.

(7) Operating expense savings which are expected to result from the Merger are not included in the pro forma financial statements.

                                                                         ANNEX A

________________________________________________________________________________

                          AGREEMENT AND PLAN OF MERGER
                          DATED AS OF AUGUST 22, 1996*
                                    BETWEEN
                          TRANSNATIONAL RE CORPORATION
                                      AND
                                PXRE CORPORATION

________________________________________________________________________________

* Composite copy to reflect Amendment No. 1 dated as of September 27, 1996 and Amendment No. 2 dated as of October 24, 1996.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
ARTICLE 1             THE MERGER...........................................................................    A-1
     Section 1.1.     The Merger...........................................................................    A-1
     Section 1.2.     Closing..............................................................................    A-1
     Section 1.3.     Effective Time.......................................................................    A-1
     Section 1.4.     Effects of the Merger................................................................    A-2
     Section 1.5.     Certificate of Incorporation; By-laws................................................    A-2
     Section 1.6.     Directors and Officers of the Surviving Corporation..................................    A-2

ARTICLE 2             EFFECT OF THE MERGER ON THE SECURITIES OF THE CONSTITUENT CORPORATIONS...............    A-2
     Section 2.1.     Effect on Capital Stock..............................................................    A-2
     Section 2.2.     Exchange of Certificates.............................................................    A-3

ARTICLE 3             REPRESENTATIONS AND WARRANTIES.......................................................    A-5
     Section 3.1.     Representations and Warranties of PXRE...............................................    A-5
     Section 3.2.     Representations and Warranties of Transnational......................................   A-12

ARTICLE 4             COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER............................   A-18
     Section 4.1.     Certain Covenants....................................................................   A-18

ARTICLE 5             ADDITIONAL AGREEMENTS................................................................   A-21
     Section 5.1.     Preparation of Form S-4, the PXRE Proxy Statement and the Transnational Proxy
                      Statement............................................................................   A-21
     Section 5.2.     Meetings of Stockholders.............................................................   A-21
     Section 5.3.     Legal Requirements to Merger.........................................................   A-21
     Section 5.4.     Access to Information................................................................   A-22
     Section 5.5.     Best Efforts.........................................................................   A-22
     Section 5.6.     Benefit Plans........................................................................   A-22
     Section 5.7.     Indemnification and Insurance........................................................   A-22
     Section 5.8.     Public Announcements.................................................................   A-23
     Section 5.9.     No Solicitation, Etc.................................................................   A-23
     Section 5.10.    Consents, Approvals and Filings......................................................   A-24
     Section 5.11.    Non-Interference, Etc................................................................   A-24
     Section 5.12.    Affiliates...........................................................................   A-24
     Section 5.13.    Listing..............................................................................   A-25
     Section 5.14.    Stockholder Litigation...............................................................   A-25
     Section 5.15.    Dividends............................................................................   A-25
     Section 5.16.    Amendment to Management Agreement....................................................   A-25

ARTICLE 6             CONDITIONS PRECEDENT.................................................................   A-25
     Section 6.1.     Conditions to Each Party's Obligation to Effect the Merger...........................   A-25
     Section 6.2.     Conditions to Obligations of Transnational...........................................   A-26
     Section 6.3.     Conditions to Obligations of PXRE....................................................   A-27

ARTICLE 7             TERMINATION, AMENDMENT AND WAIVER....................................................   A-28
     Section 7.1.     Termination..........................................................................   A-28
     Section 7.2.     Effect of Termination................................................................   A-29
     Section 7.3.     Amendment............................................................................   A-29
     Section 7.4.     Extension; Waiver....................................................................   A-29
     Section 7.5.     Procedure for Termination, Amendment, Extension or Waiver; Role of the Special
                      Committee up to the Effective Time...................................................   A-29

ARTICLE 8             GENERAL PROVISIONS...................................................................   A-29
     Section 8.1.     Nonsurvival of Representations and Warranties........................................   A-29
     Section 8.2.     Fees and Expenses....................................................................   A-30
     Section 8.3.     Definitions..........................................................................   A-30

                                                                                                              PAGE
                                                                                                              ----
     Section 8.4.     Interpretation.......................................................................   A-30
     Section 8.5.     Notices..............................................................................   A-30
     Section 8.6.     Counterparts.........................................................................   A-31
     Section 8.7.     Entire Agreement; Third-Party Beneficiaries..........................................   A-31
     Section 8.8.     Governing Law........................................................................   A-31
     Section 8.9.     Assignment...........................................................................   A-31
     Section 8.10.    Enforcement..........................................................................   A-32
     Section 8.11.    Severability.........................................................................   A-32

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of August 22, 1996* between TRANSNATIONAL RE CORPORATION, a Delaware corporation ('Transnational'), and PXRE CORPORATION, a Delaware corporation ('PXRE').

                                  WITNESSETH:

     WHEREAS, the Board of Directors of Transnational, based upon the unanimous recommendation of the special committee of the independent directors of Transnational (the 'Special Committee'), and the Board of Directors of PXRE deem it advisable and in the best interests of their respective stockholders to consummate, and have unanimously approved, the merger of Transnational with and into PXRE upon the terms and subject to the conditions set forth herein (the 'Merger');

     WHEREAS, the Board of Directors of Transnational in 1993 approved the transaction which resulted in PXRE's wholly-owned subsidiary PXRE Reinsurance Company ('PXRE Reinsurance') becoming an interested stockholder in Transnational in accordance with the provisions of Section 203 of the Delaware General Corporation Law (the 'DGCL');

     WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the 'Code');

     WHEREAS, immediately following the Effective Time (as hereinafter defined), PXRE will contribute or cause to be contributed to PXRE Reinsurance all of the shares of capital stock of Transnational Reinsurance Company ('Transnational Reinsurance'); and

     WHEREAS, Transnational and PXRE desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW,  THEREFORE,  in  consideration  of the  foregoing  and  the respective
representations,  warranties,  covenants  and   agreements  contained  in   this
Agreement, the parties hereto agree as follows:

                                   ARTICLE 1
                                   THE MERGER

     SECTION 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Transnational shall be merged with and into PXRE at the Effective Time. Upon the Effective Time, the separate existence of Transnational shall cease, and PXRE shall continue as the surviving corporation (the 'Surviving Corporation').

     SECTION 1.2. Closing. Unless this Agreement shall have been terminated pursuant to Section 7.1 and subject to the satisfaction or waiver of each of the conditions set forth in Article 6, the closing of the Merger (the 'Closing') will take place at 10:00 a.m. on the date (the 'Closing Date') that is the second business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article 6 shall be fulfilled or waived in accordance with this Agreement, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, unless another date, time or place is agreed to in writing by the parties hereto.

     SECTION 1.3. Effective Time. The parties hereto will file with the Secretary of State of the State of Delaware (the 'Delaware Secretary of State') on the date of the Closing (or on such other later date as Transnational and PXRE may agree) a certificate of merger or other appropriate documents, prepared and executed in accordance with the relevant provisions of the DGCL, and make all other filings and recordings required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the certificate of merger with the Delaware Secretary of State, or at such later time as is specified in the certificate of merger (the 'Effective Time').

------------
* Composite copy to reflect Amendment No. 1 dated as of September 27, 1996 and Amendment No. 2 dated as of October 24, 1996.

     SECTION 1.4. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Transnational shall vest in the Surviving Corporation, and all debts, liabilities and duties of Transnational shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the DGCL.

     SECTION 1.5. Certificate of Incorporation; By-laws.

     (a) The Restated Certificate of Incorporation of PXRE (the 'PXRE Charter'), as in effect immediately prior to the Effective Time (as amended as provided for in Section 1.5(b) below), shall from and after the Effective Time, be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (b) Prior to the Effective Time, Paragraphs A and C of Article IV of the PXRE Charter may, subject to the requisite approval by PXRE's stockholders, be amended (the 'PXRE Charter Amendment') to read as follows:

          'A. Authorized Capital Stock. The aggregate number of shares which the Corporation shall have authority to issue is 40,500,000 shares, consisting of:

             1. 500,000 shares of Serial Preferred Stock (par value $.01 per share); and

             2. 40,000,000 shares of Common Stock (par value $.01 per share)
        . . .
          C. Common Stock. The total number of shares of Common Stock the Corporation has authority to issue is 40,000,000 shares, par value of $.01 per share.'

     (c) The by-laws of PXRE (the 'PXRE By-laws') as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.6. Directors and Officers of the Surviving Corporation.

     (a) The directors of PXRE immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the PXRE Charter and the PXRE By-laws, or as otherwise provided by applicable law.

     (b) The officers of PXRE immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or until their earlier death, resignation or removal in accordance with the PXRE Charter and the PXRE By-laws, or as otherwise provided by applicable law.

                                   ARTICLE 2
                     EFFECT OF THE MERGER ON THE SECURITIES
                        OF THE CONSTITUENT CORPORATIONS

     SECTION 2.1. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Transnational Class A Common Stock, par value $.01 per share (the 'Transnational Class A Stock'), any shares of Transnational Class B Common Stock, par value $.01 per share ('Transnational Class B Stock'; and together with the Transnational Class A Stock, 'Transnational Common Stock') or any other shares of capital stock of Transnational:

          (a) Cancellation of Transnational Treasury Stock and Certain PXRE-Owned Stock. Each share of Transnational Class A Stock issued and outstanding immediately prior to the Effective Time that is owned by Transnational or any subsidiary of Transnational or by PXRE or any subsidiary of PXRE shall automatically be canceled and retired and shall cease to exist, and no Common Stock, par value $.01 per share, of PXRE ('PXRE Common Stock'), cash or other consideration shall be delivered or deliverable in exchange therefor.

          (b) Conversion  of  Transnational  Common Stock.  Subject  to  Section
     2.2(f), (i) each share of Transnational Class A Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(a) above, but including shares referred to

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
     in Section 5.6(b)) and (ii) each share of Transnational Class B Stock issued and outstanding immediately prior to the Effective Time shall, as a matter of law, be converted into the right to receive 1.0575 validly issued, fully paid and non-assessable shares of PXRE Common Stock (the 'Stock Consideration'). The Stock Consideration and any cash to be paid in accordance with Section 2.2(f) in lieu of fractional shares of PXRE Common Stock are referred to collectively as the 'Merger Consideration'.

          (c) Transnational Stock Options. At the Effective Time, each outstanding stock option (each, a 'Director Option') to purchase Transnational Class A Stock granted under the Transnational Re Corporation Director Stock Option Plan, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Director Option, the same number of shares of PXRE Common Stock as the holder of such Director Option would have been entitled to receive pursuant to the Merger had such holder exercised such Director Option in full (whether or not actually exercisable) immediately prior to the Effective Time ('Assumed Option'). Each Assumed Option shall have an exercise price per share equal to (y) the aggregate exercise price for the shares of Transnational Class A Stock deemed otherwise purchasable pursuant to such Director Option divided by (z) the number of full shares of PXRE Common Stock that are subject to such Assumed Option.

          (d) Cancellation and Retirement of Transnational Common Stock. As of the Effective Time, all certificates representing shares of Transnational Common Stock, other than certificates representing shares to be canceled in accordance with Section 2.1(a), issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Transnational Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.2, without interest.

          (e) PXRE shall take all corporate action necessary to reserve for issuance a sufficient number of shares of PXRE Common Stock issuable upon exercise of any Assumed Options. As soon as practicable after the Effective Time, PXRE shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of PXRE Common Stock subject to Assumed Options. PXRE shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such Assumed Options remain outstanding.

     SECTION 2.2. Exchange of Certificates.

     (a) Exchange Agent. As of the Effective Time, PXRE shall deposit with a bank or trust company designated by PXRE and reasonably satisfactory to Transnational (the 'Exchange Agent'), for the benefit of the holders of shares of Transnational Common Stock, certificates representing shares of PXRE Common Stock representing the aggregate Stock Consideration (such certificates, together with any dividends or distributions with respect to such certificates, being hereinafter referred to as the 'Exchange Fund').

     (b) Exchange Procedures. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of Transnational Common Stock (except holders of shares of Transnational Class A Stock to be canceled in accordance with Section 2.1(a) above) shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to a certificate representing that number of whole shares of PXRE Common Stock (and cash in lieu of fractional shares of PXRE Common Stock as contemplated by
Section 2.2(f) below) which the aggregate number of shares of Transnational Common Stock previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to
Section 2.1(b) of this Agreement. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate representing shares of Transnational Common Stock

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
surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of Transnational or its transfer agent of certificates representing shares of Transnational Common Stock and if such certificates are presented to Transnational for transfer, they shall be canceled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 2.2(b), each certificate representing shares of Transnational Common Stock (other than certificates representing shares of Transnational Class A Stock to be canceled in accordance with Section 2.1(a) above) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without any interest thereon, as contemplated by Section 2.1. No interest will be paid or will accrue on any cash payable as Merger Consideration.

     (c) Letter of Transmittal. Promptly after the Effective Time (but in no event more than 5 days thereafter), the Surviving Corporation shall require the Exchange Agent to mail to each record holder of certificates that immediately prior to the Effective Time represented shares of Transnational Common Stock which have been converted pursuant to Section 2.1, a form of letter of transmittal and instructions for use in surrendering such certificates and receiving the Merger Consideration to which such holder shall be entitled pursuant to Section 2.1.

     (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to PXRE Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate that immediately prior to the Effective Time represented shares of Transnational Common Stock which have been converted pursuant to Section 2.1 ('Converted TREX Shares'), until the surrender for exchange of such certificate in accordance with this
Article 2. Following surrender for exchange of any such certificate, there shall be paid to the holder of such certificate, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid or payable with respect to the number of whole shares of PXRE Common Stock into which the shares of Transnational Common Stock represented by such certificate immediately prior to the Effective Time were converted pursuant to Section 2.1 and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to such surrender, and with a payment date subsequent to such surrender, payable with respect to such whole shares of PXRE Common Stock.

     (e) No Further Ownership Rights in Transnational. The Merger Consideration paid upon the surrender for exchange of certificates representing shares of Transnational Common Stock in accordance with the terms of this Article 2 shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Transnational Common Stock theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligations (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by Transnational on such shares of Transnational Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

     (f) No Fractional Shares.

          (i) No certificates or scrip representing fractional shares of PXRE Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Effective Time represented shares of Transnational Common Stock which have been converted pursuant to
     Section 2.1, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of PXRE. No Transnational stockholder shall be entitled to receive cash in lieu of fractional shares in an amount greater than the value of one full share of PXRE Common Stock.

          (ii) Notwithstanding any other provisions of this Agreement, each holder of shares of Transnational Common Stock who would otherwise have been entitled to receive a fraction of a share of PXRE Common Stock (after taking into account all certificates delivered by such holder) pursuant to Section 2.1 shall receive, in lieu thereof, cash (without interest) in an amount equal to (x) such fractional part of a share of PXRE Common Stock multiplied by (y) the closing price of a share of PXRE Common Stock on the trading day immediately preceding the Closing Date. PXRE shall provide the Exchange Agent with the necessary cash for such payments as and when it is needed.

     (g) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the certificates representing Converted TREX Shares for 180 days after the Effective Time shall be delivered to PXRE, upon demand, and any holders of Converted TREX Shares who have not theretofore complied with this Article 2 shall thereafter look only to PXRE for payment of their claim for any Merger Consideration and any dividends or distributions with respect to PXRE Common Stock.

     (h) No Liability. None of Transnational, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares, cash, dividends or distributions payable from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Converted TREX Shares shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(c)), any such shares, cash, dividends or distributions payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. Representations and Warranties of PXRE. PXRE represents and warrants to Transnational as follows:

          (a) Organization, Standing and Corporate Power. PXRE and each subsidiary of PXRE is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate or other power and authority to carry on its business as now being conducted. PXRE and each subsidiary of PXRE is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have or reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of PXRE and its subsidiaries taken as a whole or a material adverse effect on the ability of PXRE to consummate any of the transactions contemplated hereby (a 'PXRE Material Adverse Effect'). PXRE has delivered to Transnational complete and correct copies of the PXRE Charter and the PXRE By-laws and the certificate of incorporation and by-laws, or other organizational documents, of its subsidiaries, in each case as currently in effect.

          (b) Capital Structure. As of the date hereof, the authorized capital stock of PXRE consists of (i) 20,000,000 shares of PXRE Common Stock of which, as of the close of business on August 19, 1996, 8,773,375 shares were issued and outstanding and 244,476 shares were held in treasury; and
     (ii) 500,000 shares of Serial Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding. At the close of business on August 19, 1996, 833,334 shares of PXRE Common Stock were reserved for issuance pursuant to PXRE's stock option, stock purchase, deferred stock and restricted stock plans of which 405,523 shares were reserved for issuance upon the exercise of employee and director options ('PXRE Stock Options') outstanding on such date. Except as set forth above, at the close of business on August 19, 1996, no (x) shares of capital stock or other equity or voting securities of PXRE, (y) securities of PXRE convertible into or exchangeable for shares of capital stock or equity or voting securities of PXRE, or (z) options or other rights to acquire from PXRE, or obligations of PXRE to issue, any capital stock, equity or voting securities or securities convertible into or exchangeable for capital stock or equity or voting securities of PXRE, were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of PXRE are, and all shares of PXRE Common Stock which may be issued
     (i) pursuant to this Agreement or (ii) pursuant to the exercise of outstanding PXRE Stock Options will be, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of PXRE or any subsidiary of PXRE having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of PXRE or any subsidiary of PXRE may vote are issued or outstanding. Section 3.1(b) of the Disclosure Schedule lists each subsidiary of PXRE and, except for the capital stock of such subsidiaries and the other ownership interests listed in Section 3.1(b) of the Disclosure Schedule, PXRE does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity (excluding portfolio investments made in the ordinary course of business in accordance with the PXRE Investment Guidelines (as defined below) or the investment guidelines in effect at the time such investment was made). Except as disclosed in Section 3.1(b) of the Disclosure Schedule, all the outstanding shares of capital stock or other ownership interests of each subsidiary of PXRE have been duly authorized, validly issued and are fully paid and non-assessable and are owned by PXRE, by one or more wholly-owned subsidiaries of PXRE or by PXRE and one or more such wholly-owned subsidiaries, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, 'Liens'). Except as set forth above or in Section 3.1(b) of the Disclosure Schedule, there are not any securities, options, warrants, rights, commitments or agreements of any kind to which PXRE or any subsidiary is a party or by which any of them is bound or of any of them obligating any of them to issue, sell or deliver, or repurchase, redeem or otherwise acquire, or convertible into or exchangeable for, or otherwise entitling any person to acquire from any of them, shares of capital stock or other equity or voting securities of any of them or securities convertible into or exchangeable for any such capital stock or equity or voting securities, or obligating any of them to issue, sell, deliver, grant, extend or enter into any such security, option, warrant, right, commitment or agreement. Except as disclosed in Section 3.1(b) of the Disclosure Schedule, neither PXRE nor any subsidiary of PXRE is a party to or bound by any agreement, proxy or other arrangement restricting the transfer of PXRE Common Stock or affecting the voting of any shares of capital stock of PXRE or any subsidiary.

          (c) Authority; Noncontravention. PXRE has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement and the transactions contemplated hereby by the requisite vote of the holders of PXRE Common Stock (the 'PXRE Stockholder Approval'), PXRE has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by PXRE and the consummation by PXRE of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PXRE, subject to the PXRE Stockholder Approval. This Agreement has been duly executed and delivered by PXRE and, assuming this Agreement constitutes the valid and binding agreement of Transnational, constitutes a valid and binding obligation of PXRE, enforceable against PXRE in accordance with its terms, except as the same may be limited by or subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and subject to general principles of equity. Except as disclosed in Section 3.1(c) of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) subject to the PXRE Stockholder Approval, conflict with any of the provisions of the PXRE Charter or the PXRE By-laws or of the certificate of incorporation, by-laws or other organizational documents of any subsidiary of PXRE, (ii) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which PXRE or any of

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     its subsidiaries is a party or by which PXRE or any of its subsidiaries  or any of their assets is bound or affected or held by PXRE or any of its subsidiaries, (iii) subject to the PXRE Stockholder Approval and the matters referred to in the next sentence, contravene any statute, law,
     ordinance,  rule,   regulation,   order,  judgment,   injunction,   decree,
     determination or award applicable to PXRE or any of its subsidiaries or any of their respective properties or assets, or (iv) result in the creation of any Lien on any property or asset of PXRE or any of its subsidiaries, which, in the case of clauses (ii), (iii) and (iv) above, singly or in the aggregate, could reasonably be expected to have a PXRE Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any court or governmental or regulatory authority or agency, domestic or foreign (a 'Governmental Entity') is required by or with respect to PXRE or its subsidiaries in connection with the execution and delivery of this Agreement by PXRE or the consummation by PXRE or its subsidiaries of the transactions contemplated hereby, except for (i) the
     filing   of   premerger   notification   and   report   forms   under   the
     Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act') with respect to the Merger, (ii) approvals, filings and/or notices required under insurance regulatory laws as specified in Section 3.1(c) of the Disclosure Schedule, (iii) the filing with the Securities and Exchange Commission (the 'SEC') of a registration statement on Form S-4 in connection with the issuance of PXRE Common Stock in the Merger (the 'Form S-4'), of the PXRE Proxy Statement (as defined in Section 3.1(e)) and of such reports or other filings under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing and recordation of the certificate of merger as required under the DGCL and the filing of appropriate documents with the Department of State or other relevant authorities of other states in which Transnational is qualified to do business, as required by the corporation laws of such states, (v) the filing with the Secretary of State of the State of Delaware
     of  a  Certificate   of  Amendment  to   PXRE's  Restated  Certificate   of
     Incorporation relating to the PXRE Charter Amendment, (vi) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 3.1(c) of the Disclosure Schedule, (vii) any applicable filings under state securities or 'blue sky' laws and (viii) such other consents, approvals, authorizations, declarations, filings or notices the failure to obtain or make which, in the aggregate, would not have a PXRE Material Adverse Effect.

          (d) SEC Documents; Financial Statements.

             (i) PXRE has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 (such reports, schedules, forms, statements and other documents, together with all registration statements filed by PXRE or its subsidiaries with the SEC since January 1, 1994, in each case, as such documents have been amended since the time of their filing, collectively, the 'PXRE SEC Documents'). As of their respective filing dates (or, if amended, as of the date of the filing of such amendment) the PXRE SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the 'Securities Act'), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such PXRE SEC Documents. None of the PXRE SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of PXRE included in the PXRE SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and fairly present, in all material respects, in conformity with United States generally accepted accounting principles ('GAAP') (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) the consolidated financial position of PXRE and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except (w) as disclosed in Section 3.1(d)(i) of the Disclosure Schedule, (x) liabilities disclosed or provided for in the consolidated balance sheet of PXRE and its subsidiaries (the 'PXRE Balance Sheet') as of June 30, 1996 (the 'Balance Sheet Date'),
        (y) liabilities under or related to this Agreement and the transactions contemplated hereby, and (z) liabilities and obligations incurred in the ordinary course of business substantially consistent with past practice since the Balance Sheet Date, neither PXRE nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent, determined, determinable or otherwise), other than liabilities and obligations which would not individually or in the aggregate reasonably be expected to have a PXRE Material Adverse Effect.

             (ii) The Annual Statement for the year ended December 31, 1995, together with all exhibits and schedules thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and any Quarterly Statements for periods ended after January 1, 1996, together with all exhibits and schedules thereto, with respect to PXRE Reinsurance, in each case as filed with the applicable Governmental Entities charged with supervision of insurance companies ('Insurance Regulators') in its jurisdiction of domicile, were prepared in conformity with statutory accounting practices prescribed or permitted by such Insurance Regulator ('SAP') applied on a consistent basis (except as expressly set forth in the notes, exhibits or schedules thereto) and present fairly, to the extent required by and in conformity with SAP, the statutory financial condition of PXRE Reinsurance at their respective dates and the results of operations, changes in capital and surplus and cash flow of PXRE Reinsurance for each of the periods then ended. Except as disclosed in Section 3.1(d)(ii) of the Disclosure Schedule, since December 31, 1993 no deficiencies or violations material to the financial condition of PXRE Reinsurance have been asserted by any Insurance Regulator.

          (e) Transaction Documents. The Form S-4 will not, at the time the Form S-4 becomes effective under the Securities Act or at the time any amendment or supplement thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The proxy statement relating to the approval by the stockholders of PXRE of the matters referred to in the first sentence of Section 5.2 (the 'PXRE Proxy Statement') will not, at the date it is first mailed to PXRE's stockholders or at the time of the PXRE Stockholders Meeting (as defined in
     Section 5.2), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by PXRE for inclusion or incorporation by reference in the proxy statement relating to the approval by the stockholders of Transnational of the matters referred to in the second sentence of Section 5.2 (the 'Transnational Proxy Statement') will, at the date it is first mailed to Transnational's stockholders or at the time of the Transnational Stockholders Meeting (as defined in Section 5.2), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the PXRE Proxy Statement will comply as to form in all material  respects  with the  requirements of  the  Securities Act  and the
     Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation or warranty is made by PXRE in this Section 3.1(e) with respect to information supplied by the Special Committee specifically for inclusion or incorporation by reference in the Form S-4, the PXRE Proxy Statement or the Transnational Proxy Statement.

          (f) Absence of Certain Changes or Events. Except as disclosed (x) in the PXRE SEC Documents filed and publicly available after December 31, 1995 and prior to the date of this Agreement (the 'Filed PXRE SEC Documents') or
     (y) in Section 3.1(f) of the Disclosure Schedule, since January 1, 1996, PXRE and each of its subsidiaries has conducted its business only in the ordinary course substantially consistent with past practice. Except as disclosed in Section 3.1(f) of the Disclosure Schedule, since the Balance Sheet Date, there has not been (i) a PXRE Material Adverse Change (as defined in Section 6.2(c)), or any event or condition that individually or in the aggregate could reasonably be expected to result in a PXRE Material Adverse Change; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of PXRE's outstanding capital stock, other than the declaration and payment of regular quarterly dividends on PXRE Common Stock or any repurchase, redemption or other acquisition by PXRE or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, PXRE or any subsidiary thereof; (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock; (iv) any material change in accounting methods, principles or practices by PXRE or any of its subsidiaries except for any such change required by reason of a concurrent change in GAAP; (v) any amendment of any material term of any outstanding security of PXRE or any subsidiary; (vi) any incurrence, assumption or guarantee by PXRE or any subsidiary of any indebtedness for borrowed money (other than pursuant to existing line of credit arrangements, additional line of credit arrangements not exceeding $10 million and letters of credit and related agreements in the ordinary course of business substantially consistent with past practice); (vii) any creation or assumption by PXRE or any subsidiary of any Lien on any material asset other than in the ordinary course of business substantially consistent with past practice; (viii) any making of any material loan, advance or capital contributions to or investment in any person other than loans, advances or capital contributions to or investments in wholly-owned subsidiaries and other than portfolio investments made pursuant to the investment guidelines approved by the Board of Directors of PXRE (the 'PXRE Investment Guidelines'), a copy of which has been delivered to the Special Committee; (ix) any transaction or commitment made, or any contract or agreement entered into, by PXRE or any subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by PXRE or any subsidiary of any contract or other right, in either case, material to PXRE and its subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business substantially consistent with past practice and those contemplated by this Agreement; (x) any entry by PXRE or a subsidiary into any contract limiting its right at any time on or after the date of this Agreement to engage in, or to compete with any person in, any business conducted by PXRE or its subsidiaries, including, without limitation, any contract which includes exclusivity provisions restricting the geographical area in which, or the method by which, any such business may be conducted; (xi) any entry by PXRE or a subsidiary into any acquisition, joint venture, partnership or similar agreement or arrangement which is material to PXRE and its subsidiaries taken as a whole; or (xii) any grant or increase of any severance or termination pay to any director, officer or employee of PXRE or any of its subsidiaries which is material to PXRE and its subsidiaries taken as a whole or any increase in any compensation, bonus or other benefits payable to directors, officers or employees of PXRE or any of its subsidiaries other than in the ordinary course of business substantially consistent with past practice.

          (g) Taxes.

             (i) Each of PXRE and its subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually or in the aggregate would not have a PXRE Material Adverse Effect. All tax returns filed by PXRE and each of its subsidiaries are complete and accurate except to the extent that such failure to be complete and accurate would not have a PXRE Material Adverse Effect. PXRE and each of its subsidiaries has paid (or PXRE has paid on the subsidiaries' behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Filed PXRE SEC Documents reflect an adequate reserve, in accordance with GAAP, for all taxes payable by PXRE and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

             (ii) Except as set forth in Section 3.1(g) of the Disclosure Schedule, no deficiencies for any taxes have been proposed, asserted or assessed against PXRE or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a PXRE Material Adverse Effect, and no requests for waivers of the time to assess any such taxes have been granted or are pending.

             (iii) As used in this Agreement, 'taxes' shall include all Federal, state, local and foreign income, property, sales, excise, employment, payroll, withholding and other taxes, tariffs or governmental charges of any nature whatsoever.

          (h) Compliance with Applicable Laws. Each of PXRE and its subsidiaries has in full force and effect all federal, state, local and foreign governmental approvals, authorizations, certificates, consents, filings, franchises, licenses, notices, permits and rights (collectively, 'Permits'), including without limitation all Permits of or issued by all Insurance Regulators, and has made all declarations and filings with all Insurance Regulators and other Governmental Entities, necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the failure of Permits to be in full force and effect, for failures to make filings or declarations, and for defaults under Permits which failure or default individually or in the aggregate would not have a PXRE Material Adverse Effect. None of such Permits contains any restriction that is materially burdensome to PXRE or any of its subsidiaries. PXRE and its subsidiaries are in material compliance with all such Permits and, to the knowledge of PXRE, no event has occurred which would lead PXRE to reasonably expect the revocation or termination of any such Permit or any material impairment of the rights of the holder thereof. Except as disclosed in the Filed PXRE SEC Documents or in Section 3.1(h) of the Disclosure Schedule, PXRE and its subsidiaries are in compliance with all, and there have been no violations of any, applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Entity
     (including, without limitation, Insurance Regulators), except for such noncompliance or violation which individually or in the aggregate has not had and would not reasonably be expected to have a PXRE Material Adverse Effect. Except as disclosed in Section 3.1(h) of the Disclosure Schedule and except for routine examinations by Insurance Regulators, no investigation by any federal, state, local or foreign Governmental Entity with respect to PXRE or any of its subsidiaries is pending or, to the knowledge of PXRE, threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a PXRE Material Adverse Effect. Neither PXRE nor any of its subsidiaries has received any notice from any Insurance Regulator concerning any alleged material violation of any Permit or any insurance laws or regulations or notice of any proposed proceeding to revoke any material Permit or any notice to the effect that any additional material Permit from any Insurance Regulator is needed to be obtained by PXRE or its subsidiaries.

          (i) Voting Requirements.

             (i) The affirmative vote of holders of a majority of the outstanding shares of PXRE Common Stock entitled to vote thereon at the PXRE Stockholders Meeting with respect to this Agreement and the Merger and the issuance of PXRE Common Stock in connection with the Merger is the only vote of the holders of any class or series of PXRE's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement (other than the approval of the PXRE Charter Amendment).

             (ii) Approval of the PXRE Charter Amendment will require the affirmative vote of both (i) holders of more than two-thirds of the outstanding shares of PXRE Common Stock entitled to vote thereon at the PXRE Stockholders Meeting and (ii) holders of a majority of the outstanding shares of PXRE Common Stock entitled to vote thereon at the PXRE Stockholders Meeting, excluding shares beneficially owned, directly or indirectly, by any person who as of the record date respecting the PXRE Stockholders Meeting is the beneficial owner of 5% or more of the then issued and outstanding shares of PXRE Common Stock or who controls, is controlled by or is under common control with, PXRE (except for Phoenix Home Life Mutual Insurance Company).

          (j) Opinion of Financial Advisor. PXRE has received the written opinion of Dillon, Read & Co. Inc., the financial advisor to PXRE, to the effect that, as of the date of this Agreement, the Merger is fair to PXRE and its stockholders from a financial point of view.

          (k) Brokers. No broker, investment banker, financial advisor or other person, other than Dillon, Read & Co. Inc., the fees and expenses of which will be paid by PXRE, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PXRE or its subsidiaries.

          (l) Litigation. Except as disclosed in the Filed PXRE SEC Documents or in Section 3.1(l) of the Disclosure Schedule, there is no suit, action, investigation or arbitration pending or, to the knowledge of PXRE, threatened against or affecting PXRE or any of its subsidiaries before any court, arbitrator, Insurance Regulator or other Governmental Entity that,
     (i) individually or in the aggregate, could reasonably be expected to have a PXRE Material Adverse Effect or to impair the ability of PXRE to perform its obligations under this Agreement or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by this Agreement, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against PXRE or any of its subsidiaries having, or which could reasonably be expected to have, any such effect.

          (m) PXRE's Knowledge as to Transnational Representations; Other Developments Regarding Transnational. To the knowledge of PXRE, the statements and matters set forth in Section 3.2 hereof are true and correct in all material respects as of the date of this Agreement. From December 31, 1995 to the date of this Agreement, there has not been any material favorable development or set of circumstances relating to or affecting the business or prospects of Transnational and its subsidiaries that has not been disclosed in the Filed Transnational SEC Documents (as defined in Section 3.2(f)) or otherwise disclosed to the Special Committee.

          (n) Representations Relating To Tax-Free Status of the Merger.

             (i) PXRE has no plan or intention to reacquire any of its Common Stock to be issued in the Merger which would adversely affect the qualification of the Merger as a 'reorganization' within the meaning of
        Section 368(a)(1)(A) of the Code.

             (ii) PXRE has no plan or intention to sell or otherwise dispose of any of the assets of Transnational or its subsidiaries acquired in the Merger, except for dispositions made in the ordinary course of business substantially consistent with past practice and the contribution to PXRE Reinsurance of all of the shares of capital stock of Transnational Reinsurance.

             (iii) For a period of two years following the Closing Date, PXRE will cause a corporation controlled by it to continue the active conduct of the historic business of Transnational's subsidiaries or to use a significant portion of the historic business assets of Transnational's subsidiaries in a business.

             (iv)  Not more  than 25%  of the  value of  PXRE's total  assets is invested in the stock and securities of any one issuer and not more than 50% of the value of PXRE's total assets is invested in the stock and securities of 5 or fewer issuers. For purposes of the preceding sentence, (i) 'total assets' does not include cash and cash items (including receivables), U.S. Government securities and assets acquired for purposes of satisfying this representation, (ii) stock and securities in any corporation in which the parent corporation owns 50% or more of the stock (by vote or value) are disregarded and the parent corporation is deemed to own its ratable share of the subsidiary's assets, (iii) all members of a controlled group of corporations (within the meaning of section 1563(a) of the Code) are treated as a single issuer and (iv) a person holding stock in a regulated investment company, a real estate investment trust or an investment company which meets the requirements of the preceding sentence is treated as holding its proportionate share of the assets held by such company or trust.

             (v) The payment of cash in lieu of fractional shares of PXRE Common Stock is solely for the purpose of avoiding the expense and inconvenience to PXRE of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Transnational stockholders instead of issuing fractional shares of PXRE Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the Transnational stockholders in exchange for their shares of Transnational Common Stock.

          (o) ERISA.

             (i) For purposes of this Agreement, the following terms shall have the following definitions: 'ERISA' shall mean the Employee Retirement Income Security Act of 1974; 'ERISA Affiliate' of any person shall mean any other person which, together with such person, would be treated as a single employer under Section 414 of the Code; and 'PXRE Employee Plan' shall mean any 'employee benefit plan', as defined in Section 3(3) of ERISA, which (x) is subject to any provision of ERISA and (y) is maintained, administered or contributed to by PXRE or any of its subsidiaries and covers any employee or former employee of PXRE or any of its subsidiaries or under which PXRE or any of its subsidiaries has any liability.

             (ii) Neither PXRE nor any ERISA Affiliate of PXRE has (i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (ii) incurred, or reasonably expects to incur prior to the Effective Time, (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (B) any liability under Section 4971 of the Code that in either case could exceed $5,000,000. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any PXRE Employee Plan has or will make PXRE or any of its subsidiaries, or any officer or director of PXRE or any of its subsidiaries, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that in either case could exceed $5,000,000.

             (iii) With respect to each PXRE Employee Plan which is intended to be qualified under Section 401(a) of the Code, PXRE has received a favorable determination letter that the plan is so qualified and that each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code and, to the knowledge of PXRE, no event has occurred since the date of such determination that would adversely affect such qualification and exemption. PXRE has furnished to Transnational copies of the most recent Internal Revenue Service determination letters with respect to each such Plan. To the knowledge of PXRE, each PXRE Employee Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan.

             (iv) Neither PXRE nor any of its subsidiaries has any current or projected liability in respect of post-employment (including post-retirement) health or medical or life insurance benefits for retired, former or current employees of PXRE or any of its subsidiaries, except as required to avoid excise tax under Section 4980B of the Code.

     SECTION 3.2. Representations and Warranties of Transnational. Transnational represents and warrants to PXRE (1) to the effect set forth in the TREX Category A Statements (as defined below), and (2) that none of the TREX Category B Statements (as defined below) is untrue or incorrect in any material respect by virtue of any affirmative action taken or thing done by the Board of Directors of Transnational since May 10, 1996 or by the Special Committee. Except as set forth above in this Section 3.2, Transnational makes no representation or warranty to PXRE in connection with this Agreement or the transactions contemplated hereby.

     As used herein, 'TREX Category A Statements' means each of the statements and matters set forth in Sections 3.2(b)(A) (but excluding information as to shares issued and outstanding or held in treasury), 3.2(c)(A), 3.2(c)(B)(i)(x), 3.2(e), 3.2(f)(B)(ii)(x), 3.2(g), 3.2(j), and 3.2(k). As used herein, 'TREX
Category B Statements' means all of the statements and matters set forth below in this Section 3.2 other than TREX Category A Statements.

     (a) Organization, Standing and Corporate Power. Transnational and each subsidiary of Transnational is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate or other power and authority to carry on its business as now being conducted. Transnational and each subsidiary of Transnational is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have or reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Transnational and its subsidiaries taken as a whole or a material adverse effect on the ability of Transnational to consummate any of the transactions contemplated hereby (a 'Transnational Material Adverse Effect').

     (b) Capital Structure. (A) The authorized capital stock of Transnational consists of 20,000,000 shares of Transnational Class A Stock of which, as of the close of business on August 19, 1996, 5,365,400 shares were issued and outstanding and 384,600 shares were held in treasury, 5,000,000 shares of Transnational Class B Common Stock of which, as of the close of business on August 19, 1996, 1,535,948 shares were issued and outstanding, and 5,000,000 shares of Serial Preferred Stock, par value $.01 per share, of which no shares are issued. (B) At the close of business on August 19, 1996, (i) 1,535,948 shares of Transnational Class A Stock were reserved for issuance upon conversion of outstanding shares of Transnational Class B Stock and (ii) 106,000 shares of Transnational Class A Stock were reserved for issuance pursuant to Transnational's stock option and deferred stock plans of which 3,000 shares were reserved for issuance upon the exercise of Director Options outstanding on such date. Except as set forth above, at the close of business on August 19, 1996, no
(x) shares of capital stock or other equity or voting securities of Transnational , (y) securities of Transnational convertible into or exchangeable for shares of capital stock or equity or voting securities of Transnational, or
(z) options or other rights to acquire from Transnational, or obligations of Transnational to issue, any capital stock, equity or voting securities or securities convertible into or exchangeable for capital stock or equity or voting securities of Transnational, were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Transnational are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of Transnational having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Transnational may vote are issued or outstanding. (C) Section 3.2(b) of the Disclosure Schedule lists each subsidiary of Transnational and, except for the capital stock of such subsidiaries and the other ownership interests listed in Section 3.2(b) of the Disclosure Schedule, Transnational does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity (excluding portfolio investments made in the ordinary course of business in accordance with Transnational's investment guidelines). Except as disclosed in
Section 3.2(b) of the Disclosure Schedule, all the outstanding shares of capital stock or other ownership interests of each subsidiary of Transnational have been duly authorized, validly issued and are fully paid and non-assessable and are owned by Transnational, by one or more wholly-owned subsidiaries of Transnational or by Transnational and one or more such wholly-owned subsidiaries, free and clear of all Liens. (D) Except as set forth above or in
Section 3.2(b) of the Disclosure Schedule, there are not any securities, options, warrants, rights, commitments or agreements of any kind to which Transnational or any of its subsidiaries is a party or by which any of them is bound or of any of them obligating any of them to issue, sell or deliver, or repurchase, redeem or otherwise acquire, or convertible into or exchangeable for, or otherwise entitling any person to acquire from any of them, shares of capital stock or other equity or voting securities of any of them or securities convertible into or exchangeable for any such capital stock or equity or voting securities, or obligating any of them to issue, sell, deliver, grant, extend or enter into any such security, option, warrant, right, commitment or agreement. Except as disclosed in Section 3.2(b) of the Disclosure Schedule, neither Transnational nor any of its subsidiaries is a party to or bound by any agreement, proxy or other arrangement restricting the transfer of Transnational Common Stock or affecting the voting of any shares of capital stock of Transnational or any of its subsidiaries.

     (c) Authority; Noncontravention. (A) Transnational has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement and the Merger by the requisite vote of the holders of Transnational Common Stock (the 'Transnational Stockholder Approval'), Transnational has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Transnational and the consummation by Transnational of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Transnational, subject to the Transnational Stockholder Approval. This Agreement has been duly executed and delivered by Transnational and, assuming this Agreement constitutes the valid and binding agreement of PXRE, constitutes a valid and binding obligation of Transnational, enforceable against Transnational in accordance with its terms, except as the same may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and subject to general principles of equity. (B) Except as disclosed in Section 3.2(c) of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) subject to the Transnational Stockholder Approval, conflict with any of the provisions of (x) the Restated Certificate of Incorporation of Transnational (the 'Transnational Charter') or the by-laws of Transnational (the 'Transnational By-laws') or (y) the certificate of incorporation, by-laws or other organizational documents of any subsidiary of Transnational, (ii) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which Transnational or any of its subsidiaries is a party or by which Transnational or any of its subsidiaries or any of their assets is bound or affected or held by Transnational or any of its subsidiaries, (iii) subject to the Transnational Stockholder Approval and the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to Transnational or any of its subsidiaries or any of their respective properties or assets, or
(iv) result in the creation of any Lien on any property or asset of Transnational or any of its subsidiaries, which, in the case of clauses (ii),
(iii) and (iv) above, singly or in the aggregate, could reasonably be expected to have a Transnational Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Transnational or its subsidiaries in connection with the execution and delivery of this Agreement by Transnational or the consummation by Transnational or its subsidiaries of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger, (ii) approvals, filings and/or notices required under insurance regulatory laws,
(iii) the filing with the SEC of the Transnational Proxy Statement and such reports or other filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing and recordation of the certificate of merger as required under the DGCL and the filing of appropriate documents with the Department of State or other relevant authorities of other states in which Transnational is qualified to do business, as required by the corporation law of such states, (v) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 3.2(c) of the Disclosure Schedule, (vi) any applicable filings under state takeover laws and (vii) such other consents, approvals, authorizations, declarations, filings or notices the failure to obtain or make which, in the aggregate, would not have a Transnational Material Adverse Effect.

     (d) SEC Documents; Financial Statements.

          (i) Transnational has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 (such reports, schedules, forms, statements and other documents, together with all registration statements filed by Transnational or its subsidiaries with the SEC since January 1, 1994, in each case, as such documents have been amended since the time of their filing, collectively, the 'Transnational SEC Documents'). As of their respective filing dates (or, if amended, as of the date of the filing of such amendment), the Transnational SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Transnational SEC Documents. None of the Transnational SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Transnational included in the Transnational SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and fairly present, in all material respects, in conformity with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) the consolidated financial position of Transnational and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except (w) as disclosed in Section 3.2(d)(i) of the Disclosure Schedule, (x) liabilities disclosed or provided for in the consolidated balance sheet of Transnational and its subsidiaries (the 'Transnational Balance Sheet') as of the Balance Sheet Date, (y) liabilities under or related to this Agreement and the transactions contemplated hereby, and (z) liabilities and obligations incurred in the ordinary course of business substantially consistent with past practice since the Balance Sheet Date, neither Transnational nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent, determined, determinable or otherwise), other than liabilities and obligations which would not individually or in the aggregate reasonably be expected to have a Transnational Material Adverse Effect.

          (ii)  The  Annual  Statement for  the  year ended  December  31, 1995, together with all exhibits and schedules thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and any Quarterly Statements for periods ended after January 1, 1996, together with all exhibits and schedules thereto, with respect to Transnational Reinsurance as filed with the applicable Insurance Regulator in its jurisdiction of domicile, were prepared in conformity with SAP applied on a consistent basis (except as expressly set forth in the notes, exhibits or schedules thereto) and present fairly, to the extent required by and in conformity with SAP, the statutory financial condition of Transnational Reinsurance at their respective dates and the results of operations, changes in capital and surplus and cash flow of Transnational Reinsurance for each of the periods then ended. Except as disclosed in Section 3.2(d)(ii) of the Disclosure Schedule, since December 31, 1993 no deficiencies or violations material to the financial condition of Transnational Reinsurance have been asserted by any Insurance Regulator.

     (e) Transaction Documents. None of the information supplied or to be supplied by the Special Committee relating to the transactions contemplated hereby for inclusion or incorporation by reference in the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act or at the time any amendment or supplement thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Special Committee relating to the transactions contemplated hereby for inclusion or incorporation by reference in the PXRE Proxy Statement will, at the date it is first mailed to PXRE's stockholders or at the time of the PXRE Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading. None of the information supplied or to be supplied by the Special Committee relating to the transactions contemplated hereby for inclusion or incorporation by reference in the Transnational Proxy Statement will, at the date it is first mailed to Transnational's stockholders or at the time of the Transnational Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Transnational Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation or warranty is made by Transnational in this Section 3.2(e) with respect to any other information included or incorporated by reference in the Form S-4, the PXRE Proxy Statement or the Transnational Proxy Statement.

     (f) Absence of Certain Changes or Events. Except as disclosed (x) in the Transnational SEC Documents filed and publicly available after December 31, 1995 and prior to the date of this Agreement (the 'Filed Transnational SEC Documents') or (y) in Section 3.2(f) of the Disclosure Schedule, since January 1, 1996, (A) Transnational and each of its subsidiaries has conducted its business only in the ordinary course substantially consistent with past practice. (B) Except as disclosed in Section 3.2(f) of the Disclosure Schedule, since the Balance Sheet Date, there has not been (i) a Transnational Material Adverse Change (as defined in Section 6.3(c)), or any event or condition that individually or in the aggregate could reasonably be expected to result in a Transnational Material Adverse Change; (ii) (x) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Transnational's outstanding capital stock, other than the declaration and payment of regular quarterly dividends of up to $.05 per share on Transnational Common Stock or (y) any repurchase, redemption or other acquisition by Transnational or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Transnational or any subsidiary thereof; (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock; (iv) any material change in accounting methods, principles or practices by Transnational or any of its subsidiaries except for any such change required by reason of a concurrent change in GAAP; (v) any amendment of any material term of any outstanding security of Transnational or any subsidiary; (vi) any incurrence, assumption or guarantee by Transnational or any subsidiary of any indebtedness for borrowed money (other than pursuant to existing line of credit arrangements and letters of credit and related agreements); (vii) any creation or assumption by Transnational or any subsidiary of any Lien on any material asset other than in the ordinary course of business substantially consistent with past practice; (viii) any making of any material loan, advance or capital contributions to or investment in any person other than loans, advances or capital contributions to or investments in wholly-owned subsidiaries and other than portfolio investments made pursuant to the investment guidelines approved by the Board of Directors of Transnational (the 'Transnational Investment Guidelines'); (ix) any transaction or commitment made, or any contract or agreement entered into, by Transnational or any subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Transnational or any subsidiary of any contract or other right, in either case, material to Transnational and its subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business substantially consistent with past practice and those contemplated by this Agreement; (x) any entry by Transnational or a subsidiary into any contract limiting its right at any time on or after the date of this Agreement to engage in, or to compete with any person in, any business conducted by Transnational or its subsidiaries, including, without limitation, any contract which includes exclusivity provisions restricting the geographical area in which, or the method by which, any such business may be conducted; (xi) any entry by Transnational or a subsidiary into any acquisition, joint venture, partnership or similar agreement or arrangement which is material to Transnational and its subsidiaries taken as a whole; or (xii) any grant or increase of any severance or termination pay to any director, officer or employee of Transnational or any of its subsidiaries which is material to Transnational and its subsidiaries taken as a whole or any increase in any compensation, bonus or other benefits payable to directors, officers or employees of Transnational or any of its subsidiaries, in their capacities as directors, officers or employees of Transnational or any of its subsidiaries, other than in the ordinary course of business substantially consistent with past practice.

     (g) Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of the Transnational Class A Stock and the Transnational Class B Stock, voting as a single class, entitled to vote thereon at the Transnational Stockholders Meeting with respect to this Agreement and the Merger is the only vote of the holders of any class or series of Transnational's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

     (h) Taxes.

          (i) Each of Transnational and its subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually or in the aggregate would not have a Transnational Material Adverse Effect. All tax returns filed by Transnational and each of its subsidiaries are complete and accurate except to the extent that such failure to be complete and accurate would not have a Transnational Material Adverse Effect. Transnational and each of its subsidiaries has paid (or Transnational has paid on the subsidiaries' behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Filed Transnational SEC Documents reflect an adequate reserve, in accordance with GAAP, for all taxes payable by Transnational and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

          (ii) Except as set forth in Section 3.2(h) of the Disclosure Schedule, no deficiencies for any taxes have been proposed, asserted or assessed against Transnational or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a Transnational Material Adverse Effect, and no requests for waivers of the time to assess any such taxes have been granted or are pending.

     (i) Compliance with Applicable Laws. Except as otherwise known to PXRE, Transnational and each of its subsidiaries has in full force and effect all Permits, including without limitation all Permits of or issued by all Insurance Regulators, and has made all declarations and filings with all Insurance Regulators and other Governmental Entities, necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the failure of Permits to be in full force and effect, for failures to make filings or declarations, and for defaults under Permits which failure or default individually or in the aggregate would not have a Transnational Material Adverse Effect. None of such Permits contains any restriction that is materially burdensome to Transnational or any of its subsidiaries. Transnational and its subsidiaries are in material compliance with all such Permits and, except as disclosed in Section 3.2(i) of the Disclosure Schedule, to the knowledge of PXRE no event has occurred which would lead PXRE to reasonably expect the revocation or termination of any such Permit or any material impairment of the rights of the holders thereof. Except as disclosed in the Filed Transnational SEC Documents or in Section 3.2(i) of the Disclosure Schedule, or otherwise known to PXRE, Transnational and its subsidiaries are in compliance with all, and there have been no violations of any applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Entity (including, without limitation, Insurance Regulators), except for such noncompliance or violation which individually or in the aggregate has not had and would not reasonably be expected to have a Transnational Material Adverse Effect. Except as disclosed in
Section 3.2(i) of the Disclosure Schedule or otherwise known to PXRE, and except for routine examinations by Insurance Regulators, no investigation by any federal, state, local or foreign Governmental Entity with respect to Transnational or any of its subsidiaries is pending or to the knowledge of PXRE threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Transnational Material Adverse
Effect. Neither Transnational nor any of its subsidiaries has received any notice from any Insurance Regulator concerning any alleged material violation of any Permit or any insurance laws or regulations or notice of any proposed proceeding to revoke any material Permit or any notice to the effect that any additional material Permit from any Insurance Regulator is needed to be obtained by Transnational or its subsidiaries.

     (j) Opinion of Financial Advisor. Transnational has received the written opinion of Donaldson, Lufkin & Jenrette Securities Corporation ('DLJ'), the financial advisor to the Special Committee, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the holders of Transnational Class A Stock from a financial point of view.

     (k) Brokers. No broker, investment banker, financial advisor or other person, other than DLJ, the fees and expenses of which will be paid by Transnational, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Transnational or its subsidiaries by action of its Special Committee or Board of Directors.

     (l) Litigation. Except as disclosed in the Filed Transnational SEC Documents or in Section 3.2(l) of the Disclosure Schedule, or otherwise known to PXRE, there is no suit, action, investigation or arbitration pending or, to the knowledge of Transnational, threatened against or affecting Transnational or any of its subsidiaries before any court, arbitrator, Insurance Regulator or other Governmental Entities that, (i) individually or in the aggregate, could reasonably be expected to have a Transnational Material Adverse Effect or to impair the ability of Transnational to perform its obligations under this Agreement, or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by this Agreement, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Transnational or any of its subsidiaries having, or which could reasonably be expected to have, any such effect.

                                   ARTICLE 4
                   COVENANTS RELATING TO CONDUCT OF BUSINESS
                                PRIOR TO MERGER

     SECTION 4.1. Certain Covenants.

     (a) Conduct of Business of PXRE. During the period from the date of this Agreement to the Effective Time, PXRE shall, and shall cause its subsidiaries to, carry on their respective businesses only in the ordinary course of business substantially consistent with past practice and, to the extent consistent therewith, use all reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with agents, insureds, reinsureds and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement, PXRE shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Transnational (by action of the Special Committee):

          (i) (x) except as described in Section 4.1(a)(i) of the Disclosure Schedule, declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of PXRE's outstanding capital stock or (y) split, combine or reclassify any of PXRE's outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or (z) except as described in Section 4.1(a)(i) of the Disclosure Schedule, purchase, redeem or otherwise acquire any shares of outstanding capital stock or other securities of PXRE or its subsidiaries or any rights, warrants or options to acquire any such shares or securities;

          (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (and there has been no such issuance, sale, grant, pledge or other encumbrance since June 30,
     1996) other than any such issuance pursuant to (x) the exercise of stock options outstanding on the date hereof or (y) any arrangements disclosed in
     Section 4.1(a)(ii) of the Disclosure Schedule;

          (iii) except for the PXRE Charter Amendment, amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

          (iv) merge or consolidate with any other person (other than a merger or consolidation of a subsidiary of PXRE with a wholly-owned subsidiary of
     PXRE) or acquire (by merger, consolidation, acquisition of assets or otherwise) (x) any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to PXRE and its subsidiaries taken as a whole, except in the ordinary course of business substantially consistent with past practice and purchases of investment assets in accordance with the PXRE Investment Guidelines;

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of (or agree to any of the foregoing) any of its properties or assets that are material, individually or in the aggregate, to PXRE and its subsidiaries, except in the ordinary course of business substantially consistent with past practice and sales of investment assets in the ordinary course of business;

          (vi) (x) incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another person other than pursuant to existing line of credit arrangements (and additional line of credit arrangements not exceeding $10 million) of PXRE or its subsidiaries and letters of credit and related agreements of PXRE or its subsidiaries in each case in the ordinary course of business substantially consistent with past practice; or (y) except as described in Section 4.1(a)(vi) of the Disclosure Schedule, make any material loans, advances or capital contributions to, or investments in, any other person, other than to PXRE or to any direct or indirect wholly-owned subsidiary of PXRE and other than purchases of investment assets in accordance with the PXRE Investment Guidelines;

          (vii) except as described in Section 4.1(a)(vii) of the Disclosure Schedule and except for any other actions which, individually or in the aggregate, do not materially increase the obligations and liabilities of PXRE, (x) enter into, adopt, amend (except as may be required by law) or terminate any employee benefit plan or any agreement, arrangement, plan or policy between PXRE and one or more of its directors, officers or employees or (y) increase in any manner the compensation or fringe benefits (including severance benefits) of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof;

          (viii) settle or compromise any derivative suit or other litigation or claim arising out of the transactions contemplated hereby, or any other litigation or claim involving PXRE if the settlement thereof involves payment of in excess of $100,000 (other than undisputed claims for contractual benefits under any reinsurance contract under which PXRE is the reinsurer); provided, that Transnational will not unreasonably withhold its consent to any such settlement or compromise;

          (ix) make any material change in accounting methods, principles or practices used by PXRE or any of its subsidiaries except for any such change required by reason of a concurrent change in GAAP;

          (x) take any action that requires the approval of its stockholders;

          (xi) take or allow to be taken or fail to take any action which act or omission would jeopardize qualification of the Merger as a 'reorganization' within the meaning of Section 368(a)(1)(A) of the Code;

          (xii) take any action that would, or would be reasonably likely to, result in any of the representations and warranties of PXRE or
     Transnational set forth in this Agreement not being true in all material respects as of or at any time prior to the Effective Time or in any of the conditions to the Merger set forth in Article 6 not being satisfied;

          (xiii) agree in writing or otherwise to take any of the actions prohibited by this Section 4.1(a).

     (b) Conduct of Business of Transnational. During the period from the date of this Agreement to the Effective Time, PXRE shall cause PXRE Reinsurance to take all action within its authority as Manager under the Management Agreement dated November 8, 1993 between PXRE Reinsurance, Transnational and Transnational Reinsurance (as amended to date, the 'Management Agreement') to cause Transnational and its subsidiaries to carry on their respective businesses only in the ordinary course of business substantially consistent with past practice and, to the extent consistent therewith, use all reasonable best efforts to preserve intact their current business organizations and preserve their relationships with agents, insureds, reinsureds and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time (and the Special Committee shall not take any affirmative action that would cause Transnational or its subsidiaries to breach the foregoing provisions of this clause (b)). Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, PXRE shall cause PXRE Reinsurance to take all action within its authority as Manager under the Management Agreement so that Transnational and its subsidiaries shall not (without the prior written consent of the Special Committee), and the Special Committee shall not (without the prior written consent of PXRE) take any affirmative action that would cause Transnational or its subsidiaries to, except as expressly contemplated by this
Agreement:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any outstanding capital stock of Transnational, except for Transnational's regular quarterly dividends of up to $.05 per share, or (y) split, combine or reclassify any of Transnational's outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or (z) purchase, redeem or otherwise acquire any shares of outstanding capital stock or other securities of Transnational or its subsidiaries or any rights, warrants or options to acquire any such shares or securities;

          (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than any such issuance pursuant to (x) the exercise of stock options outstanding on the date hereof or (y) any arrangements disclosed in Section 4.1(b)(ii) of the Disclosure Schedule;

          (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

          (iv) merge or consolidate with any other person (other than a merger or consolidation of a subsidiary of Transnational with a wholly-owned subsidiary of Transnational) acquire (by merger, consolidation, acquisition of assets or otherwise) (x) any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to Transnational and its subsidiaries taken as a whole, except in the ordinary course of business substantially consistent with past practice and purchases of investment assets in accordance with the Transnational Investment Guidelines;

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of (or agree to any of the foregoing) any of its properties or assets that are material, individually or in the aggregate, to Transnational and its subsidiaries, except in the ordinary course of business substantially consistent with past practice and sales of investment assets in the ordinary course of business;

          (vi) (x) incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another person other than pursuant to existing line of credit arrangements of Transnational or its subsidiaries and letters of credit and related agreements of Transnational or its subsidiaries in each case in the ordinary course of business substantially consistent with past practice; or
     (y) except as described in Section 4.1(b)(vi) of the Disclosure Schedule make any loans, advances or capital contributions to, or investments in, any other person, other than to Transnational or to any direct or indirect wholly-owned subsidiary of Transnational and other than purchases of investment assets in accordance with the Transnational Investment Guidelines;

          (vii) (x) enter into, adopt, amend (except as may be required by law) or terminate any employee benefit plan or any agreement, arrangement, plan or policy between Transnational and one or more of its directors, officers or employees or (y) increase in any manner the compensation or fringe benefits (including but not limited to severance benefits) of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof;

          (viii) settle or compromise any derivative suit or other litigation or claim arising out of the transactions contemplated hereby, or any other litigation or claim involving Transnational if the settlement thereof involves payment of in excess of $100,000 (other than undisputed claims for contractual benefits under any reinsurance contract under which Transnational is the reinsurer); provided, that PXRE will not unreasonably withhold its consent to any such settlement or compromise;

          (ix) make any material change in accounting methods, principles or practices used by Transnational or any of its subsidiaries except for any such change required by reason of a concurrent change in GAAP;

          (x) take any action that requires the approval of its stockholders;

          (xi) take or allow to be taken or fail to take any action which act or omission would jeopardize qualification of the Merger as a 'reorganization' within the meaning of Section 368(a)(1)(A) of the Code;

          (xii) take any action that would, or would be reasonably likely to, result in any of Transnational's representations and warranties set forth in this Agreement not being true in all material respects as of or at any time prior to the Effective Time or in any of the conditions to the Merger set forth in Article 6 not being satisfied; or

          (xiii) agree in writing or otherwise to take any of the actions prohibited by this Section 4.1(b).

                                   ARTICLE 5
                             ADDITIONAL AGREEMENTS

     SECTION 5.1.Preparation of  Form  S-4, the  PXRE  Proxy Statement  and  the
                 Transnational Proxy Statement.

     (a) As soon as practicable following the date of this Agreement, PXRE and Transnational jointly shall prepare and file with the SEC a proxy statement/prospectus (which shall be the PXRE Proxy Statement and the Transnational Proxy Statement) and PXRE shall promptly prepare and file with the SEC the Form S-4. PXRE shall use its best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. PXRE shall also take, in consultation with Transnational and its counsel, any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of PXRE Common Stock in the Merger and Transnational shall furnish all information concerning Transnational and the holders of Transnational Common Stock as may be reasonably requested in connection with such action.

     (b) As soon as practicable after the Form S-4 is declared effective by the SEC, (x) PXRE shall prepare, in consultation with Transnational and its counsel, proxy or consent solicitation materials based upon and incorporating the PXRE
Proxy Statement and shall cause such materials to be mailed to PXRE's stockholders as promptly as practicable thereafter; and (y) Transnational shall prepare, in consultation with PXRE and its counsel, proxy or consent solicitation materials based upon and incorporating the Transnational Proxy Statement and shall cause such materials to be mailed to Transnational's stockholders as promptly as practicable thereafter.

     SECTION 5.2. Meetings of Stockholders. PXRE will take all actions necessary in accordance with applicable law and the PXRE Charter and PXRE By-laws to convene as promptly as practicable a meeting of its stockholders (the 'PXRE Stockholders Meeting') to consider and vote upon the approval of this Agreement and the Merger and the issuance of PXRE Common Stock in connection with the Merger in accordance with the rules of the Nasdaq National Market ('NASDAQ'). The approval of the PXRE Charter Amendment shall also be considered at the PXRE Stockholders Meeting; provided, however, that stockholder approval of the PXRE Charter Amendment shall not be a condition to either party's obligation to effect the Merger. Transnational will take all actions necessary in accordance with applicable law and the Transnational Charter and Transnational By-laws to convene as promptly as practicable a meeting of its stockholders (the 'Transnational Stockholders Meeting') to consider and vote upon the approval of this Agreement and the Merger. Each of PXRE and Transnational will, through its Board of Directors, subject to compliance with their respective fiduciary duties to stockholders as advised by counsel, recommend to its stockholders approval of such matters; provided, that (x) at any time prior to the PXRE Stockholders Meeting, the Board of Directors of PXRE, or (y) at any time prior to the Transnational Stockholders Meeting either the Special Committee or the Board of Directors of Transnational, as the case may be, each in accordance with its fiduciary duties to stockholders as advised by counsel may revoke, modify or qualify its recommendation with respect to this Agreement and the Merger. As long as the Board of Directors of Transnational and the Special Committee recommend approval of this Agreement and the Merger (and such recommendation has not been revoked, modified or qualified), at the Transnational Stockholders Meeting PXRE shall vote or cause to be voted in favor of approval and adoption of this Agreement all of its shares of Transnational Class B Stock. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors of PXRE or of Transnational permitted by this Section
5.2 shall not constitute a breach of this Agreement by PXRE or Transnational, as the case may be.

     SECTION 5.3. Legal Requirements to Merger. Each of PXRE and Transnational will take, or cause to be taken, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger and will promptly cooperate with and furnish information to the other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Merger. Each of PXRE and Transnational will, and will cause its subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained by PXRE or Transnational or any of their respective subsidiaries in connection with the Merger or the taking of any action contemplated by this Agreement.

     SECTION 5.4. Access to Information. Upon reasonable notice, each of PXRE and Transnational shall (and shall cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel, financial and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of PXRE and Transnational shall (and shall cause each of its subsidiaries to) furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal securities laws and (ii) all other information concerning its business, properties and personnel as PXRE or Transnational, as the case may be, may reasonably request.

     SECTION 5.5. Best Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.

     SECTION 5.6. Benefit Plans.

     (a) Prior to the Effective Time, Transnational shall seek to amend the Transnational Re Corporation Officer Incentive Plan (the 'Incentive Plan') (and obtain the agreement of participants in the Incentive Plan to such amendment)
(x) to provide that the computation of net profits for purposes of the 1996 bonus pool will be based on the sum of the net profits of Transnational and its subsidiaries for the period ending on the last day of the last full calendar quarter ending on or prior to the Effective Time plus the net profits of Transnational Reinsurance for any subsequent calendar quarter(s) of 1996, without regard to any expenses of the Merger, any charges for any annual bonus pool, or any contingent fee payable to PXRE Reinsurance, all as computed in accordance with GAAP; and (y) to provide that the Merger will not be deemed to be a termination of employment for any participant in the Incentive Plan and that the vested percentage of participants in the 1994, 1995 and 1996 bonus pools shall be determined based on their years and months of employment with Transnational prior to the Merger plus their years and months of employment with the Surviving Corporation after the Merger.

     (b) The  parties shall  cause the  Transnational Re  Non-Employee  Director
Deferred Stock Plan to be amended to provide that all shares with respect to which rights have been granted to participants therein shall be deemed issued to such participants immediately prior to the Effective Time.

     SECTION 5.7. Indemnification and Insurance.

     (a) PXRE shall indemnify each person who is on the date of this Agreement, or has been at any time prior to such date, or who becomes prior to the
Effective Time, an officer or director (the 'Indemnified Party') of Transnational or any of its subsidiaries against all losses, claims, damages, liabilities, costs and expenses (including attorney's fees and expenses), judgments, fines, losses, and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a 'Claim') to the extent that any such Claim is based on, or arises out of, (i) the fact that such person is or was a director or officer of Transnational or any of its subsidiaries at any time prior to the Effective Time (or is or was serving as a member of the Special Committee at any time prior to or at the Effective Time) or is or was serving at the request of Transnational or any of its subsidiaries as a director or officer of another corporation, partnership, joint venture, trust or other enterprise at any time prior to the Effective Time, or (ii) this Agreement or any of the transactions contemplated hereby, or
(iii) Claims relating to the facts specified in the lawsuit captioned Crandon Capital Partners v. Kimmel et al., Civil Action No. 14998, Delaware Chancery Court, in each case to the extent that any such Claim pertains to any matter or fact arising, existing, or occurring prior to or at the Effective Time (or pertains to any act or function of the Special Committee relating to this Agreement or the transactions contemplated hereby whether arising, existing, or occurring prior to or at the

Effective Time), regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time (the matters described in clauses (i), (ii) and (iii) the 'Merger Matters'), to the fullest extent permitted by Delaware law (including provisions relating to advancement of expenses incurred in the defense of any Claim).

     (b) PXRE agrees that all limitations or exculpation of liabilities existing in favor of an Indemnified Party as provided in the Transnational Charter and the Transnational By-laws as in effect as of the date hereof shall continue in full force and effect with respect to Merger Matters, without any amendment thereto, to the extent such rights are consistent with the DGCL.

     (c) In the event PXRE or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, in each such case, to the extent necessary to effectuate the purposes of this Section 5.7, proper provision shall be made so that the successors and assigns of PXRE assume the obligations set forth in this Section
5.7 and none of the actions described in clause (i) or (ii) shall be taken until such provision is made.

     (d) PXRE shall cause to be maintained, for a period of not less than six years from the Effective Time, Transnational's current directors' and officers' liability insurance policy to the extent that it provides coverage for events occurring prior to the Effective Time and acts by or functions of the Special Committee prior to or at the Effective Time (the 'D&O Insurance') for all present and former directors and officers of Transnational or any subsidiary thereof, so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid for the D&O Insurance prior to the date of this Agreement (200% of such premium, the 'Maximum Premium'); provided, however, that PXRE may, in lieu of maintaining such existing D&O Insurance as provided above, cause no less favorable coverage to be provided under any policy maintained for the benefit of the directors and officers of PXRE or any of its subsidiaries. If the existing D&O Insurance expires, is terminated or canceled by the insurer or if the annual premium would exceed the Maximum Premium during such six-year period, PXRE shall use its best efforts to obtain, in lieu of such D&O Insurance, such comparable directors' and officers' liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium and on terms and conditions no less advantageous than the existing D&O Insurance (or if coverage provided under any directors' and officers' liability insurance policy maintained for the benefit of PXRE's directors and officers is no less favorable than the existing D&O Insurance, then even if the premium for such PXRE policy exceeds the Maximum Premium, PXRE shall include the present and former directors and officers of Transnational and its subsidiaries as covered persons under such PXRE policy provided such inclusion shall not increase the premium for such PXRE policy). To the extent that after giving effect to the preceding sentence such comparable insurance is not commercially available, with the consent of such persons, PXRE shall provide self-insurance. Section 5.7(d) of the Disclosure Schedule sets forth the amount of the Maximum Premium.

     SECTION 5.8. Public Announcements. Transnational, on the one hand, and PXRE, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement without the consent of the other party (such consent not to be unreasonably withheld), except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or any arrangements with NASDAQ.

     SECTION 5.9. No Solicitation, Etc. Transnational shall not (nor will it permit any of its officers, directors, agents or affiliates to) directly or indirectly solicit, encourage (including by way of providing any non-public information concerning Transnational or its subsidiaries to any person), initiate or participate in any negotiations or discussions, or enter into (or authorize) any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or a substantial part of its or its subsidiaries' business and properties or any of its or its subsidiaries' capital stock whether by merger, purchase of assets, tender offer or otherwise (all such actions being referred to herein as 'Acquisition Transactions'); provided, that nothing contained in this Section 5.9 shall prohibit the Special Committee, to the extent required by its fiduciary duties under applicable law as advised by counsel, from providing information to, participating in negotiations or discussions with, entering into any agreement or transaction with, or announcing any intention to do any of the foregoing with, any party that makes an unsolicited inquiry or proposal relating to an Acquisition Transaction. Transnational shall promptly notify PXRE of the receipt of any inquiry or proposal which it may receive in respect of any Acquisition Transaction, including the identity of the person making such inquiry or proposal and, unless advised by counsel that there is a significant risk that such action would constitute a breach of the Special Committee's fiduciary duties, the material terms and conditions thereof and any changes therein. PXRE agrees that the Special Committee may provide to any such party that makes an unsolicited inquiry or proposal respecting an Acquisition Transaction any change in the terms of this Agreement proposed by PXRE in response to such unsolicited inquiry or proposal; provided, that the Special Committee has disclosed to PXRE the identity of the person making such inquiry or proposal and the material terms and conditions of such proposed Acquisition Transaction and any changes therein.

     SECTION 5.10. Consents, Approvals and Filings.

     (a) PXRE and Transnational will make and cause their respective subsidiaries to make all necessary filings, as soon as practicable, including, without limitation, those required under the HSR Act, the Securities Act, the Exchange Act, state securities laws and state insurance laws in order to facilitate prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, PXRE and Transnational will each use their best efforts, and will cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents, approvals or authorizations of Governmental Entities and consents or waivers of all third parties necessary or advisable for the consummation of the Merger and the other transactions contemplated by this Agreement. In connection with the foregoing, each of PXRE and Transnational shall use its best efforts to provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request.

     (b) Each of the parties shall provide to the other party copies of all applications and other documents in advance of filing or submission of such applications and other documents to Governmental Entities in connection with this Agreement.

     SECTION 5.11. Non-Interference, Etc.

     (a) Neither party hereto, nor any of their respective subsidiaries, shall take any action, directly or indirectly, intended to, or which such party reasonably believes would, result in (i) any of the other party's representations and warranties set forth in this Agreement not being true and correct in all material respects as of the Closing Date, (ii) any of the other party's covenants not being performed, or (iii) any of the conditions to such party's obligations to consummate the transactions contemplated by this Agreement not being satisfied. Without limiting the foregoing, no breach of any covenant, agreement, representation or warranty of Transnational in this Agreement shall be deemed to have occurred to the extent caused directly or indirectly by reason of any act or omission by PXRE or its subsidiaries as Manager under the Management Agreement or by any employee or officer of PXRE who is also an officer of Transnational.

     (b) Each party shall give prompt notice to the other of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     SECTION 5.12. Affiliates. At least 30 days prior to the Closing Date, Transnational and PXRE shall agree as to persons who are, at the time the Merger is submitted for approval to the stockholders of

Transnational, 'affiliates' of Transnational for purposes of Rule 145 under the Securities Act. Transnational shall use its best efforts to cause each such person to deliver to PXRE on or prior to the Closing Date a letter (an 'Affiliate Letter') to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of PXRE Common Stock issued in the Merger, except pursuant to an effective registration statement, in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to PXRE, is exempt from the registration requirements of the Securities Act. PXRE shall not be required to maintain the effectiveness of the Form S-4 for the purpose of resale of PXRE Common Stock by such affiliates and the certificates representing PXRE Common Stock received by such affiliates in the Merger shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section 5.12.

     SECTION 5.13. Listing. PXRE shall use its best efforts to cause the shares of PXRE Common Stock to be issued to holders of Transnational Class A Stock pursuant to this Agreement to be approved for trading on NASDAQ, or, if any shares of PXRE Common Stock are listed on the New York Stock Exchange ('NYSE'), to be listed on the NYSE, in each case subject to official notice of issuance, prior to the Effective Time.

     SECTION 5.14. Stockholder Litigation. No settlement of any stockholder litigation against Transnational and its directors relating to the transactions contemplated by this Agreement shall be agreed to without PXRE's consent, which shall not be unreasonably withheld. No settlement of any stockholder litigation against PXRE and its directors relating to the transactions contemplated by this Agreement shall be agreed to without Transnational's consent, which shall not be unreasonably withheld.

     SECTION 5.15. Dividends. After the date of this Agreement, each of PXRE and Transnational shall coordinate with the other the payment of dividends with respect to the PXRE Common Stock and Transnational Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of PXRE Common Stock and Transnational Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of PXRE Common Stock and/or Transnational Common Stock or any shares of PXRE Common Stock that any such holder receives in exchange for any such shares of Transnational Common Stock in the Merger.

     SECTION 5.16. Amendment to Management Agreement.

     (a) In the event that this Agreement is terminated by Transnational pursuant to Section 7.1(f)(i) or pursuant to Section 7.1(h), then effective upon such termination, Section 2.2 of the Management Agreement will hereby be deemed amended by deleting the date 'December 31, 1998' in the fourth line thereof and replacing it with 'December 31, 2000'.

     (b) In the event that the amendment to the Management Agreement referred to in Section 5.16(a) above becomes effective, then upon such effectiveness,
Section 8.1(b) of the Management Agreement will hereby be deemed amended by adding the following parenthetical immediately prior to the semi-colon at the end of such Section 8.1(b):

        '(or at any time after December 31, 1998 by Transnational by action of its Board, upon one year's advance written notice to the Manager)'.

                                   ARTICLE 6
                              CONDITIONS PRECEDENT

     SECTION 6.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the stockholders of PXRE and Transnational by the requisite vote in accordance with applicable law.

          (b) Governmental and Regulatory Consents. All filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, Governmental Entities in each case that are set forth in Section 6.1(b) of the Disclosure Schedule, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by PXRE and Transnational will have been made or obtained (as the case may be), and such consents, approvals, permits and authorizations shall be subject to no conditions other than (i) conditions customarily imposed by insurance regulatory authorities or (ii) other conditions that would not reasonably be expected to have a PXRE Material Adverse Effect or a Transnational Material Adverse Effect.

          (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

          (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect; provided, however, that the party invoking this condition shall have used reasonable efforts to have any such order or injunction vacated.

          (e) Form S-4, etc. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

          (f) Third-Party Consents. All consents and waivers of third parties to the consummation of the Merger and the other transactions contemplated hereby that are set forth in Section 6.1(f) of the Disclosure Schedule and other than those referred to in Section 6.1(b) shall have been obtained, other than those which, if not obtained, would not have a PXRE Material Adverse Effect or a Transnational Material Adverse Effect.

          (g) Listing. The shares of PXRE Common Stock issuable to holders of Transnational Class A Stock pursuant to this Agreement shall have been approved for trading on NASDAQ or, if any shares of PXRE Common Stock are then listed on the NYSE, shall have been listed on the NYSE, in either case subject to official notice of issuance.

     SECTION 6.2. Conditions to Obligations of Transnational. The obligations of Transnational to effect the Merger are further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of PXRE set forth in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of PXRE set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation and warranty speaks as of an earlier date, in which event such representation and warranty shall be true and correct, or true and correct in all material respects, as applicable, as of such date, and Transnational shall have received a certificate signed on behalf of PXRE by the chief executive officer and the chief financial officer of PXRE to such effect.

          (b) Performance of Obligations of PXRE. PXRE shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Transnational shall have received a certificate signed on behalf of PXRE by the chief executive officer and the chief financial officer of PXRE to such effect.

          (c) No Material Adverse Change. Since June 30, 1996, there shall have been no PXRE Material Adverse Change, and no event or condition which individually or in the aggregate could reasonably be expected to result in a PXRE Material Adverse Change. For purposes of this Agreement, 'PXRE Material Adverse Change' means any material adverse change in the business, financial condition or results of operations of PXRE and its subsidiaries taken as a whole, other than any such change resulting from (i) any decrease in written or earned premiums, (ii) any decrease in the value of portfolio investments and (iii) any losses under reinsurance or retrocessional agreements (other than where PXRE Reinsurance is the cedant) in respect of catastrophic events occurring after the date hereof which losses, individually or in the aggregate, do not result in a decrease of more than 50% of consolidated stockholders equity of PXRE and its subsidiaries, as determined in accordance with GAAP, on an after-tax basis, from the amount thereof as of June 30, 1996.

          (d) Tax Opinions. Transnational shall have received an opinion of its special tax counsel, Davis Polk & Wardwell, in form and substance satisfactory to Transnational, dated the Effective Time, to the effect that Transnational and its stockholders (except to the extent such stockholders receive cash in lieu of fractional shares) will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger and in connection with the delivery of its opinion pursuant to this Section 6.2(d), Davis Polk & Wardwell may request certificates of officers of Transnational and PXRE. In addition, PXRE shall have received the opinion described in Section 6.3(d).

          (e) Fairness Opinion. The written opinion of DLJ, dated the date hereof, to the effect that the Merger Consideration to be received by the holders of Transnational Class A Common Stock is fair to such holders from a financial point of view, shall not have been withdrawn or amended or modified in any material respect prior to the Closing Date.

          (f) Accountant's Comfort Letters. Transnational shall have received 'comfort' letters from Price Waterhouse LLP dated the date of the mailing of the Transnational Proxy Statement and the Effective Time and addressed to Transnational, in each case satisfactory to Transnational and customary in form and substance for such letters delivered in connection with transactions similar to those contemplated by this Agreement.

     SECTION 6.3. Conditions to Obligations of PXRE. The obligations of PXRE to effect the Merger are further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Transnational set forth in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of Transnational set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation and warranty speaks as of an earlier date, in which event such representation and warranty shall be true and correct, or true and correct in all material respects, as applicable, as of such date, and PXRE shall have received a certificate signed on behalf of Transnational by a duly authorized representative of Transnational to such effect.

          (b) Performance of Obligations of Transnational. Transnational shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and PXRE shall have received a certificate signed on behalf of Transnational by a duly authorized representative of Transnational to such effect.

          (c) No Material Adverse Change. Since June 30, 1996, there shall have been no Transnational Material Adverse Change, and no event or condition which individually or in the aggregate could reasonably be expected to result in a Transnational Material Adverse Change. For purposes of this Agreement, 'Transnational Material Adverse Change' means any material adverse change in the business, financial condition or results of operations of Transnational and its subsidiaries taken as a whole, other than any such change resulting from (i) any decrease in written or earned premiums, (ii) any decrease in the value of portfolio investments and (iii) any losses under reinsurance or retrocessional agreements (other than where Transnational Reinsurance is the cedant) in respect of catastrophic events occurring after the date hereof which losses, individually or in the aggregate, do not result in a decrease of more than 50% of consolidated stockholders equity of Transnational and its subsidiaries, as determined in accordance with GAAP, on an after-tax basis, from the amount thereof as of June 30, 1996.

          (d) Tax Opinions. PXRE shall have received an opinion of its special tax counsel, Morgan, Lewis & Bockius LLP, in form and substance satisfactory to PXRE, dated the Effective Time, to the effect that PXRE and its stockholders will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger and in connection with the delivery of its opinion pursuant to this Section 6.3(d), Morgan, Lewis & Bockius LLP may request certificates of officers of PXRE and Transnational. In addition, Transnational shall have received the opinion described in Section 6.2(d).

          (e) Fairness Opinion. The written opinion of Dillon, Read & Co. Inc., dated the date hereof, to the effect that the Merger is fair to PXRE and its stockholders from a financial point of view, shall not have been withdrawn or amended or modified in any material respect prior to the Closing Date.

          (f) Accountant's Comfort Letters. PXRE shall have received 'comfort' letters from Price Waterhouse LLP dated the date of the mailing of the PXRE Proxy Statement and the Effective Time and addressed to PXRE, in each case satisfactory to PXRE and customary in form and substance for such letters delivered in connection with transactions similar to those contemplated by this Agreement.

                                   ARTICLE 7
                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement and the Merger by the stockholders of PXRE and/or Transnational):

          (a) by mutual written consent of Transnational and PXRE;

          (b) by written notice by either Transnational or PXRE:

             (i) if the Merger shall not have been consummated on or before June 30, 1997 (the 'End Date'), unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; or

             (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          (c) by PXRE, if there shall have been a material breach of any material representation, warranty, covenant or agreement on the part of Transnational such that the conditions set forth in Section 6.3(a) or 6.3(b) would be incapable of being satisfied by the End Date (or as otherwise extended); provided, however, that if any such breach is curable by Transnational through the exercise of its reasonable best efforts and for so long as Transnational shall be using its reasonable best efforts to cure such breach, PXRE may not terminate this Agreement pursuant to this
     Section 7.1(c);

          (d) by Transnational, if there shall have been any material breach of any material representation, warranty, covenant or agreement on the part of PXRE such that the conditions set forth in Section 6.2(a) or 6.2(b) would be incapable of being satisfied by the End Date (or as otherwise extended); provided, however, that if any such breach is curable by PXRE through the exercise of its reasonable best efforts and for so long as PXRE shall be using its reasonable best efforts to cure such breach, Transnational may not terminate this Agreement pursuant to this Section 7.1(d);

          (e) by PXRE, (i) if the approval of the stockholders of Transnational contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Transnational Stockholders Meeting or any adjournment thereof or (ii) if the approval of the stockholders of PXRE contemplated by this Agreement (other than the approval of the PXRE Charter Amendment) shall not have been obtained by reason of the failure to obtain the required vote at the PXRE Stockholders Meeting or any adjournment thereof;

          (f) by Transnational, (i) if the approval of the stockholders of PXRE contemplated by this Agreement (other than the approval of the PXRE Charter Amendment) shall not have been obtained by reason of the failure to obtain the required vote at the PXRE Stockholders Meeting or any adjournment thereof or (ii) if the approval of the stockholders of Transnational contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Transnational Stockholders Meeting or any adjournment thereof;

          (g) by PXRE, if, prior to the Transnational Stockholders Meeting, the Special Committee or the Board of Directors of Transnational shall have withdrawn, or modified or changed in any manner adverse to PXRE its approval or recommendation of this Agreement or the Merger;

          (h) by Transnational, if, prior to the PXRE Stockholders Meeting, the Board of Directors of PXRE shall have withdrawn, or modified or changed in any manner adverse to Transnational its approval or recommendation of this Agreement or the Merger; or

          (i) by Transnational if a corporation, partnership, person or other entity or group shall have made a bona fide proposal for an Acquisition Transaction which the Special Committee believes, and advises the Board of Directors of Transnational, is superior to the Merger from a financial point of view to the stockholders of Transnational; provided that the provisions of Section 5.9 shall not have been breached.

     Upon a termination of this Agreement pursuant to this Section 7.1, all amounts, if any, payable pursuant to Section 8.2(b) shall be paid promptly in accordance with the provisions of Section 8.2(b).

     SECTION 7.2. Effect of Termination. In the event of termination of this Agreement by either PXRE or Transnational as provided in Section 7.1, written notice thereof shall promptly be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of PXRE or Transnational, other than Sections 3.1(k), 3.2(k), 5.16 and 7.2 and Article 8; provided, however, that nothing contained in this Section or elsewhere in this Agreement shall relieve or limit upon termination of this Agreement any party from any liability resulting from any willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 7.3. Amendment. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the parties hereto may amend this Agreement; provided, however, that after approval of the Merger by the stockholders of Transnational and/or PXRE, no amendment shall be made that by law requires the approval of Transnational's stockholders or PXRE's stockholders, as the case may be, without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     SECTION 7.4. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 7.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement; provided, however, that the conditions set forth in Section 6.2(d) and Section 6.3(d) may not in any event be waived. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

    SECTION 7.5. Procedure for Termination, Amendment, Extension or Waiver; Role
                 of the Special Committee up to the Effective Time.

     (a) A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to
Section 7.4 shall, in order to be effective, require in the case of Transnational, action by the Special Committee or the duly authorized designee of the Special Committee and in the case of PXRE, action by its Board of Directors or the duly authorized designee of its Board of Directors.

     (b) The Special Committee (and the directors of Transnational who serve on the Special Committee) shall continue to function and act in such capacity from the date of this Agreement until the Effective Time with respect to all matters relating to Transnational in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE 8
                               GENERAL PROVISIONS

     SECTION 8.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement (including the exhibits and schedules hereto) or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than the representations and warranties set forth in Section 3.1(n) which shall survive until the third anniversary of the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, including but not limited to Section 5.7 and the Affiliate Letters delivered pursuant to Section 5.12.

     SECTION 8.2. Fees and Expenses.

     (a) Except as set forth in Section 8.2(b) and except for expenses incurred in printing the Transnational Proxy Statement, the PXRE Proxy Statement and the Form S-4, as well as the filing fees relating thereto, which costs shall be shared equally by PXRE and Transnational, whether or not the Merger is consummated, each party hereto shall pay its own fees and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

     (b)  In the  event that  this Agreement is  terminated by  PXRE pursuant to
Section 7.1(c)  or Section  7.1(e)(i) or  by Transnational  pursuant to  Section
7.1(f)(ii)  or  the End  Date  occurs in  circumstances  where the  condition in
Section 6.2(e) only has not been satisfied or waived, Transnational agrees that it will reimburse PXRE for all documented, reasonable out-of-pocket expenses (not to exceed $1,000,000) incurred by PXRE in connection with this Agreement, the Merger and the transactions contemplated by this Agreement. In the event that this Agreement is terminated by Transnational pursuant to Section 7.1(d) or
Section 7.1(f)(i) or by PXRE pursuant to Section 7.1(e)(ii) or the End Date occurs in circumstances where the condition in Section 6.3(e) only has not been satisfied or waived, PXRE agrees that it will reimburse Transnational for all documented, reasonable out-of-pocket expenses (not to exceed $1,000,000) incurred by Transnational in connection with this Agreement, the Merger and the transactions contemplated by this Agreement. Such payment shall be as liquidated damages and not as a penalty, shall be in lieu of any other remedies (other than in the circumstances contemplated by the proviso to Section 7.2), and shall be made by wire transfer of immediately available funds promptly after receipt of appropriate documentation.

     SECTION 8.3. Definitions. For purposes of this Agreement:

          (a) an 'affiliate' of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person; provided, that with respect to PXRE, the word 'affiliate' shall not include Transnational or its subsidiaries and, with respect to Transnational, the word 'affiliate' shall not include PXRE or its subsidiaries;

          (b) 'person' means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

          (c) a 'subsidiary' of any person means another person 50% or more of the total combined voting power of all classes of capital stock or other voting interests of which, or 50% or more of the equity securities of which, is owned directly or indirectly by such first person; and

          (d) the term 'otherwise known to PXRE' means information actually known after reasonable inquiry by one or more senior officers of PXRE and the term 'to the knowledge of PXRE' means to the actual knowledge after reasonable inquiry of one or more senior officers of PXRE.

     SECTION 8.4. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words 'include', 'includes' or 'including' are used in this Agreement, they shall be deemed to be followed by the words 'without limitation'.

     SECTION 8.5. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by facsimile (with confirmation of receipt) or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Transnational, to

    Transnational Re Corporation
    399 Thornall Street, 14th Floor
    Edison, NJ 08837
    Attention: President
    Telephone No.: 908-906-8100
    Facsimile No.: 908-906-9157

    with copies to:

    Mr. Thomas H. Fox
    1112 Northport Point
    Northport, MI 49670
    and
    Davis Polk & Wardwell
    450 Lexington Avenue
    New York, NY 10017
    Attention: Richard J. Sandler
    Telephone No.: 212-450-4224
    Facsimile No.: 212-450-5528

(b) If to PXRE, to

    PXRE Corporation
    399 Thornall Street, 14th Floor
    Edison, NJ 08837
    Attention: President
    Telephone No.: 908-906-8100
    Facsimile No.: 908-906-9157

    with a copy to:

    Morgan, Lewis & Bockius LLP
    101 Park Avenue
    New York, NY 10178-0060
    Attention: F. Sedgwick Browne
    Telephone No.: 212-309-6825
    Facsimile No.: 212-309-6273

     SECTION 8.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     SECTION 8.7. Entire Agreement; Third-Party Beneficiaries. This Agreement, the confidentiality letter agreements between PXRE and Transnational each dated June 26, 1996 and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies.

     SECTION 8.8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 8.9. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or any state court sitting in the City of Wilmington, Delaware (any such federal or state court, a 'Delaware Court'), in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware Court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such Delaware Court.

     SECTION 8.11. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     IN WITNESS WHEREOF, Transnational and PXRE have caused this Agreement to be signed by their respective officers or other representatives thereunto duly authorized, all as of the date first written above.

                                          TRANSNATIONAL RE CORPORATION

                                          By:          /s/ THOMAS H. FOX
                                             ...................................
                                            Name: Thomas H. Fox
                                            Title:  Chairman, Special Committee
                                                    of the Board of Directors

                                          PXRE CORPORATION

                                          By:         /s/ GERALD L. RADKE
                                             ...................................
                                            Name: Gerald L. Radke
                                            Title:  Chairman of the Board,
                                                    President and Chief
                                                    Executive Officer

                                          As to Section 5.16 only:

                                          TRANSNATIONAL REINSURANCE COMPANY

                                          By:         /s/ GERALD L. RADKE
                                             ...................................
                                            Name: Gerald L. Radke
                                            Title:  Chairman of the Board,
                                                    President and Chief
                                                    Executive Officer

                                          PXRE REINSURANCE COMPANY

                                          By:         /s/ GERALD L. RADKE
                                             ...................................
                                            Name: Gerald L. Radke
                                            Title:  Chairman of the Board,
                                                    President and Chief
                                                    Executive Officer

                                                                         ANNEX B

                    [LETTERHEAD OF DILLON, READ & CO. INC.]

                                                                 August 22, 1996

Board of Directors
PXRE Corporation
399 Thornall Street
Edison, NJ 08837

Lady and Gentlemen:

     You have advised us that PXRE Corporation ('PXRE') proposes to acquire all of the outstanding Class A and Class B common stock, $.01 par value per share (the 'TREX Common Stock'), of Transnational Re ('TREX') in exchange for 1.0575 share of common stock, $.01 par value per share, of PXRE (the 'PXRE Common Stock') for each share of TREX Common Stock (the 'Transaction'). You have requested our opinion as to whether the consideration to be paid pursuant to the Transaction is fair to the stockholders of PXRE, from a financial point of view.

     In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to TREX and PXRE; (ii) reviewed certain non-public financial information and other data provided to us by TREX and PXRE, including financial projections prepared by the management of TREX and PXRE; (iii) conducted discussions with members of the senior management of TREX and PXRE; (iv) reviewed the financial terms, to the extent publicly available, of certain acquisition transactions considered to be generally comparable to the Transaction; (v) reviewed publicly available financial and securities market data pertaining to certain companies in lines of business considered to be generally comparable to those of TREX; (vi) reviewed the reported price and trading activity for the TREX Common Stock and the PXRE Common Stock; and (vii) conducted such other financial studies, analyses and investigations, and considered such other information as we deemed necessary and appropriate.

     In connection with our review, with your consent, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied upon its being complete and accurate in all material respects. We have not been requested to make, and have not made, an independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of TREX or any of its subsidiaries, nor have we been furnished with any such evaluation or appraisal. Furthermore, we have assumed, with your consent, that all of the information, including the projections, provided to us by TREX's and PXRE's management was prepared in good faith on a basis reflecting the best currently available estimates and judgments of TREX's and PXRE's management as to the future financial performance of TREX and PXRE, respectively, and was based upon the historical performance and certain estimates and assumptions which were reasonable at the time made. In addition, our opinion is based on economic, monetary and market conditions existing and disclosed to us on the date hereof.

     In rendering this opinion, we are not rendering any opinion as to the value of TREX or making any recommendation to the stockholders of TREX or PXRE with respect to the advisability of voting in favor of the Transaction.

     Dillon, Read & Co. Inc. ('Dillon Read') is acting as financial advisor to the Company in connection with the Transaction and will receive a fee upon consummation thereof in addition to the fee Dillon Read is receiving for rendering this opinion. In the ordinary course of business, we have traded securities of TREX and PXRE for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     Based upon and subject to the foregoing, we are of the opinion that as of the date hereof, the consideration to be paid pursuant to the Transaction is fair to the stockholders of PXRE, from a financial point of view.

                                          Very truly yours,
                                          DILLON, READ & CO. INC.

                   [DONALDSON, LUFKIN & JENRETTE LETTERHEAD]             ANNEX C

                                                                 August 22, 1996

Special Committee of
the Board of Directors and
The Board of Directors of
Transnational Re Corporation
399 Thornall Street
14th Floor
Edison, NJ 08837

Dear Sirs:

     You have requested our opinion as to the fairness from a financial point of view to the holders of Class A Common Stock, par value $.01 per share (the 'Class A Common Stock') of Transnational Re Corporation (the 'Company') of the consideration to be received by such shareholders pursuant to the terms of the Agreement and Plan of Merger (the 'Agreement') dated as of August 22, 1996, between the Company and PXRE Corporation ('PXRE').

     Pursuant to the Agreement, subject to certain exceptions, each share of Class A Common Stock and each share of Class B Common Stock, par value $.01 per share of the Company will be converted into the right to receive 1.0575 shares of Common Stock par value $.01 per share of PXRE ('PXRE Common Stock') and cash in lieu of fractional shares of PXRE common stock.

     In arriving at our opinion, we have reviewed the Agreement dated as of August 22, 1996 and financial and other information that was publicly available or furnished to us by the Company and PXRE including information provided during discussions with their respective managements. In addition, we have compared certain financial and securities data of the Company and PXRE with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Class A Common Stock and PXRE Common Stock, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and PXRE or its representatives, or that was otherwise reviewed by us. We have not assumed any responsibility for making an independent evaluation of the Company's and PXRE's assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to all legal matters on advice of counsel to the Special Committee.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which the PXRE Common Stock will actually trade at any time. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction.

     Donaldson, Lufkin & Jenrette Securities Corporation ('DLJ'), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the right to receive 1.0575 shares of PXRE Common Stock into which each share of Class A Common Stock is to be converted pursuant to the Agreement is fair to the holders of Class A Common Stock from a financial point of view.

                                          Very truly yours,

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

                                          By       /s/ ROBERT S. FLEISCHER
                                             ...................................
                                                    ROBERT S. FLEISCHER
                                                     MANAGING DIRECTOR

                                                                         ANNEX D

                     Paragraphs A and C of Article 4 of the
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                PXRE CORPORATION
                          (As proposed to be amended)

                                   ARTICLE IV
                               AUTHORIZED CAPITAL

     A. Authorized Capital Stock. The aggregate number of shares which the Corporation shall have authority to issue is 40,500,000 shares, consisting of:

          1. 500,000 shares of Serial Preferred Stock (par value $.01 per share); and

          2. 40,000,000 shares of Common Stock (par value $.01 per share).

     . . .
     C. Common Stock. The total number of shares of Common Stock the Corporation has authority to issue is 40,000,000 shares, par value of $.01 per share.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     (i) Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends, or for any transaction from which the director derived an improper personal benefit. The PXRE Charter contains a provision limiting the personal liability of a director to PXRE and its stockholders for monetary damages for a breach of fiduciary duty as a director to the full extent permitted by law.

     (ii) Additionally, Section 145, 'Indemnification of Officers, Directors, Employees and Agents; Insurance', of the General Corporation Law of the State of Delaware provides as follows:

          (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to 'the corporation' shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to 'other enterprises' shall include employee benefit plans; references to 'fines' shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to 'serving at the request of the corporation' shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner 'not opposed to the best interests of the corporation' as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     (iii) Article VI of the PXRE Charter provides for indemnification of directors and officers of PXRE against liability they may incur in their capacities as such to the full extent permitted under Delaware law. In addition, pursuant to certain letter agreements between PXRE and each of its directors, PXRE has undertaken to indemnify its directors to the fullest extent permitted by Article VI of the PXRE Charter and applicable Delaware law.

     (iv) There is in effect a Directors and Officers Liability and Corporation Reimbursement Insurance Policy with Reliance Insurance Company. The policy insures the directors and officers of PXRE against loss arising from any claim or claims made against such directors or officers, individually or collectively, by reason of certain wrongful acts such as any actual or alleged error or misstatement or misleading statement or act, omission, neglect or breach of duty by the officers and directors in the discharge of their duties. The policy also insures PXRE against loss for which PXRE is required to indemnify or for which PXRE, to the extent permitted by law, has indemnified the officers or directors arising from any claim against any of the directors or officers of PXRE by reason of the wrongful acts described above. The policy does not insure PXRE's directors and officers against loss in connection with any claim relating to any deliberately dishonest or fraudulent act or omission, any criminal or malicious act or omission, any willful violation of law or any accounting for profits for the purchase or sale of securities of PXRE within the meaning of Section 16(b) of the Exchange Act. The combined limit of liability is $10,000,000 per policy year for both directors' and officers' liability and corporate reimbursement coverage.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
  NO.                                                     DESCRIPTION
-------   -----------------------------------------------------------------------------------------------------------
   2      Agreement  and Plan of Merger, dated  as of August 22, 1996,  between PXRE and Transnational Re Corporation
          ('Transnational'), as amended by Amendment No. 1 dated as  of September 27, 1996 and Amendment No. 2  dated as of October 24, 1996 (included as Annex A to the Joint Proxy Statement/Prospectus).
   3.1    Restated  Certificate of Incorporation  of PXRE (Exhibit 3.1  to PXRE's Registration  Statement on Form S-1
          dated August 29, 1986, as amended by Amendment No. 1 thereto dated February 19, 1987 and by Amendment No. 2 thereto dated March 25, 1987 (File No. 33-8406), and incorporated by reference herein).
   3.2    Certificate of  Designations  designating the  Series  A Cumulative  Convertible  Preferred Stock  of  PXRE
          (Exhibit  4.5 to PXRE's Registration Statement on Form S-2 dated February 21, 1992, as amended by Amendment
          No. 1 thereto dated April 1, 1992 and by Amendment No. 2 thereto dated April 13, 1992 and by Amendment  No.
          3 thereto dated April 23, 1992 (File No. 33-45893), and incorporated by reference herein).
   3.3    Certificate  of Amendment to PXRE's Restated Certificate of  Incorporation, dated May 20, 1993 (Exhibit 4.3 to PXRE's  Registration Statement  on  Forms S-8  and  S-3 dated  June 3,  1993  (File No.  33-63768),  and incorporated by reference herein).
   3.4    Certificate  of Amendment to PXRE's Restated Certificate of Incorporation, dated May 19, 1994 (Exhibit 3 to
          PXRE's Annual Report  on Form 10-K  for the fiscal  year ended December  31, 1994 (File  No. 0-15428),  and incorporated by reference herein).
   3.5    By-Laws of PXRE (Exhibit 3.2 to PXRE's Registration Statement on Form S-1 dated August 29, 1986, as amended by  Amendment No. 1  thereto dated February 19,  1987 and by  Amendment No. 2 thereto  dated March 25, 1987
          (File No. 33-8406), and incorporated by reference herein).
   3.6    Amendment to By-Laws of PXRE, Article IV, Section 1, dated June 8, 1995 (Exhibit 3 to PXRE's Annual  Report on  Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-15428), and incorporated by reference herein).
   4.1    Specimen Certificate of Common Stock, par value $.01 per share, of PXRE (Exhibit 4.4 to PXRE's Registration
          Statement on Form S-2 dated January 29, 1993, as amended by Amendment No. 1 thereto dated February 11, 1993 and by Amendment No.  2 thereto dated  February 23, 1993  (File No. 33-57532),  and incorporated herein  by reference).
   4.2    Indenture,  dated August 31, 1993, between PXRE and The First National Bank of Boston, as Trustee, relating to $75,000,000 principal amount  of 9.75% Senior Notes  of PXRE due 2003  (Exhibit 4.1 to PXRE's  Quarterly
          Report on Form 10-Q for the quarter ended September 30, 1993 (File No. 0-15428), and incorporated herein by reference).
   5      Opinion of Morgan, Lewis & Bockius LLP regarding the legality of the securities being registered.

EXHIBIT
  NO.                                                     DESCRIPTION
-------   -----------------------------------------------------------------------------------------------------------
   8.1    Form  of opinion of Morgan, Lewis & Bockius  LLP regarding certain federal income tax consequences relating to the Merger.
   8.2    Form of opinion of Davis Polk & Wardwell regarding certain federal income tax consequences relating to  the
          Merger.
  23.1    Consent of Price Waterhouse LLP as to financial statements of PXRE.
  23.2    Consent of Price Waterhouse LLP as to financial statements of Transnational.
  23.3    Consent of Morgan, Lewis & Bockius LLP.
  23.4    Consent of Davis Polk & Wardwell.
  23.5    Consent of Dillon, Read & Co. Inc.
  23.6    Consent of Donaldson, Lufkin & Jenrette Securities Corp.
  24.     Powers of Attorney.
  99.1    Form of proxy for the Special Meeting of Stockholders of PXRE.
  99.2    Form of proxy for the Special Meeting of Stockholders of Transnational.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to information called for by the other items of the applicable form.

     (2) The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison, State of New Jersey, on October 30, 1996.

                                          PXRE CORPORATION
                                          (Registrant)

                                          By         /s/ GERALD L. RADKE
                                             ...................................
                                                      GERALD L. RADKE
                                             CHAIRMAN OF THE BOARD, PRESIDENT,
                                            CHIEF EXECUTIVE OFFICER AND DIRECTOR

     Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   NAME                                        TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
           /s/ GERALD L. RADKE              Chairman of the Board, President, Chief         October 30, 1996
 .........................................    Executive Officer and Director (Principal
             GERALD L. RADKE                  Executive Officer)

          /s/ SANFORD M. KIMMEL             Vice President, Treasurer and Chief             October 30, 1996
 .........................................    Financial Officer (Principal Financial
            SANFORD M. KIMMEL                 Officer)

             /s/ JOAN L. CADD               Vice President and Controller                   October 30, 1996
 .........................................
               JOAN L. CADD

                    *                       Director                                        October 30, 1996
 .........................................
           ROBERT W. FIONDELLA

                    *                       Director                                        October 30, 1996
 .........................................
              BERNARD KELLY

                    *                       Director                                        October 30, 1996
 .........................................
              WENDY LUSCOMBE

                    *                       Director                                        October 30, 1996
 .........................................
             EDWARD P. LYONS

                    *                       Director                                        October 30, 1996
 .........................................
           PHILIP R. MCLOUGHLIN

                    *                       Director                                        October 30, 1996
 .........................................
            DAVID W. SEARFOSS

                    *                       Director                                        October 30, 1996
 .........................................
           DONALD H. TRAUTLEIN

                    *                       Director                                        October 30, 1996
 .........................................
               WILSON WILDE

       *       /s/ GERALD L. RADKE
 .........................................
             GERALD L. RADKE
             ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT
 NUMBER                                               DESCRIPTION                                               PAGE
--------   --------------------------------------------------------------------------------------------------   ----
   2       Agreement  and Plan  of Merger, dated  as of  August 22, 1996,  between PXRE  and Transnational Re
           Corporation ('Transnational'), as amended by  Amendment No. 1 dated as  of September 27, 1996  and
           Amendment  No.  2  dated  as  of  October  24, 1996  (included  as  Annex  A  to  the  Joint Proxy
           Statement/Prospectus).
   3.1     Restated Certificate of  Incorporation of PXRE  (Exhibit 3.1 to  PXRE's Registration Statement  on
           Form  S-1 dated August 29, 1986, as amended by Amendment No. 1 thereto dated February 19, 1987 and by Amendment No. 2 thereto dated March 25, 1987 (File No. 33-8406), and incorporated by  reference herein).
   3.2     Certificate  of Designations  designating the Series  A Cumulative Convertible  Preferred Stock of
           PXRE (Exhibit 4.5 to PXRE's Registration Statement on Form S-2 dated February 21, 1992, as amended by Amendment No. 1 thereto dated April 1, 1992 and by Amendment No. 2 thereto dated April 13, 1992 and by Amendment  No. 3  thereto dated April  23, 1992  (File No. 33-45893),  and incorporated  by reference herein).
   3.3     Certificate  of Amendment  to PXRE's  Restated Certificate  of Incorporation,  dated May  20, 1993
           (Exhibit 4.3 to PXRE's Registration Statement  on Forms S-8 and S-3  dated June 3, 1993 (File  No.
           33-63768), and incorporated by reference herein).
   3.4     Certificate  of Amendment  to PXRE's  Restated Certificate  of Incorporation,  dated May  19, 1994
           (Exhibit 3 to PXRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1994  (File
           No. 0-15428), and incorporated by reference herein).
   3.5     By-Laws  of PXRE (Exhibit 3.2 to PXRE's Registration  Statement on Form S-1 dated August 29, 1986, as amended by Amendment No. 1 thereto dated February 19, 1987 and by Amendment No. 2 thereto dated
           March 25, 1987 (File No. 33-8406), and incorporated by reference herein).
   3.6     Amendment to By-Laws  of PXRE, Article  IV, Section  1, dated June  8, 1995 (Exhibit  3 to  PXRE's
           Annual  Report on Form 10-K  for the fiscal year  ended December 31, 1995  (File No. 0-15428), and incorporated by reference herein).
   4.1     Specimen Certificate of Common  Stock, par value $.01  per share, of PXRE  (Exhibit 4.4 to  PXRE's
           Registration  Statement on Form S-2 dated January 29,  1993, as amended by Amendment No. 1 thereto dated February  11,  1993 and  by  Amendment No.  2  thereto dated  February  23, 1993  (File  No.
           33-57532), and incorporated herein by reference).
   4.2     Indenture,  dated August 31, 1993, between PXRE and The First National Bank of Boston, as Trustee,
           relating to $75,000,000 principal amount  of 9.75% Senior Notes of  PXRE due 2003 (Exhibit 4.1  to
           PXRE's  Quarterly Report on Form 10-Q for the quarter ended September 30, 1993 (File No. 0-15428), and incorporated herein by reference).
   5       Opinion of Morgan, Lewis & Bockius LLP regarding the legality of the securities being registered.*
   8.1     Form of opinion of Morgan, Lewis &  Bockius LLP regarding certain federal income tax  consequences relating to the Merger.*
   8.2     Form  of  opinion of  Davis  Polk &  Wardwell regarding  certain  federal income  tax consequences relating to the Merger.*
  23.1     Consent of Price Waterhouse LLP as to financial statements of PXRE.*
  23.2     Consent of Price Waterhouse LLP as to financial statements of Transnational.*
  23.3     Consent of Morgan, Lewis & Bockius LLP.*
  23.4     Consent of Davis Polk & Wardwell.*
  23.5     Consent of Dillon, Read & Co. Inc.*
  23.6     Consent of Donaldson, Lufkin & Jenrette Securities Corp.*
  24.      Powers of Attorney.*
  99.1     Form of proxy for the Special Meeting of Stockholders of PXRE.*
  99.2     Form of proxy for the Special Meeting of Stockholders of Transnational.*

------------

*  Filed herewith